OPORTUN CCW TRUST,
as Issuer
and
WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Indenture Trustee, as Securities Intermediary and as Depositary Bank

INDENTURE
Dated as of December 20, 2021

Variable Funding Asset Backed Notes

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Exhibits A-D and Schedules 1-2 to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K.

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Exhibits:
Exhibit A:    Form of Release and Reconveyance of Trust Estate
Exhibit B:    Form of Lien Release
Exhibit C:    Form of Class A Note
Exhibit D:    Form of Monthly Statement

Schedule 1    Perfection Representations, Warranties and Covenants
Schedule 2    List of Proceedings

INDENTURE, dated as of December 20, 2021, between OPORTUN CCW TRUST, a Delaware statutory trust, as issuer (the “Issuer”) and WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association with trust powers, as Indenture Trustee, as Securities Intermediary and as Depositary Bank.
W I T N E S S E T H:
WHEREAS, the Issuer has duly executed and delivered this Indenture to provide for the issuance of Notes, issuable as provided in this Indenture; and
WHEREAS, all things necessary to make this Indenture a legal, valid and binding agreement of the Issuer, enforceable in accordance with its terms, have been done, and the Issuer proposes to do all the things necessary to make the Notes, when executed by the Issuer and authenticated and delivered by the Indenture Trustee hereunder and duly issued by the Issuer, the legal, valid and binding obligations of the Issuer as hereinafter provided;
WHEREAS, simultaneously with the delivery of this Indenture, the Issuer is entering into the Transfer Agreement pursuant to which the Depositor and the Depositor Receivables Trustee for the benefit of the Depositor will convey to the Issuer all of their respective right, title and interest in, to and under certain Transferred Receivables.
NOW, THEREFORE, for and in consideration of the premises and the receipt of the Notes by the Holders, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, as follows:
GRANTING CLAUSE
The Issuer hereby grants to the Indenture Trustee at the Closing Date, for the benefit of the Indenture Trustee, the Indenture Trustee in any other capacity hereunder, including Depositary Bank, Certificate Registrar and Securities Intermediary, and the Noteholders (the “Secured Parties”), to secure the Secured Obligations, a continuing Lien on and security interest in all of the Issuer’s right, title and interest in, to and under the following property whether now owned or hereafter acquired, now existing or hereafter created and wherever located: (a) all Transferred Receivables; (b) all Collections thereon received after the applicable Cut-Off Date and related Recoveries; (c) all Related Security; (d) all other Transferred Assets, (e) the Collection Account, the Reserve Account and any other account maintained by the Indenture Trustee for the benefit of the Secured Parties as trust accounts (each such account, a “Trust Account”), all monies from time to time deposited therein and all money, instruments, investment property and other property from time to time credited thereto or on deposit therein;

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(f) all certificates and instruments, if any, representing or evidencing any or all of the Trust Accounts or the funds on deposit therein from time to time; (g) all investments made at any time and from time to time with moneys in the Trust Accounts; (h) the Servicing Agreement, the Purchase Agreement and the Transfer Agreement; (i) all accounts, chattel paper, commercial tort claims, deposit accounts, documents, general intangibles, goods, instruments, investment property, letter-of-credit rights, letters of credit, money, and oil, gas and other minerals, (j) all additional property that may from time to time hereafter be subjected to the grant and pledge made by the Issuer or by anyone on its behalf; (k) all present and future claims, demands, causes and choses in action and all payments on or under the foregoing; and (l) all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of all of the foregoing and the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, investment property, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing (collectively, the “Trust Estate”).
The foregoing Grant is made in trust to secure the payment of principal of and interest on, and any other amounts owing in respect of, the Secured Obligations, equally and ratably without prejudice, priority or distinction except as set forth herein, and to secure compliance with the provisions of this Indenture, all as provided in this Indenture.
The Issuer hereby assigns to the Indenture Trustee all of the Issuer’s power to authorize an amendment to the financing statement filed with the Delaware Secretary of State relating to the security interest granted to (i) the Issuer by the Depositor and the Depositor Receivables Trustee for the benefit of the Depositor pursuant to the Transfer Agreement and (ii) the Depositor and the Depositor Receivables Trustee for the benefit of the Depositor by the Seller pursuant to the Purchase Agreement; provided, however, that the Indenture Trustee shall be entitled to all the protections of Article 11, including Sections 11.1(g) and 11.2(k), in connection therewith, and the obligations of the Issuer under Sections 8.2(i) and 8.3(j) shall remain unaffected.
The Indenture Trustee, for the benefit of the Secured Parties, hereby acknowledges such Grant, accepts the trusts under this Indenture in accordance with the provisions of this Indenture and the Lien on the Trust Estate conveyed by the Issuer pursuant to the Grant, declares that it shall maintain such right, title and interest, upon the trust set forth, for the benefit of all Secured Parties, subject to Sections 11.1 and 11.2, and agrees to perform its duties required in this Indenture in accordance with the terms of this Indenture.
DESIGNATION
(a)    There are hereby created one class of notes to be issued pursuant to this Indenture and such notes shall be substantially in the form of Exhibit C hereto, executed by or on behalf of the Issuer and authenticated by the Indenture Trustee and designated generally Variable Funding Asset Backed Notes, Class A (the “Class A Notes” or the “Notes”). The Notes shall be issued with maximum principal amounts in minimum denominations of $1,000,000 and integral multiples of $10,000 in excess thereof.
(b)    The Class A Notes will be variable funding notes.
ARTICLE 1.

DEFINITIONS AND INCORPORATION BY REFERENCE

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Section 1.1. Definitions. Certain capitalized terms used herein (including the preamble and the recitals hereto) shall have the following meanings:
“Account” means each open-end revolving credit card account, that is identified as an Initial Account or an Additional Account. The term “Account” also includes each account into which an Account is transferred (a “Transferred Account”) so long as such Transferred Account (i) has been transferred in accordance with the Credit and Collection Policy and (ii) can be traced or identified, by reference to or by way of any Account Schedule delivered to Depositor or the Depositor Receivables Trustee for the benefit of Depositor and Issuer, as an account into which an Account has been transferred. Any Account that becomes a Defaulted Account shall cease to be an Account for all purposes other than the calculation of Recoveries, and no existing balance or future charges on such account shall be deemed to be Transferred Receivables notwithstanding any subsequent reaffirmation of such account by the Obligor and any resulting action by the related Account Owner. The term Account includes an Additional Account only from and after its Addition Date and excludes any Removed Account after its Removal Date.
“Account Agreement” means with respect to an Account, the agreement by and between the Account Owner and the Obligor thereof governing the terms and conditions of such Account, as such agreement may be amended, restated, supplemented or otherwise modified from time to time.
“Account Owner” means, with respect to any Account, (i) the Initial Originator, or any other entity that, pursuant to a Program Agreement related to such Account, is the issuer of the credit cards related to, or the owner of, such Account, and (ii) if such Account is transferred to a successor Account Owner, such successor Account Owner.
“Account Schedule” has the meaning set forth in the Transfer Agreement.
“Addition Cut-Off Date” has the meaning set forth in the Transfer Agreement.
“Addition Date” has the meaning set forth in the Transfer Agreement.
“Additional Accounts” means any Accounts designated pursuant to Section 2.6 of the Transfer Agreement.
“Additional Interest” has the meaning specified in Section 5.12(d).
“Administrator” shall mean the Person acting in such capacity from time to time pursuant to and in accordance with the Trust Agreement, which shall initially be Oportun, Inc.
“Administrator Order” means a written order or request signed in the name of the Administrator by any one of its Responsible Officers and delivered to the Indenture Trustee.
“ADS Score” means the credit score for an Obligor referred to as the “Alternative Data Score” determined by the Seller in a manner consistent with the WebBank Agreements and the Seller’s proprietary scoring method.
“Advance Rate” means, on any date of determination:
(a)    prior to the Legacy Expiration Date, the applicable “Advance Rate” set forth below based on the Aggregate Class A Note Principal on such date of determination:

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Aggregate Class A Note Principal	Advance Rate
Less than $18,750,000	75.00%
At least $18,750,000 but less than $40,000,000	80.00%
At least $40,000,000 but less than $65,000,000	81.85%
At least $65,000,000 but less than $90,000,000	82.70%
At least $90,000,000 but less than $115,000,000	83.19%
At least $115,000,000	83.61%
(b)     on or after the Legacy Expiration Date, 85.00%.
“Adverse Claim” means a Lien on any Person’s assets or properties in favor of any other Person (including any UCC financing statement or any similar instrument filed against such Person’s assets or properties), other than a Permitted Encumbrance.
“Adverse Effect” means, with respect to any action or event, that such action shall at the time of its occurrence (a) result in the occurrence of a Rapid Amortization Event or an Event of Default pursuant to the Transaction Documents, or (b) materially reduce the amount of payments to be made to the Noteholders pursuant to the Transaction Documents.
“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of voting stock, by contract or otherwise.
“Agent” means any Transfer Agent, Certificate Registrar, Registrar or Paying Agent.
“Aggregate Class A Note Principal” means, on any date of determination, the outstanding principal amount of all Class A Notes, which shall equal the Class A Initial Principal Amount, plus the aggregate amount of any Increases made prior to such date, minus the aggregate amount of principal payments (including, without limitation, any Decreases) made to Noteholders prior to such date.
“Aggregate Committed Purchase Amount” shall have the meaning set forth in the Note Purchase Agreement.
“Aggregate Eligible Receivables Balance” means, with respect to any date of determination, an amount equal to the aggregate of the Principal Balance of all Receivables owned by the Issuer that are Eligible Receivables as of such date of determination (other than any Eligible Receivables that would cause the Concentration Limits to be exceeded).

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“Alternative Rate” means, for any day, the sum of a per annum rate equal to the sum of (i) the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor, “H.15(519)”) for such day opposite the caption “Federal Funds (Effective)” and (ii) 0.50%. If on any relevant day such rate is not yet published in H. 15(519), the rate for such day will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, the “Composite 3:30 p.m. Quotations”) for such day under the caption “Federal Funds Effective Rate.” If on any relevant day the appropriate rate is not yet published in either H.15(519) or the Composite 3:30 p.m. Quotations, the rate for such day will be the arithmetic mean as determined by the Calculation Agent of the rates for the last transaction in overnight Federal funds arranged before 9:00 a.m. (New York time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Calculation Agent.
“Amortization Period” means the period commencing on the date on which the Revolving Period ends and ending on the Facility Termination Date.
“Applicable Margin” has the meaning specified in the Fee Letter, as notified by the Issuer to the Administrator and the Servicer in writing.
“Applicants” has the meaning specified in Section 4.2(b).
“Available Funds” means, with respect to any Monthly Period, the sum of the following, without duplication: (a) any Collections received by the Servicer during such Monthly Period and deposited into the Collection Account no later than the third Business Day following the end of such Monthly Period, including Collections received during such Monthly Period in respect of any annual fees, late fees, returned check fees, and any other fees added to any Account; (b) any amounts on deposit in the Reserve Account in excess of the Reserve Account Requirement; (c) other amounts in the Reserve Account, but only to the extent necessary (after giving effect to clauses (a)–(b) above) to increase the balance of Available Funds to an amount sufficient to pay the amounts required to be paid or distributed pursuant to Section 5.15(a)(i)–(vii); (d) on any Payment Date after the occurrence and during the continuance of an Event of Default, all amounts in the Reserve Account, and (e) all other amounts held in the Reserve Account on the earliest of (i) the date on which there is a Decrease in the Notes, (ii) the Legal Final Payment Date for any class of Notes then outstanding, or (iii) a Payment Date on which such amounts, together with all other Available Funds, would be sufficient to pay the entire outstanding amount of the Notes when applied as provided in Section 5.15 hereof.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Indenture as of such date.
“Bankruptcy Code” means the United States Bankruptcy Code, Title 11, U.S.C, as amended.
“Benchmark” means, initially, One-Month LIBOR; provided that if a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to One-Month LIBOR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement

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to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) or clause (c) of Section 5.17.
“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Required Noteholders, in consultation with the Issuer, for the applicable Benchmark Replacement Date:
(1)    the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment;
(2)    the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment;
(3)    the sum of: (a) the alternate benchmark rate that has been selected by the Required Noteholders and the Issuer as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment;
provided that, in the case of clause (1), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Required Noteholders in their reasonable discretion; provided further that, notwithstanding anything to the contrary in this Indenture or in any other Transaction Document, upon the occurrence of a Term SOFR Transition Event, and the delivery of a Term SOFR Notice, on the applicable Benchmark Replacement Date the “Benchmark Replacement” shall revert to and shall be deemed to be the sum of (a) Term SOFR and (b) the related Benchmark Replacement Adjustment, as set forth in clause (1) of this definition (subject to the first proviso above).
If the Benchmark Replacement as determined pursuant to clause (1), (2) or (3) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Indenture and the other Transaction Documents.
The Required Noteholders shall use commercially reasonable efforts to satisfy any applicable IRS guidance, including Proposed Treasury Regulation 1.1001-6 and any future guidance, to the effect that a Benchmark Replacement will not result in a deemed exchange for U.S. federal income Tax purposes of any Class A Note hereunder.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement:
(1)    for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Required Noteholders:
(a)    the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor; and

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(b)    the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and
(2)    for purposes of clause (3) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Required Noteholders and the Issuer for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for dollar-denominated syndicated credit facilities at such time;
provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Required Noteholders in their reasonable discretion.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Required Noteholders, in consultation with the Issuer, decide may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof in a manner substantially consistent with market practice (or, if the Required Noteholders decide that adoption of any portion of such market practice is not administratively feasible or if the Required Noteholders determine that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Required Noteholders, in consultation with the Issuer, decide is reasonably necessary in connection with the administration of this Indenture and the other Transaction Documents).
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:
(1)    in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);
(2)    in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or component thereof) to be no longer representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any

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Available Tenor of such Benchmark (or component thereof) continues to be provided on such date; or
(3)    in the case of a Term SOFR Transition Event, the date that is thirty (30) days after the date a Term SOFR Notice is provided to the Noteholders and the Issuer pursuant to Section 5.17(c); or
(4)    in the case of an Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Noteholders, so long as the Issuer has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Noteholders, written notice of objection to such Early Opt-in Election from Noteholders comprising the Required Noteholders.
For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:
(1)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(2)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(3)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative; or

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(4)    to the extent the then-current Benchmark is One-Month LIBOR or another benchmark rate derived from LIBOR, any Noteholder reasonably determines (which determination shall be conclusive) that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Noteholder to make, maintain or fund any Note where the interest rate is determined by reference to LIBOR, or to determine or charge interest rates based upon LIBOR, or any Governmental Authority has imposed material restrictions on the authority of such Noteholder to purchase or sell, or to take deposits of, Dollars in the London interbank market.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with Section 5.17 and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with Section 5.17.
“Beneficiary” has the meaning specified in the Trust Agreement.
“Benefit Plan Investor” mean an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, a “plan” as described in Section 4975 of the Code, which is subject to Section 4975 of the Code, or an entity deemed to hold plan assets of any of the foregoing.
“Borrowing Base Amount” means, on any date of determination, the product of (i) the Advance Rate on such date of determination and (ii) the Aggregate Eligible Receivables Balance on such date of determination.
“Borrowing Base Shortfall” means, on any date of determination, the excess, if any, of (i) the Aggregate Class A Note Principal over (ii) the Borrowing Base Amount.
“Business Day” means any day other than a Saturday, Sunday or other day on which banking institutions or trust companies in the States of California, New York or Utah are authorized or obligated by Law to be closed.
“Calculation Agent” means the party designated as such by the Issuer from time to time, with the written consent of the Required Noteholders; initially, the Servicer. The Servicer shall pay to the Calculation Agent from the Servicing Fee reasonable compensation, agreed upon by the Servicer and the Calculation Agent, for the services performed by the Calculation Agent hereunder.
“Capitalized Lease” of a Person means any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.
“Cash Back Account” means an Account that is subject to a cash back reward program.
“Cash Equivalents” means (a) securities with maturities of one hundred twenty (120) days or less from the date of acquisition issued or fully guaranteed or insured by the United

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States government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of one hundred twenty (120) days or less from the date of acquisition and overnight bank deposits of any commercial bank having capital and surplus in excess of $500,000,000, (c) repurchase obligations of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than seven (7) days with respect to securities issued or fully guaranteed or insured by the United States government, (d) commercial paper of a domestic issuer rated at least A-1 or the equivalent thereof by Standard and Poor’s or P-1 or the equivalent thereof by Moody’s and in either case maturing within ninety (90) days after the day of acquisition, (e) securities with maturities of ninety (90) days or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by Standard & Poor’s or A by Moody’s, (f) securities with maturities of ninety (90) days or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (b) of this definition or, (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.
“Certificateholder” means a Holder of a Certificate.
“Certificates” means the trust certificates issued by the Issuer pursuant to the Trust Agreement, representing the beneficial interest in the Issuer.
“Certificate Registrar” shall have the meaning set forth in the Trust Agreement.
“Change in Control” means any of the following:
(a)    with respect to Oportun Financial Corporation:
(i)    any “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of fifty percent (50%) or more of the voting power of the then outstanding Capital Stock of Oportun Financial Corporation entitled to vote generally in the election of the directors of Oportun Financial Corporation; or
(ii) Oportun Financial Corporation consolidates with or merges into another corporation (other than a Subsidiary of Oportun Financial Corporation or conveys, transfers or leases all or substantially all of its property to any person (other than a Subsidiary of Oportun Financial Corporation), or any corporation (other than a Subsidiary of Oportun Financial Corporation) consolidates with or merges into Oportun Financial Corporation, in either event pursuant to a transaction in which the outstanding Capital Stock of Oportun Financial Corporation is reclassified or changed into or exchanged for cash, securities or other property;
(b)    the failure of Oportun Financial Corporation to, directly or indirectly through its Subsidiaries, own 100% of the equity interest of the Seller free and clear of any Lien; or
(c)    the failure of the Seller to, directly or indirectly through its Subsidiaries, own 100% of the equity interest of the Depositor and the Issuer, in each case free and clear of any Lien.

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“Class A Additional Interest” has the meaning specified in Section 5.12(a).
“Class A Deficiency Amount” has the meaning specified in Section 5.12(a).
“Class A Initial Principal Amount” means the aggregate initial principal amount of the Class A Notes on the Closing Date, which was $41,000,000.00.
“Class A Maximum Principal Amount” means $150,000,000.
“Class A Monthly Interest” has the meaning specified in Section 5.12(a).
“Class A Note Principal” means, on any date of determination and with respect to any Class A Note, the outstanding principal amount of such Class A Note.
“Class A Note Rate” means, with respect to any day, a variable rate per annum equal to the sum of (i) the Benchmark on such day (or if the Alternative Rate applies on such day pursuant to Section 5.17, the Alternative Rate), plus (ii) (x) during the Revolving Period, the Applicable Margin and (y) otherwise, the Default Margin.
“Class A Noteholder” means a Holder of a Class A Note.
“Class A Notes” has the meaning specified in paragraph (a) of the Designation.
“Closing Date” means December 20, 2021.
“Code” means the Internal Revenue Code of 1986, as amended, and the rules and Treasury Regulations promulgated thereunder.
“Collection Account” has the meaning specified in Section 5.3(a).
“Collections” means, for any Transferred Receivable for any period (if applicable), (a) the sum of all amounts (including insurance proceeds), whether in the form of cash, checks, drafts, instruments or otherwise, received in payment of, or applied to, any amount owed by an Obligor on account of such Transferred Receivable during such period (other than Recoveries), including other fees and charges, including (i) amounts received from the Depositor pursuant to Section 2.5 or Section 6.1(d) of the Transfer Agreement and (ii) amounts received from the Servicer pursuant to Section 2.7 of the Servicing Agreement, (b) cash proceeds of Related Security with respect to such Transferred Receivable, (c) the amount of Interchange allocable to the Trust Portfolio and (d) Investment Earnings with respect to the Trust Accounts. All Recoveries with respect to Receivables previously charged-off as uncollectible will be treated as Collections of Finance Charge Receivables.
“Commission” means the U.S. Securities and Exchange Commission, and its successors.
“Committed Purchase Amount” shall have the meaning set forth in the Note Purchase Agreement.
“Concentration Limits” shall be deemed breached if any of the following is true on any date of determination (unless otherwise specified below, “weighted average” refers to an average weighted by Outstanding Receivables Balance):
(i)    the aggregate Outstanding Receivables Balance of all Eligible Receivables the Obligors of which have ADS Scores of less than or equal to 520 exceeds 5.0% of the aggregate Outstanding Receivables Balance of all Eligible Receivables;

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(ii)    the aggregate Outstanding Receivables Balance of all Eligible Receivables the Obligors of which have PF Scores of less than or equal to 500 exceeds 5.0% of the aggregate Outstanding Receivables Balance of all Eligible Receivables;
(iii)    the aggregate Outstanding Receivables Balance of all Eligible Receivables the Obligors of which have VantageScores of less than or equal to 520 exceeds 5.0% of the aggregate Outstanding Receivables Balance of all Eligible Receivables;
(iv)    the aggregate Outstanding Receivables Balance of all Eligible Receivables the Obligors of which do not have VantageScores exceeds 15.0% of the aggregate Outstanding Receivables Balance of all Eligible Receivables;
(v)    the weighted average credit score of the related Obligors of all Eligible Receivables (excluding any Eligible Receivables the Obligors of which has no (or a zero) credit score) is less than: (x) PF Score: 550 and (y) VantageScore: 550;
(vi)    the aggregate Outstanding Receivables Balance of all Eligible Receivables the Obligors of which have billing addresses in the single state with the highest concentration of Obligors (by Outstanding Receivables Balance) exceeds 40.0% of the aggregate Outstanding Receivables Balance of all Eligible Receivables;
(vii)    the aggregate Outstanding Receivables Balance of all Eligible Receivables the Obligors of which have billing addresses in the top three states with the highest concentration of Obligors (by Outstanding Receivables Balance) exceeds 60.0% of the aggregate Outstanding Receivables Balance of all Eligible Receivables;
(viii)    the weighted average 60+ days delinquency status of all Eligible Receivables exceeds 15.0%;
(ix)    the aggregate Outstanding Receivables Balance of all Eligible Receivables arising under Test Accounts exceeds 10.0% of the aggregate Outstanding Receivables Balance of all Eligible Receivables;
(x)    commencing with the third Monthly Period, the Three-Month Weighted Average Yield is less than 20% (in which case Receivables shall be excluded from the Aggregate Eligible Receivables Balance until such Concentration Limit is no longer exceeded, starting with the Receivables with the lowest yield for purposes of calculating the Three-Month Weighted Average Yield);
(xi)    commencing with the sixth Monthly Period the Six-Month Weighted Average Yield is less than 25% (in which case Receivables shall be excluded from the Aggregate Eligible Receivables Balance until such Concentration Limit is no longer exceeded, starting with the Receivables with the lowest yield for purposes of calculating the Six-Month Weighted Average Yield);
(xii)    the aggregate Outstanding Receivables Balance of all Eligible Receivables related to Accounts that are, or previously have been, subject to a Hardship Program exceeds 10.0% of the aggregate Outstanding Receivables Balance of all Eligible Receivables; or
(xiii)    the aggregate Outstanding Receivables Balance of all Eligible Receivables related to Cash Back Accounts exceeds 10.0%.

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“Consolidated Parent” means initially, Oportun Financial Corporation, a Delaware corporation, and any successor to Oportun Financial Corporation as the indirect or direct parent of Oportun, the financial statements of which are for financial reporting purposes consolidated with Oportun in accordance with GAAP, or if there is none, then Oportun.
“Contingent Liability” means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, obligation or any other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person’s obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount (or maximum outstanding principal amount, if larger) of the debt, obligation or other liability guaranteed thereby.
“Corporate Trust Office” means the principal office of the Indenture Trustee and the Certificate Registrar, as applicable, at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this Indenture is located at 1100 N. Market Street, Wilmington, DE 19890, Attention: Oportun CCW Trust - Corporate Trust Administration.
“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.
“Coverage Test” has the meaning specified in Section 5.4(c).
“Credit and Collection Policies” means the policies and procedures of an Account Owner relating to the operation of its credit card business, including the Account Owner’s policies and procedures for determining the creditworthiness of Obligors and the extension of credit to Obligors, and relating to the maintenance of credit card accounts and collection of credit card receivables, as such policies and procedures may be amended from time to time.
“Credit Risk Retention Rules” means Regulation RR (17 C.F.R. Part 246), as such rule may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Department of Treasury, the Federal Reserve System, the Federal Deposit Insurance Corporation, the Federal Housing Finance Agency, the Securities and Exchange Commission and the Department of Housing and Urban Development in the adopting release (79 F.R. 77601 et seq.) or by the staff of any such agency, or as may be provided by any such agency or its staff from time to time, in each case, as effective from time to time.
“Cut-Off Date” means (i) in the case of the Initial Accounts, the Initial Cut-Off Date and (ii) in the case of Additional Accounts, the Addition Cut-Off Date.
“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which may include a lookback) being established by the Required Noteholders in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans; provided, that if the Required Noteholders decide that any such convention is not administratively feasible, then the Required Noteholders may establish another convention in their reasonable discretion.
“Date of Processing” means, as to any transaction, the day on which the transaction is first recorded on the Servicer’s computer file of credit accounts (without regard to the effective

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date of such recordation) which in any case shall not be later than five (5) Business Days after receipt thereof.
“Decrease” means a reduction in the Aggregate Class A Note Principal in accordance with Section 3.2.
“Default” means any occurrence that is, or with notice or lapse of time or both would become, an Event of Default, a Servicer Default or a Rapid Amortization Event.
“Default Margin” has the meaning specified in the Fee Letter, as notified by the Issuer to the Administrator and the Servicer in writing.
“Defaulted Receivable” has the meaning set forth in the Purchase Agreement.
“Definitive Notes” has the meaning specified in Section 2.18.
“Default Percentage” means, for any Monthly Period, the aggregate Outstanding Receivables Balance of all Receivables that became Defaulted Receivables during such Monthly Period, less Recoveries received during such Monthly Period, expressed as an annualized percentage of the aggregate Outstanding Receivables Balance of all Eligible Receivables as of the last day of such Monthly Period.
“Delinquent Receivable” has the meaning set forth in the Purchase Agreement.
“Depositary Bank” has the meaning specified in Section 5.3(f) and shall initially be Wilmington Trust, National Association, acting in such capacity under this Indenture.
“Depositor” means Oportun CCW Depositor, LLC, a special purpose limited liability company established under the laws of Delaware.
“Depositor Receivables Trust Agreement” means the Depositor Receivables Trust Agreement, dated as of the Closing Date, between the Depositor and the Depositor Receivables Trustee, as the same may be amended or supplemented from time to time.
“Depositor Receivables Trustee” means Wilmington Savings Fund Society, FSB, a federal savings bank.
“Determination Date” means the third Business Day prior to each Payment Date.
“Distributable Funds” means, with respect to any Payment Date, an amount equal to the sum of (i) the Available Funds for the related Monthly Period, plus (ii) the amount of funds deposited into the Collection Account pursuant to Section 3.2 since the prior Payment Date.
“Dollars” and the symbol “$” mean the lawful currency of the United States.
“Early Opt-in Election” means, if the then-current Benchmark is One-Month LIBOR, the occurrence of:
(1)    a notification by the Required Noteholders or the Issuer to each of the other parties hereto and the other Noteholders that at least five currently outstanding dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and

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(2)    the joint election by the Required Noteholders and the Issuer to trigger a fallback from One-Month LIBOR and the provision by the Issuer of written notice of such election to each of the other parties hereto and the Noteholders.
“Eligible Receivable” has the meaning set forth in the Purchase Agreement.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.
“ERISA Affiliate” means, with respect to any Person, (i) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as such Person; (ii) any trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with such Person; or (iii) any member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as such Person.
“ERISA Event” means any of the following: (i) the failure to satisfy the minimum funding standard under Section 302 of ERISA or Section 412 of the Code with respect to any Pension Plan; (ii) the filing by the Pension Benefit Guaranty Corporation or a plan administrator of any notice relating to an intention to terminate any Pension Plan or Pension Plans or an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or grounds to appoint a trustee to administer any Pension Plan; (iii) the complete withdrawal or partial withdrawal by any Person or any of its ERISA Affiliates from any Multiemployer Plan; (iv) any “reportable event” as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Pension Plan (other than an event for which the 30-day notice period is waived), (v) the commencement of proceedings by the Pension Benefit Guaranty Corporation to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the termination of any Pension Plan (vi) the receipt by the Issuer, the Seller, the initial Servicer, or any ERISA Affiliate of any notice concerning a determination that a Multiemployer Plan is, or is expected to be insolvent within the meaning of Title IV of ERISA; or (vii) the imposition of any liability under Title IV of ERISA, other than for Pension Benefit Guaranty Corporation premiums due but not delinquent under Section 4007 of ERISA, upon any Person or any of its ERISA Affiliates with respect to a Pension Plan.
“ERISA Lien” has the meaning specified in Section 7.1(q).
“Event of Default” has the meaning specified in Section 10.1.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Facility Termination Date” means the earliest to occur of (a) the Payment Date on which the Notes, plus all other amounts due and owing to the Noteholders, are paid in full, (b) the Legal Final Payment Date and (c) the Indenture Termination Date.
“FATCA” means the Foreign Account Tax Compliance Act provisions, sections 1471 through to 1474 of the Code (including any regulations or official interpretations issued with respect thereof or agreements thereunder and any amended or successor provisions).
“FATCA Withholding Tax” means any withholding or deduction required pursuant to FATCA.
“Fee Letter” means the letter agreement, dated as of the date hereof, among the Issuer and the Noteholders.

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“Finance Charge Receivables” means Receivables created in respect of periodic finance charges, cash advance fees, membership fees and annual service charges, late fees, returned check fees and all other similar fees and charges billed or accrued and unpaid on an Account designated to the Trust Portfolio.
“Financial Covenants” means each of the Leverage Ratio Covenant, the Liquidity Covenant and the Tangible Net Worth Covenant.
“Fiscal Year” means any period of twelve consecutive calendar months ending on December 31.
“Fitch” means Fitch, Inc.
“Floor” means the benchmark rate floor, if any, provided in this Indenture initially (as of the execution of this Indenture, the modification, amendment or renewal of this Indenture or otherwise) with respect to One-Month LIBOR.
“GAAP” means those principles of accounting set forth in pronouncements of the Financial Accounting Standards Board, the American Institute of Certified Public Accountants or which have other substantial authoritative support and are applicable in the circumstances as of the date of a report , as such principles are from time to time supplemented and amended.
“Governmental Authority” means any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of any such government or political subdivision, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.
“Grant” means the Issuer’s grant of a Lien on the Trust Estate as set forth in the Granting Clause of this Indenture.
“Hardship Program ” means any program of an Account Owner, established pursuant to the Credit and Collection Policies, to provide payment relief to Obligors who have suffered a temporary life event and who demonstrate a willingness and ability to make payments on their Account.
“Holder” means the Person in whose name a Note is registered in the Note Register.
“In-Store Payments” means payments received from or on behalf of Obligors at a retail location operated by the Seller or its partners.
“Increase” has the meaning specified in Section 3.1(b).
“Indebtedness” means, with respect to any Person, such Person’s (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of property other than accounts payable arising in the ordinary course of such Person’s business on terms customary in the trade, (iii) obligations, whether or not assumed, secured by Liens on or payable out of the proceeds or production from, property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) Capitalized Lease obligations and (vi) obligations of another Person of a type described in clauses (i) through (v) above, for which such Person is obligated pursuant to a guaranty, put or similar arrangement.
“Indenture” means this Indenture, as amended, restated, modified or supplemented from time to time.

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“Indenture Termination Date” has the meaning specified in Section 12.1.
“Indenture Trustee” means initially Wilmington Trust, National Association, acting in such capacity under this Indenture, and its successors and any corporation resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee appointed in accordance with the provisions of this Indenture.
“Independent” means, when used with respect to any specified Person, that such Person (a) is in fact independent of the Issuer, any other obligor upon the Notes, the initial Servicer, the Seller, the Depositor and any Affiliate of any of the foregoing Persons, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the initial Servicer, the Seller, the Depositor or any Affiliate of any of the foregoing Persons and (c) is not connected with the Issuer, any such other obligor, the initial Servicer, the Seller, the Depositor or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.
“Independent Certificate” means a certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 15.1, prepared by an Independent appraiser or other expert appointed by an Issuer Order or an Administrator Order and approved by the Indenture Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of “Independent” in this Indenture and that the signer is Independent within the meaning thereof.
“Ineligible Receivable” means any Transferred Receivable designated as an “Ineligible Receivable” by the Depositor pursuant to Section 6.1(c) of the Transfer Agreement.
“Initial Account” means each revolving credit card account identified in the Account Schedule delivered in connection with the initial designation of Accounts pursuant to the Transfer Agreement.
“Initial Cut-Off Date” has the meaning set forth in the Transfer Agreement.
“Initial Originator” means WebBank, a Utah state-chartered bank.
“Insolvency Event” shall be deemed to have occurred with respect to a Person if:
(a)    a Proceeding shall be commenced, without the application or consent of such Person, before any Governmental Authority, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or adjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee or the like for such Person or all or substantially all of its assets, or any similar action with respect to such Person under any Law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and in the case of any Person, such Proceeding shall continue undismissed, or unstayed and in effect, for a period of sixty (60) consecutive days; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy Laws or other similar Laws now or hereafter in effect; or
(b)    such Person shall (i) consent to the institution of any Proceeding or petition described in clause (a) of this definition, or (ii) commence a voluntary Proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar Law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or other similar official for such Person or for any substantial part of its property, or shall make any general assignment for the benefit of

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creditors, or shall fail to, or admit in writing its inability to, pay its debts generally as they become due, or, if a corporation or similar entity, its board of directors shall vote to implement any of the foregoing.
“Interest Period” means, with respect to any Payment Date, the prior Monthly Period.
“Investment Company Act” means the Investment Company Act of 1940, as amended.
“Investment Earnings” means all interest and earnings (net of losses and investment expenses) accrued on funds on deposit in the Trust Accounts.
“Issuer” has the meaning specified in the preamble of this Indenture.
“Issuer Distributions” has the meaning specified in Section 5.4(c).
“Issuer Order” and “Issuer Request” means a written order or request signed in the name of the Issuer by any one of its Responsible Officers and delivered to the Indenture Trustee.
“Law” means any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Governmental Authority.
“Legacy Additional Interest” has the meaning specified in the Fee Letter, as notified by the Issuer to the Servicer in writing.
“Legacy Expiration Date” means February 5, 2023.
“Legal Final Payment Date” means the Payment Date immediately following the 365th day after the commencement of the Amortization Period.
“Leverage Ratio” means, on any date of determination, the ratio of (i) Liabilities to (ii) Tangible Net Worth.
“Leverage Ratio Covenant” means that the Parent will have a maximum Leverage Ratio equal to the lesser of (i) 7.5:1 and (ii) the maximum leverage ratio or similar covenant for the Parent set forth in any Oportun Comparable Facility.
“Liabilities” means, on any date of determination, the total liabilities which would appear on the balance sheet of the Parent and its Subsidiaries determined on a consolidated basis in accordance with GAAP.
“LIBOR” has the meaning assigned to such term in Section 5.12(b).
“Lien” means any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the UCC or comparable Law of any jurisdiction).
“Liquidity Covenant” means that the Seller will have a minimum liquidity equal to the greater of (i) $10,000,000, equal to unrestricted cash or Cash Equivalents, and (ii) the minimum liquidity or similar covenant for the Seller set forth in any Oportun Comparable Facility.

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“London Banking Day” means, for the purpose of determining One-Month LIBOR, any day that banking institutions in London, England are open for business other than a Saturday, Sunday or other day on which banking institutions in London, England trading in Dollar deposits in the London interbank market are authorized or obligated by law or executive order to be closed.
“Material Adverse Effect” means any event or condition which would have a material adverse effect on (i) the collectability of any material portion of the Receivables, (ii) the condition (financial or otherwise), businesses or properties of the Issuer, the Depositor, the Servicer or the Seller, (iii) the ability of the Issuer, the Depositor or the Seller to perform its respective obligations under the Transaction Documents or the ability of the Servicer to perform its obligations under the Servicer Transaction Documents or (iv) the interests of the Indenture Trustee or any Secured Party in the Trust Estate or under the Transaction Documents.
“Monthly Period” means the period from and including the first day of a calendar month to and including the last day of a calendar month; provided, however, that the first Monthly Period shall be the period from and including the Closing Date to and including January 31, 2022.
“Monthly Servicer Report” means a report substantially in the form attached as Exhibit B to the Servicing Agreement or in such other form as the Servicer may determine to be necessary or desirable (with the prior written consent of the Indenture Trustee and the Required Noteholders).
“Monthly Statement” means a statement substantially in the form attached hereto as Exhibit D, with such changes as the Servicer may determine to be necessary or desirable (with prior written consent of the Required Noteholders).
“Moody’s” means Moody’s Investors Service, Inc.
“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA with respect to which the Seller, the Issuer, the Servicer or any of their respective ERISA Affiliates is making, is obligated to make, or has made or been obligated to make, contributions.
“Note Principal” means on any date of determination the then outstanding principal amount of the Notes.
“Note Purchase Agreement” means the agreement among WebBank, as an initial Class A Noteholder, each of the other Class A Noteholders from time to time party thereto, Oportun, Inc., the Depositor and the Issuer, dated as the date hereof, pursuant to which each of the Class A Noteholders have agreed to purchase an interest in the Class A Notes from the Issuer, subject to the terms and conditions set forth therein, as amended, supplemented or otherwise modified from time to time.
“Note Register” has the meaning specified in Section 2.6(a).
“Noteholder” means with respect to any Note, the holder of record of such Note.
“Notes” has the meaning specified in paragraph (a) of the Designation.
“NYFRB” means the Federal Reserve Bank of New York.
“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

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“Obligor” means, with respect to any Receivable, the Person or Persons obligated to make payments with respect to such Receivable, including any guarantor thereof.
“Officer’s Certificate” means a certificate signed by any Responsible Officer of the Person providing the certificate.
“One-Month LIBOR” means, with respect to any day of determination, the composite London interbank offered rate for one-month Dollar deposits determined by the Calculation Agent for such day in accordance with the provisions of Section 5.17 (or if such day is not a London Banking Day, then the immediately preceding London Banking Day); provided that if One-Month LIBOR as so determined would be less than 0%, such rate shall be deemed to be 0% for the purposes of this Indenture.
“Opinion of Counsel” means one or more written opinions of counsel to the Issuer, the Depositor, the Seller or the Servicer who (except in the case of opinions regarding matters of organizational standing, power and authority, conflict with organizational documents, conflict with agreements other than Transaction Documents, qualification to do business, licensure and litigation or other Proceedings) shall be external counsel, satisfactory to the Indenture Trustee, which opinions shall comply with any applicable requirements of Section 15.1 and TIA Section 314, if applicable, and shall be in form and substance satisfactory to the Indenture Trustee, and shall be addressed to the Indenture Trustee. An Opinion of Counsel may, to the extent same is based on any factual matter, rely on an Officer’s Certificate as to the truth of such factual matter.
“Oportun” means Oportun, Inc., a Delaware corporation.
“Oportun Comparable Facility” means each of (i) the consumer loan credit facility involving Oportun PLW, LLC, as borrower, and (ii) the consumer loan-backed residual certificate financing facility involving Oportun RF, LLC, as issuer.
“Outstanding Receivables Balance” means, as of any date with respect to any Receivable, an amount equal to the outstanding principal balance for such Receivable; provided, however, that if not otherwise specified, the term “Outstanding Receivables Balance” shall refer to the Outstanding Receivables Balance of all Receivables collectively.
“Owner Trustee” means Wilmington Savings Fund Society, FSB, a federal savings bank.
“Parent” means Oportun Financial Corporation.
“Paying Agent” means any paying agent appointed pursuant to Section 2.7 and shall initially be the Indenture Trustee.
“Payment Date” means February 8, 2022 and the eighth (8th) day of each calendar month thereafter, or if such eighth (8th) day is not a Business Day, the next succeeding Business Day.
“Pension Plan” means an “employee pension benefit plan” as described in Section 3(2) of ERISA (excluding a Multiemployer Plan) that is subject to Title IV of ERISA or Section 302 of ERISA or 412 of the Code, and in respect of which the Issuer, the Seller, the initial Servicer or any ERISA Affiliate thereof is, or at any time during the immediately preceding six (6) years was, an “employer” as defined in Section 3(5) of ERISA, or with respect to which the Issuer, the Seller, the initial Servicer or any of their respective ERISA Affiliates has any liability, contingent or otherwise.

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“Perfection Representations” means the representations, warranties and covenants set forth in Schedule 1 attached hereto.
“Permissible Uses” means the use of funds by the Issuer to (a) pay the Depositor for additional Receivables, including in connection with Issuer Distributions pursuant to Section 5.4(c), subject to the limitations therein, or (b) pay amounts payable to Noteholders in connection with a Decrease.
“Permitted Encumbrance” means (a) with respect to the Issuer or the Depositor, any item described in clause (i), (iv), (vi) or (vii) of the following, and (b) with respect to the Seller, any item described in clauses (i) through (vii) of the following:
(i)Liens for taxes and assessments that are not yet due and payable or that are being contested in good faith and for which reserves have been established, if required in accordance with GAAP;
(ii)Liens of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which the Seller shall at any time in good faith be prosecuting an appeal or proceeding for a review and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;
(iii)Liens incidental to the conduct of business or the ownership of properties and assets (including mechanics’, carriers’, repairers’, warehousemen’s and statutory landlords’ liens and liens to secure the performance of leases) and Liens to secure statutory obligations, surety or appeal bonds or other Liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money, provided in each case, the obligation secured is not overdue, or, if overdue, is being contested in good faith by appropriate actions or Proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;
(iv)Liens in favor of the Indenture Trustee, or otherwise created by the Issuer, the Depositor, the Depositor Receivables Trustee, the Seller or the Indenture Trustee pursuant to the Transaction Documents;
(v)Liens that, in the aggregate do not exceed $250,000 (such amount not to include Permitted Encumbrances under clauses (i) through (iv) or (vi)) and which, individually or in the aggregate, do not materially interfere with the rights under the Transaction Documents of the Indenture Trustee or any Noteholder in any of the Receivables;
(vi)any Lien created in favor of the Issuer, the Depositor, the Depositor Receivables Trustee or the Seller in connection with the purchase of any Receivables by the Issuer, the Depositor, the Depositor Receivables Trustee or the Seller and covering such Receivables that are sold to the Seller, the Depositor, the Depositor Receivables Trustee or the Issuer pursuant to the Transaction Documents; and
(vii)any Lien created in favor of the Seller or an Affiliate of the Seller in connection with the purchase of any Receivables by the Seller or such Affiliate and covering such Receivables that are sold by WebBank to the Seller or such Affiliate under the WebBank Agreements.

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“Permitted Investments” means book-entry securities, uncertificated securities, negotiable instruments or securities represented by instruments in bearer or registered form and that evidence:
(a)direct obligations of, and obligations fully guaranteed as to the full and timely payment by, the United States;
(b)demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the Laws of the United States or any state thereof or the District of Columbia (or any domestic branch of a foreign bank) and subject to supervision and examination by federal or state banking or depository institution authorities (including depository receipts issued by any such institution or trust company as custodian with respect to any obligation referred to in clause (a) above or a portion of such obligation for the benefit of the holders of such depository receipts); provided that at the time of the investment or contractual commitment to invest therein (which shall be deemed to be made again each time funds are reinvested following each Payment Date), the commercial paper or other short-term senior unsecured debt obligations (other than such obligations the rating of which is based on the credit of a person other than such depository institution or trust company) of such depository institution or trust company shall have a credit rating from a Rating Agency in the highest investment category granted thereby;
(c)commercial paper having, at the time of the investment or contractual commitment to invest therein, a rating from Fitch of “F2” or the equivalent thereof from Moody’s or Standard & Poor’s; or
(d)only to the extent permitted by Rule 3a-7 under the Investment Company Act, investments in money market funds having a rating from Fitch of “AA” or, to the extent not rated by Fitch, rated in the highest rating category by Moody’s, Standard & Poor’s or another Rating Agency.
Permitted Investments may be purchased by or through the Indenture Trustee or any of its Affiliates.
“Person” means any corporation, limited liability company, natural person, firm, joint venture, partnership, trust, unincorporated organization, enterprise, government or any department or agency of any government.
“PF Score” means the credit score for an Obligor referred to as the “PF Score” determined by the Seller in a manner consistent with the WebBank Agreements and the Seller’s proprietary scoring method.
“Principal Receivable” means each Receivable, other than a Finance Charge Receivable.
“Proceeding” means any suit in equity, action at law or other judicial or administrative proceeding.
“Program Agreement” means (i) with respect to the Initial Originator, the Amended and Restated Credit Card Program and Servicing Agreement, dated as of February 5, 2021, between the Initial Originator and Oportun and (ii) with respect to any other Account Owner, the related agreement pursuant to which Oportun provides a credit card program to such Account Owner and its customers.
“Purchase Agreement” means the Receivables Purchase Agreement, dated as of the Closing Date, among the Seller, the Depositor and the Depositor Receivables Trustee, as such

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agreement may be amended, supplemented or otherwise modified and in effect from time to time.
“Purchase Date” means the Closing Date and each date thereafter on which the Depositor and the Depositor Receivables Trustee for the benefit of the Depositor purchase Receivables from the Seller pursuant to the Purchase Agreement and transfer such Receivables to the Issuer pursuant to the Transfer Agreement.
“Qualified Institution” means a depository institution or trust company:
(a)whose commercial paper, short-term unsecured debt obligations or other short-term deposits have a rating commonly regarded as “investment grade” by at least one Rating Agency, if the deposits are to be held in the account for 30 days or less, or
(b)whose long-term unsecured debt obligations have a rating commonly regarded as “investment grade” by at least one Rating Agency, if the deposits are to be held in the account more than 30 days.
“Rapid Amortization Date” means the date on which a Rapid Amortization Event is deemed to occur.
“Rapid Amortization Event” has the meaning specified in Section 9.1.
“Rating Agency” means any nationally recognized statistical rating organization.
“Receivable” means any amount owing by an Obligor with respect to an Account from time to time, including amounts payable for Principal Receivables and Finance Charge Receivables. Receivables that become Defaulted Receivables shall cease to be included as Receivables as of the day on which they become Defaulted Receivables.
“Record Date” means, with respect to any Payment Date, the last Business Day of the preceding Monthly Period.
“Records” means all Account Agreements and other documents, books, records and other information (including computer programs, tapes, disks, data processing software and related property and rights, but excluding any computer programs or software subject to a licensing arrangement or other contractual provisions that would restrict the transfer or pledge thereof), prepared and maintained by any Account Owner, the Seller, the Servicer or the Issuer with respect to the Receivables and the Obligors thereunder.
“Recoveries” means, with respect to any Transferred Receivable, (a) amounts received after such Transferred Receivable became a Defaulted Receivable but before any sale or other disposition of such Transferred Receivable; and (b) any proceeds from a sale or other disposition by Depositor of such a Transferred Receivable after such Transferred Receivable became a Defaulted Receivable, in each of clauses (a) and (b) net of expenses of recovery.
“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is One-Month LIBOR, 11:00 a.m. (London time) on the day that is two London banking days preceding the date of such setting, and (2) if such Benchmark is not One-Month LIBOR, the time determined by the Required Noteholders in their reasonable discretion.
“Registered Notes” has the meaning specified in Section 2.1.

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“Related Security” means with respect to any Receivable: (a) all of the Issuer’s interest, if any, in the goods, merchandise (including returned merchandise) or equipment, if any, the sale of which gave rise to such Receivable; (b) all guarantees, insurance or other agreements or arrangements of any kind from time to time supporting or securing payment of such Receivable whether pursuant to the Account Agreement related to such Receivable or otherwise; and (c) all Records relating to such Receivable.
“Relevant Governmental Body” means the Federal Reserve Board or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board or the NYFRB, or any successor thereto.
“Removal Cut-Off Date” has the meaning set forth in the Transfer Agreement.
“Removal Date” has the meaning set forth in the Transfer Agreement.
“Removed Accounts” has the meaning set forth in Section 2.7(a) of the Transfer Agreement.
“Removed Receivables” means Receivables released from the Trust Estate in accordance with Section 5.8.
“Required Certificateholders” means the holders of Certificates representing a percentage interest in excess of 50% of the Certificates outstanding.
“Required Monthly Payments” has the meaning specified in Section 5.4(c).
“Required Noteholders” means each of (a) WebBank (but only if WebBank or an affiliate thereof is then holding any Notes) and (b) the holders of the Class A Notes representing (i) in excess of 50% of the aggregate principal balance of the Class A Notes outstanding or (ii) if no amount is then outstanding under the Class A Notes, Committed Purchase Amounts in excess of 50% of the Aggregate Committed Purchase Amount (or, if the Class A Notes have been paid in full, the Required Certificateholders).
“Requirements of Law” means, as to any Person, the organizational documents of such Person and any Law applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Reserve Account” has the meaning specified in Section 5.3(b).
“Reserve Account Requirement” means, for any Monthly Period, (a) initially, and for so long as the Three-Month Average Default Percentage for such Monthly Period is less than 18.0%, zero, (b) commencing with the third Monthly Period, (i) if the Three-Month Average Default Percentage for such Monthly Period is equal to or greater than 18.0% but less than 19.0%, an amount equal to 1.0% of the Aggregate Eligible Receivables Balance, and (ii) if the Three-Month Average Default Percentage for such Monthly Period is equal to or greater than 19.0%, an amount equal to 2.0% of the Aggregate Eligible Receivables Balance.
“Responsible Officer” means (i) with respect to any Person, the member, the Chairman, the President, the Controller, any Vice President, the Secretary, the Treasurer, or any other officer of such Person or of a direct or indirect managing member of such Person, who customarily performs functions similar to those performed by any of the above-designated officers and also, with respect to a particular matter any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject and (ii) with respect to the Indenture Trustee, in any of its capacities hereunder, a Trust Officer.

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“Revolving Period” means the period from and including the Closing Date to, but not including, the earlier of (i) the Scheduled Amortization Period Commencement Date and (ii) the Rapid Amortization Date.
“Rule 144A” has the meaning specified in Section 2.9(a).
“Scheduled Amortization Period Commencement Date” means December 1, 2023 (as such date may be extended pursuant to Section 2.4 of the Note Purchase Agreement).
“Secured Obligations” means (i) all principal and interest, at any time and from time to time, owing by the Issuer on the Notes (including any Note held by the Seller, the Depositor, the Servicer, the Parent or any Affiliate of any of the foregoing), and (ii) all costs, fees, expenses, indemnity and other amounts owing or payable by, or obligations of, the Issuer to any Secured Party under the Indenture or the other Transaction Documents.
“Secured Parties” has the meaning specified in the Granting Clause of this Indenture.
“Securities Act” means the Securities Act of 1933, as amended.
“Securities Intermediary” has the meaning specified in Section 5.3(e) and shall initially be Wilmington Trust, National Association, acting in such capacity under this Indenture.
“Seller” means Oportun.
“Servicer” means initially Oportun, Inc. and its permitted successors and assigns and thereafter any Person appointed as successor pursuant to the Servicing Agreement to service the Receivables.
“Servicer Default” has the meaning specified in Section 5.1 of the Servicing Agreement.
“Servicer Transaction Documents” means collectively, the Indenture and the Servicing Agreement, as applicable.
“Servicing Agreement” means the Servicing Agreement, dated as of the Closing Date, among the Issuer and the Servicer, as the same may be amended or supplemented from time to time.
“Servicing Fee” means (A) for any Monthly Period during which Oportun, Inc. or any Affiliate acts as Servicer, an amount equal to the product of (i) 5.00%, (ii) 1/12 and (iii) the average daily Aggregate Eligible Receivables Balance for such Monthly Period (provided, that the Servicing Fee for the first Payment Date shall be based upon the actual number of days in the first Monthly Period and assuming a 30-day month), and (B) for any Monthly Period during which any other successor Servicer acts as Servicer, the Servicing Fee shall be an amount equal to the product of (a) the current market rate for servicing receivables similar to the Receivables, (b) 1/12 and (c) the average daily Aggregate Eligible Receivables Balance for such Monthly Period.
“Similar Law” means applicable Law that is substantially similar to Section 406 of ERISA or Section 4975 of the Code.
“Six-Month Weighted Average Yield” means, for any Monthly Period, the percentage equivalent of a fraction, (i) the numerator of which is the sum, with respect to each of the six most recent Monthly Periods (which may include such Monthly Period), of the total Collections, other than Collections with respect to Principal Receivables, received during each such Monthly

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Period, and (ii) the denominator of which is the sum, with respect to each of the six most recent Monthly Periods (which may include such Monthly Period), of the daily average Outstanding Receivables Balance of all Eligible Receivables for each such Monthly Period.
“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding Business Day.
“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website” means the NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
“Solvent” means with respect to any Person that as of the date of determination both (A)(i) the then fair saleable value of the property of such Person is (y) greater than the total amount of liabilities (including Contingent Liabilities) of such Person and (z) not less than the amount that will be required to pay the probable liabilities on such Person’s then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person; (ii) such Person’s capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (iii) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due; and (B) such Person is “solvent” within the meaning given that term and similar terms under applicable Laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any Contingent Liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
“Standard & Poor’s” means S&P Global Ratings.
“Subsidiary” of a Person means any other Person more than 50% of the outstanding voting interests of which shall at any time be owned or controlled, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or any similar business organization which is so owned or controlled.
“Supplement” means a supplement to this Indenture complying with the terms of Article 13 of this Indenture.
“Tangible Net Worth” means, on any date of determination, the total shareholders’ equity (including capital stock, additional paid-in capital and retained earnings after deducting treasury stock) which would appear on the balance sheet of the Parent and its Subsidiaries determined on a consolidated basis in accordance with GAAP, less the sum of (a) all notes receivable from officers and employees of the Parent and its Subsidiaries and from affiliates of the Parent, and (b) the aggregate book value of all assets which would be classified as intangible assets under GAAP, including, without limitation, goodwill, patents, trademarks, trade names, copyrights, and franchises.
“Tangible Net Worth Covenant” means that the Parent will have a minimum Tangible Net Worth equal to the greater of (i) $100,000,000 and (ii) the minimum tangible net worth or similar covenant for the Parent set forth in any Oportun Comparable Facility.

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“Tax Information” means information and/or properly completed and signed tax certifications and/or documentation sufficient to eliminate the imposition of or to determine the amount of any withholding of tax, including FATCA Withholding Tax.
“Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.
“Term SOFR Notice” means a notification by the Required Noteholders to the Noteholders and the Issuer of the occurrence of a Term SOFR Transition Event.
“Term SOFR Transition Event” means the determination by the Required Noteholders that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, (b) the administration of Term SOFR is administratively feasible and (c) a Benchmark Transition Event or an Early Opt-in Election, as applicable, has previously occurred resulting in a Benchmark Replacement in accordance with Section 5.17 that is not Term SOFR. For the avoidance of doubt, the Required Noteholders shall not be required to deliver a Term SOFR Notice after a Term SOFR Transition Event and may do so in their sole discretion.
“Test Account” means an Account established solely for the purpose of user acceptance testing.
“Three-Month Average Default Percentage” means, for any Monthly Period, the average Default Percentage for the three most recent Monthly Periods (which may include such Monthly Period).
“Three-Month Average Principal Payment Rate” means, for any Monthly Period, the percentage equivalent of a fraction, (i) the numerator of which is the sum, with respect to each of the three most recent Monthly Periods (which may include such Monthly Period), of the aggregate Collections received in respect of Principal Receivables during each such Monthly Period, and (ii) the denominator of which is the sum, with respect to each of the three most recent Monthly Periods (which may include such Monthly Period), of the daily average Outstanding Receivables Balance of all Principal Receivables for each such Monthly Period.
“Three-Month Weighted Average Yield” means, for any Monthly Period, the percentage equivalent of a fraction, (i) the numerator of which is the sum, with respect to each of the three most recent Monthly Periods (which may include such Monthly Period), of the total Collections, other than Collections in respect of Principal Receivables, received during each such Monthly Period, and (ii) the denominator of which is the sum, with respect to each of the three most recent Monthly Periods (which may include such Monthly Period), of the daily average Outstanding Receivables Balance of all Eligible Receivables for each such Monthly Period.
“Transaction Documents” means, collectively, this Indenture, the Notes, the Servicing Agreement, the Purchase Agreement, the Transfer Agreement, the Trust Agreement, the Depositor Receivables Trust Agreement and the Note Purchase Agreement.
“Transfer Agent and Registrar” has the meaning specified in Section 2.6 and shall initially, and so long as Wilmington Trust, National Association is acting as Indenture Trustee, be the Indenture Trustee.
“Transfer Agreement” means the Receivables Transfer Agreement, dated as of the Closing Date, among the Issuer, the Depositor, and the Depositor Receivables Trustee, as such agreement may be amended, supplemented or otherwise modified and in effect from time to time.

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“Transferred Account” has the meaning specified within the definition of Account.
“Transferred Assets” has the meaning specified in Section 2.1 of the Transfer Agreement.
“Transferred Receivable” means a Receivable that has been transferred by the Depositor and the Depositor Receivables Trustee for the benefit of the Depositor to the Issuer under the Transfer Agreement.
“Trust Account” has the meaning specified in the Granting Clause to this Indenture..
“Trust Agreement” means the Amended and Restated Trust Agreement, dated as of the Closing Date, among the Depositor, the Owner Trustee, the Certificate Registrar and the Administrator, as the same may be amended or supplemented from time to time.
“Trust Estate” has the meaning specified in the Granting Clause of this Indenture.
“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939 as in force on the date hereof, unless otherwise specifically provided.
“Trust Officer” means any officer within the Corporate Trust Office (or any successor group of the Indenture Trustee), including any Vice President, any Director, any Managing Director, any Assistant Vice President or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any individual who at the time shall be an above-designated officer and is directly responsible for the day-to-day administration of the transactions contemplated herein.
“Trust Portfolio” means, collectively, the Accounts that are listed on the Account Schedule most recently delivered to the Issuer by the Depositor.
“Trustee Fees and Expenses” means, for any Payment Date, the amount of accrued and unpaid fees (including, without limitation, the Servicing Fee of any successor Servicer), indemnity amounts and reasonable out-of-pocket expenses for the successor Servicer or the Indenture Trustee (including in its capacity as Agent), the Securities Intermediary, the Depositary Bank, the Certificate Registrar, the Owner Trustee, the Depositor Receivables Trustee and any successor Servicer (but, as to expenses and indemnity amounts (other than amounts paid to the bank holding the Servicer Account (as defined in the Servicing Agreement)), not in excess of (A) $150,000 per calendar year for the Indenture Trustee (including in its capacity as Agent), the Securities Intermediary and the Depositary Bank (or, if an Event of Default has occurred and is continuing, without limit), and (B) $150,000 per calendar year for the Owner Trustee and the Depositor Receivables Trustee (or, if an Event of Default has occurred and is continuing, without limit).
“UCC” means, with respect to any jurisdiction, the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in such jurisdiction.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“Unused Fee” has the meaning specified in the Fee Letter, as notified by the Issuer to the Servicer in writing.
“U.S.” or “United States” means the United States of America and its territories.

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“VantageScore” means the credit score for an Obligor referred to as a “VantageScore 3.0” calculated and reported by Experian plc.
“WebBank” means WebBank, a Utah state-chartered bank.
“WebBank Agreements” means the WebBank Program Agreement, the WebBank Receivables Sale Agreement and the WebBank Receivables Purchase Agreement.
“WebBank Program Agreement” means the Amended and Restated Credit Card Program and Servicing Agreement, dated as of February 5, 2021, between Seller and WebBank as such agreement may be amended, restated, supplemented or otherwise modified from time to time.
“WebBank Receivables Sale Agreement” means the Receivables Sale Agreement, dated as of November 5, 2019, between Seller and WebBank as such agreement may be amended, restated, supplemented or otherwise modified from time to time.
“WebBank Receivables Purchase Agreement” means the Receivables Purchase Agreement, dated as of December 20, 2021, between Seller and WebBank as such agreement may be amended, restated, supplemented or otherwise modified from time to time.
“written” or “in writing” means any form of written communication, including, without limitation, by means of e-mail, telex or telecopier device.
Section 1.2. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture, except to the extent that the Indenture Trustee has been advised by an Opinion of Counsel that the Indenture does not need to be qualified under the TIA or such provision is not required under the TIA to be applied to this Indenture in light of the outstanding Notes. The following TIA terms used in this Indenture have the following meanings:
“Commission” means the Securities and Exchange Commission.
“indenture securities” means the Notes.
“indenture security holder” means a Holder.
“indenture to be qualified” means this Indenture.
“indenture trustee” or “institutional trustee” means the Indenture Trustee.
“obligor” on the indenture securities means the Issuer and any other obligor on the indenture securities.
All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule have the meaning assigned to them by such definitions.
Section 1.3. [Reserved].
Section 1.4. Accounting and Financial Determinations; No Duplication. Where the character or amount of any asset or liability or item of income or expense is required to be determined, or any accounting computation is required to be made, for the purpose of this Indenture, such determination or calculation shall be made, to the extent

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applicable and except as otherwise specified in this Indenture, in accordance with GAAP. When used herein, the term “financial statement” shall include the notes and schedules thereto. All accounting determinations and computations hereunder shall be made without duplication.
Section 1.5. Rules of Construction. In this Indenture, unless the context otherwise requires:
(i)“or” is not exclusive;
(ii)the singular includes the plural and vice versa;
(iii)reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Indenture, and reference to any Person in a particular capacity only refers to such Person in such capacity;
(iv)reference to any gender includes the other gender;
(v)reference to any Requirement of Law means such Requirement of Law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time;
(vi)“including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term; and
(vii)with respect to the determination of any period of time, “from” means “from and including” and “to” means “to but excluding.”
Section 1.6. Other Definitional Provisions.
(a)All terms defined in this Indenture shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. Capitalized terms used but not defined herein shall have the respective meaning given to such term in (or by reference in) the Servicing Agreement.
(b)The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Indenture shall refer to this Indenture as a whole and not to any particular provision of this Indenture; and Article, Section, subsection, Schedule and Exhibit references contained in this Indenture are references to Articles, Sections, subsections, Schedules and Exhibits in or to this Indenture unless otherwise specified.
(c)Terms used herein that are defined in the New York Uniform Commercial Code and not otherwise defined herein shall have the meanings set forth in the New York Uniform Commercial Code, unless the context requires otherwise. Any reference herein to a “beneficial interest” in a security also shall mean, unless the context requires otherwise, a security entitlement with respect to such security, and any reference herein to a “beneficial owner” or “beneficial holder” of a security also shall mean, unless the context requires otherwise, the holder of a security entitlement with respect to such security. Any reference herein to money or other property that is to be deposited in or is on deposit in a securities account shall also mean that such money or other property is to be credited to, or is credited to, such securities account.

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ARTICLE 2.

THE NOTES
Section 1.1. Designation and Terms of Notes. The Notes shall be issued in fully registered form (the “Registered Notes”), and shall be substantially in the form of Exhibit C attached hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such restrictions, legends or endorsements placed thereon, all as determined by the Responsible Officers executing such Notes, as evidenced by their execution of the Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.
Section 1.2. [Reserved].
Section 1.3. [Reserved].
Section 1.4. Execution and Authentication.
(a)Each Note shall be executed by manual or facsimile signature by the Issuer. Notes bearing the manual or facsimile signature of the individual who was, at the time when such signature was affixed, authorized to sign on behalf of the Issuer shall not be rendered invalid, notwithstanding that such individual has ceased to be so authorized prior to the authentication and delivery of such Notes or does not hold such office at the date of such Notes. No Notes shall be entitled to any benefit under this Indenture, or be valid for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein, duly executed by or on behalf of the Indenture Trustee by the manual signature of a duly authorized signatory, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.
(b)The Issuer shall execute and the Indenture Trustee shall authenticate and deliver the Notes having the terms specified herein, upon the receipt of an Issuer Order or an Administrator Order, to the purchasers thereof.
(c)All Notes shall be dated and issued as of the date of their authentication.
Section 1.5. Authenticating Agent.
(a)The Indenture Trustee may appoint one or more authenticating agents with respect to the Notes which shall be authorized to act on behalf of the Indenture Trustee in authenticating the Notes in connection with the issuance, delivery, registration of transfer, exchange or repayment of the Notes. Whenever reference is made in this Indenture to the authentication of Notes by the Indenture Trustee or the Indenture Trustee’s certificate of authentication, such reference shall be deemed to include authentication on behalf of the Indenture Trustee by an authenticating agent and a certificate of authentication executed on behalf of the Indenture Trustee by an authenticating agent. Each authenticating agent must be acceptable to the Issuer.
(b)Any institution succeeding to the corporate agency business of an authenticating agent shall continue to be an authenticating agent without the execution or filing of any paper or any further act on the part of the Indenture Trustee or such authenticating agent.

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(c)An authenticating agent may at any time resign by giving written notice of resignation to the Indenture Trustee and to the Issuer. The Indenture Trustee may at any time terminate the agency of an authenticating agent by giving notice of termination to such authenticating agent and to the Issuer. Upon receiving such a notice of resignation or upon such a termination, or in case at any time an authenticating agent shall cease to be acceptable to the Indenture Trustee or the Issuer, the Indenture Trustee promptly may appoint a successor authenticating agent. Any successor authenticating agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an authenticating agent.
(d)The Issuer agrees to pay each authenticating agent from time to time reasonable compensation for its services under this Section 2.5; subject to the prior written consent of each Noteholder.
(e)Pursuant to an appointment made under this Section 2.5, the Notes may have endorsed thereon, in lieu of the Indenture Trustee’s certificate of authentication, an alternate certificate of authentication in substantially the following form:
This is one of the notes described in the Indenture.
[Name of Authenticating Agent],
as Authenticating Agent
for the Indenture Trustee,
By:
Responsible Officer
Section 1.6. Registration of Transfer and Exchange of Notes.
(a) The Indenture Trustee shall cause to be kept at the office or agency to be maintained by a transfer agent and registrar (the “Transfer Agent and Registrar”), in accordance with the provisions of Section 2.6(c), a register (the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Transfer Agent and Registrar shall provide for the registration of the Notes and registrations of transfers and exchanges of the Notes as herein provided. The Indenture Trustee is hereby initially appointed Transfer Agent and Registrar for the purposes of registering the Notes and transfers and exchanges of the Notes as herein provided. If a Person other than the Indenture Trustee is appointed by the Issuer as Transfer Agent and Registrar, the Issuer will give the Indenture Trustee and the Noteholders prompt written notice of the appointment of such Transfer Agent and Registrar and of the location, and any change in the location, of the Note Register, and the Indenture Trustee shall have the right to inspect the Note Register at all reasonable times and to obtain copies thereof, and the Indenture Trustee shall have the right to rely upon a certificate executed on behalf of the Transfer Agent and Registrar by a Responsible Officer thereof as to the names and addresses of the Holders of the Notes and the principal amounts and number of such Notes. The Indenture Trustee shall be permitted to resign as Transfer Agent and Registrar upon thirty (30) days’ written notice to the Servicer, the Noteholders and the Issuer. In the event that the Indenture Trustee shall no longer be the Transfer Agent and Registrar, the Issuer shall appoint a successor Transfer Agent and Registrar, with notice thereof to the Noteholders.
(ii)Upon surrender for registration of transfer of any Note at any office or agency of the Transfer Agent and Registrar, if the requirements of Section 8-401(a) of the UCC are met, the Issuer shall execute, subject to the provisions of Section 2.6(b),

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and the Indenture Trustee shall authenticate and (unless the Transfer Agent and Registrar is different than the Indenture Trustee, in which case the Transfer Agent and Registrar shall) deliver and the Noteholder shall obtain from the Indenture Trustee, in the name of the designated transferee or transferees, one or more new Notes in authorized denominations of like aggregate principal amount.
(iii)All Notes issued upon any registration of transfer or exchange of Notes shall be valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.
(iv)At the option of any Holder of Registered Notes, Registered Notes may be exchanged for other Registered Notes in authorized denominations of like aggregate principal amounts in the manner specified herein, upon surrender of the Registered Notes to be exchanged at any office or agency of the Transfer Agent and Registrar maintained for such purpose.
(v)Whenever any Notes are so surrendered for exchange, if the requirements of Section 8-401(a) of the UCC are met, the Issuer shall execute and the Indenture Trustee shall authenticate and (unless the Transfer Agent and Registrar is different than the Indenture Trustee, in which case the Transfer Agent and Registrar shall) deliver and the Noteholders shall obtain from the Indenture Trustee, the Notes that the Noteholder making the exchange is entitled to receive. Every Note presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in a form satisfactory to the Issuer duly executed by the Noteholder thereof or its attorney-in-fact duly authorized in writing.
(vi)The preceding provisions of this Section 2.6 notwithstanding, the Indenture Trustee or the Transfer Agent and Registrar, as the case may be, shall not be required to register the transfer of or exchange any Note for a period of five (5) Business Days preceding the due date for any payment with respect to the Notes or during the period beginning on any Record Date and ending on the next following Payment Date.
(vii)No service charge shall be made for any registration of transfer or exchange of Notes, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Notes.
(viii)All Notes surrendered for registration of transfer and exchange shall be cancelled by the Transfer Agent and Registrar and disposed of.
(ix)Upon written request, the Issuer shall deliver to the Indenture Trustee or the Transfer Agent and Registrar, as applicable, Registered Notes in such amounts and at such times as are necessary to enable the Indenture Trustee to fulfill its responsibilities under this Indenture and the Notes.
(x)[Reserved].
(xi)Notwithstanding anything to the contrary set forth in this Indenture, no sale or transfer of a beneficial interest in a Class A Note shall be permitted (including, without limitation, by participation, pledge or hypothecation) or effective (and shall be void ab initio) if the sale or transfer thereof (i) increases the total number of beneficial owners of the Class A Notes to more than ninety-five (95), or (ii) would be to a Person that is not a United States person as defined in Section 7701(a)(30) of the Code. For

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purposes of determining the total number of beneficial owners of Class A Notes, a beneficial owner of an interest in a partnership, grantor trust, S corporation or other flow-through entity that owns, directly or through other flow-through entities, a beneficial interest in a Class A Note is treated as a holder of a beneficial interest in a Class A Note if more than 50% of the value of the beneficial owner's interest (directly or indirectly) in the flow-through entity is attributable to the flow-through entity's interest in all Class A Notes. Unless the Issuer, the Transfer Agent and the Registrar receive a written certification of the number of beneficial owners of any Holder or transferee of Class A Notes, by its acceptance of a Note, each Noteholder and each transferee of a Class A Note shall be deemed to have represented and warranted that it represents one (1) beneficial owner, as determined by the foregoing provisions of this Section 2.6(a)(xi). By its acceptance of a Note, each Noteholder and each transferee of a Class A Note shall be deemed to have represented and warranted that it (and each of its beneficial owners) is a United States person as defined in Section 7701(a)(30) of the Code.
(xii)By its acceptance of a Note, each Noteholder shall be deemed to have represented and warranted that, with respect to the Notes, either (i) it is not a Benefit Plan Investor or a governmental or other plan subject to Similar Law, or (ii) (a) the purchase and holding of the Note (or any interest therein) will not give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of Similar Law and (b) it acknowledges and agrees that the Notes, as applicable, are not eligible for acquisition by Benefit Plan Investors or governmental or other plans subject to Similar Law at any time that the Notes have been characterized as other than indebtedness for applicable local law purposes.
(b)Registration of transfer of Registered Notes containing a legend relating to the restrictions on transfer of such Registered Notes (which legend is set forth in Section 2.9(b) of this Indenture relating to such Notes) shall be effected only if the conditions set forth in Section 2.6 have been satisfied.
(c)The Transfer Agent and Registrar will maintain an office or offices or an agency or agencies where Notes may be surrendered for registration of transfer or exchange.
Section 1.7. Appointment of Paying Agent.
(a)The Paying Agent shall make payments to the Secured Parties from the appropriate account or accounts maintained for the benefit of the Secured Parties as specified in this Indenture pursuant to Articles 5 and 6. Any Paying Agent shall have the revocable power to withdraw funds from such appropriate account or accounts for the purpose of making distributions referred to above. The Indenture Trustee (or the Issuer or the Servicer if the Indenture Trustee is the Paying Agent) may revoke such power and remove the Paying Agent, if the Paying Agent fails to perform its obligations under this Indenture in any material respect or for other good cause. The Paying Agent shall initially be the Indenture Trustee. The Indenture Trustee shall be permitted to resign as Paying Agent upon thirty (30) days’ written notice to the Issuer and the Noteholders, with a copy to the Servicer; provided, however, that no such resignation by the Indenture Trustee shall be effective until a successor Paying Agent has assumed the obligations of the Paying Agent hereunder. In the event that the Indenture Trustee shall no longer be the Paying Agent, the Issuer or the Servicer shall appoint a successor to act as Paying Agent (which shall be a bank or trust company). If a successor Paying Agent does not take office within thirty (30) days after the retiring Paying Agent provides written notice of its resignation or is removed, the retiring Paying Agent may petition any court of competent jurisdiction for the appointment of a successor paying agent.

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(b)The Issuer shall cause each Paying Agent (other than the Indenture Trustee) to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent shall agree with the Indenture Trustee that such Paying Agent will hold all sums, if any, held by it for payment to the Secured Parties in trust for the benefit of the Secured Parties entitled thereto until such sums shall be paid to such Secured Parties and shall agree, and if the Indenture Trustee is the Paying Agent it hereby agrees, that it shall comply with all requirements of the Code regarding the withholding of payments in respect of federal income taxes due from Noteholders or other Secured Parties (including in respect of FATCA and any applicable tax reporting requirements).
Section 1.8. Paying Agent to Hold Money in Trust.
(a)The Issuer will cause each Paying Agent other than the Indenture Trustee to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent shall agree with the Indenture Trustee (and if the Indenture Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section, that such Paying Agent will:
(i)hold all sums held by it for the payment of amounts due with respect to the Secured Obligations in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as provided herein and pay such sums to such Persons as provided herein;
(ii)give the Indenture Trustee and the Noteholders written notice of any default by the Issuer (or any other obligor under the Secured Obligations) of which it (or, in the case of the Indenture Trustee, a Trust Officer) has actual knowledge in the making of any payment required to be made with respect to the Notes;
(iii)at any time during the continuance of any such default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent;
(iv)immediately resign as a Paying Agent and forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of the Secured Obligations if at any time it ceases to meet the standards required to be met by an Indenture Trustee hereunder; and
(v)comply with all requirements of the Code with respect to the withholding from any payments made by it on any Secured Obligations of any applicable withholding taxes imposed thereon, including FATCA Withholding Tax (including obtaining and retaining from Persons entitled to payments with respect to the Notes any Tax Information and making any withholdings with respect to the Notes as required by the Code (including FATCA) and paying over such withheld amounts to the appropriate Governmental Authority), comply with respect to any applicable reporting requirements in connection with any payments made by it on any Secured Obligations and any withholding of taxes therefrom, and, upon request, provide any Tax Information to the Issuer.
(b)The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, cause to be delivered an Issuer Order or an Administrator Order directing any Paying Agent to pay to the Indenture Trustee all sums held in trust by such Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such money.

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(c)Subject to applicable Laws with respect to escheat of funds, any money held by the Indenture Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Secured Obligation and remaining unclaimed for two years after such amount has become due and payable shall be discharged from such trust and be paid to the Issuer on Issuer Order or Administrator Order; and the holder of such Secured Obligation shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof (but only to the extent of the amounts so paid to the Issuer), and all liability of the Indenture Trustee, such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Indenture Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in New York City, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty (30) days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer. The Indenture Trustee may also adopt and employ, at the expense of the Issuer, any other reasonable means of notification of such repayment.
Section 1.9. Private Placement.
(a)The Notes shall be offered and sold only to Persons who are (1) institutional accredited investors within the meaning of Regulation D under the Securities Act in reliance on an exemption from the registration requirements of the Securities Act and (2) qualified institutional buyers as defined in Rule 144A under the Securities Act (“Rule 144A”).
(b)Each Note shall bear a legend in substantially the following form:
THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION. THIS NOTE MAY BE OFFERED, SOLD, PLEDGED OR TRANSFERRED ONLY TO A PERSON THAT IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”)) IN TRANSACTIONS MEETING THE REQUIREMENTS OF RULE 144A, IN COMPLIANCE WITH THE INDENTURE AND ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, SUBJECT TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF THE SELLER’S PROPERTY OR THE PROPERTY OF AN INVESTMENT ACCOUNT OR ACCOUNTS BE AT ALL TIMES WITHIN THE SELLER’S OR ACCOUNT’S CONTROL. THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY TRANSFEREE FROM IT OF THE RESALE RESTRICTIONS SET FORTH ABOVE.
BY ACQUIRING THIS NOTE (OR ANY INTEREST HEREIN), EACH PURCHASER OR TRANSFEREE (AND ANY FIDUCIARY ACTING ON BEHALF OF A PURCHASER OR TRANSFEREE) SHALL BE DEEMED TO REPRESENT AND WARRANT THAT EITHER (I) IT IS NOT AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), WHICH IS SUBJECT TO TITLE I OF ERISA, A “PLAN” AS DESCRIBED IN SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), WHICH IS SUBJECT TO SECTION 4975 OF THE CODE, AN ENTITY DEEMED TO HOLD PLAN ASSETS OF ANY OF THE FOREGOING (EACH OF THE FOREGOING, A

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“BENEFIT PLAN INVESTOR”), OR A GOVERNMENTAL OR OTHER PLAN SUBJECT TO APPLICABLE LAW THAT IS SUBSTANTIALLY SIMILAR TO SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”) OR (II) (A) ITS PURCHASE AND HOLDING OF THIS NOTE (OR ANY INTEREST HEREIN) WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE, OR A VIOLATION OF SIMILAR LAW, AND (B) IT ACKNOWLEDGES AND AGREES THAT THIS NOTE IS NOT ELIGIBLE FOR ACQUISITION BY BENEFIT PLAN INVESTORS OR GOVERNMENTAL OR OTHER PLANS SUBJECT TO SIMILAR LAW AT ANY TIME THAT THIS NOTE HAS BEEN CHARACTERIZED AS OTHER THAN INDEBTEDNESS FOR APPLICABLE LOCAL LAW PURPOSES.
Section 1.10. Mutilated, Destroyed, Lost or Stolen Notes.
(a)If (i) any mutilated Note is surrendered to the Transfer Agent and Registrar, or the Transfer Agent and Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Transfer Agent and Registrar, the Indenture Trustee, and the Issuer such security or indemnity as may, in their sole discretion, be required by them to hold the Transfer Agent and Registrar, the Indenture Trustee, and the Issuer harmless then, in the absence of written notice to the Indenture Trustee that such Note has been acquired by a protected purchaser, and provided that the requirements of Section 8-405 of the UCC (which generally permit the Issuer to impose reasonable requirements) are met, then the Issuer shall execute and the Indenture Trustee shall, upon receipt of an Issuer Order or an Administrator Order, authenticate and (unless the Transfer Agent and Registrar is different from the Indenture Trustee, in which case the Transfer Agent and Registrar shall) deliver (in compliance with applicable Law), in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note of like tenor and aggregate principal balance; provided, however, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become or within seven (7) days shall be due and payable or shall have been called for redemption, instead of issuing a replacement Note, the Issuer may pay such destroyed, lost or stolen Note when so due or payable without surrender thereof.
If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a protected purchaser of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuer and the Indenture Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a protected purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Indenture Trustee in connection therewith.
(b)Upon the issuance of any replacement Note under this Section 2.10, the Transfer Agent and Registrar or the Indenture Trustee may require the payment by the Holder of such Note of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Indenture Trustee and the Transfer Agent and Registrar) connected therewith.
(c)Every replacement Note issued pursuant to this Section 2.10 in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

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(d)The provisions of this Section 2.10 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.
Section 1.11. [Reserved].
Section 1.12. Persons Deemed Owners. Prior to due presentation of a Note for registration of transfer, the Issuer, the Servicer, the Indenture Trustee, the Paying Agent, the Transfer Agent and Registrar and any agent of any of them may treat a Person in whose name any Note is registered (as of any date of determination) as the owner of the related Note for the purpose of receiving payments of principal and interest, if any, on such Note and for all other purposes whatsoever whether or not such Note be overdue, and neither the Issuer, the Servicer, the Indenture Trustee, the Paying Agent, the Transfer Agent and Registrar nor any agent of any of them shall be affected by any notice to the contrary; provided, however, that in determining whether the requisite number of Holders of Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by any of the Issuer, the Seller, the Parent, the initial Servicer or any Affiliate controlled by or controlling Oportun shall be disregarded and deemed not to be outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Trust Officer in the Corporate Trust Office of the Indenture Trustee actually knows to be so owned shall be so disregarded. The foregoing proviso shall not apply if there are no Holders other than the Issuer or its Affiliates.
Section 1.13. Cancellation. All Notes surrendered for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly cancelled by the Indenture Trustee. The Issuer may at any time deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Indenture Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Notes may be held or disposed of by the Indenture Trustee in accordance with its standard retention or disposal policy as in effect at the time unless the Administrator shall direct by an Administrator Order that they be destroyed or returned to the Issuer; provided that such Administrator Order is timely and the Notes have not been previously disposed of by the Indenture Trustee. The Registrar and Paying Agent shall forward to the Indenture Trustee any Notes surrendered to them for registration of transfer, exchange or payment.
Section 1.14. Release of Trust Estate. The Indenture Trustee shall (a) in connection with any removal of Removed Accounts from the Trust Estate, release the portion of the Trust Estate constituting or securing the related Receivables from the Lien created by this Indenture upon receipt of an Officer’s Certificate of the Administrator certifying that the Outstanding Receivables Balance (or such other amount required in connection with the disposition of such Removed Receivables as provided by the Transaction Documents) with respect thereto has been deposited into the Collection Account, if required, and such release is authorized and permitted under the Transaction Documents, and (b) on or after the Indenture Termination Date, release any remaining portion of the Trust Estate from the Lien created by this Indenture and in each case deposit in the Collection Account any funds then on deposit in the Reserve Account or any other Trust Account upon receipt of an Issuer Order or an Administrator Order accompanied by an Officer’s Certificate of the Administrator, and Independent Certificates (if this Indenture

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is required to be qualified under the TIA) in accordance with TIA Sections 314(c) and 314(d)(1) meeting the applicable requirements of Section 15.1.
Section 1.15. Payment of Principal, Interest and Other Amounts.
(a)The principal of each of the Notes shall be payable at the times and in the amounts set forth in Section 5.15 and in accordance with Section 8.1.
(b)Each of the Notes shall accrue interest as provided in Section 5.12 and such interest shall be payable at the times and in the amounts set forth in Section 5.12 and in accordance with Section 8.1.
(c)Any installment of interest, principal or other amounts, if any, payable on any Note which is punctually paid or duly provided for by the Issuer on the applicable Payment Date shall be paid to the Person in whose name such Note is registered at the close of business on any Record Date with respect to a Payment Date for such Note and such Person shall be entitled to receive the principal, interest or other amounts payable on such Payment Date notwithstanding the cancellation of such Note upon any registration of transfer, exchange or substitution of such Note subsequent to such Record Date, by wire transfer in immediately available funds to the account designated by the Holder of such Note, except for the final installment of principal payable with respect to such Note on a Payment Date or on the Legal Final Payment Date which shall be payable as provided herein; except that, any interest payable at maturity shall be paid to the Person to whom the principal of such Note is payable. The funds represented by any such checks returned undelivered shall be held in accordance with Section 2.8.
Section 1.16. [Reserved].
Section 1.17. [Reserved].
Section 1.18. Definitive Notes.
(a)Issuance of Definitive Notes. The Notes shall be issued in definitive, fully registered form (“Definitive Notes”).
(b)Transfer of Definitive Notes. Subject to the terms of this Indenture, the holder of any Definitive Note may transfer the same in whole or in part, in an amount equivalent to an authorized denomination, by surrendering at the Corporate Trust Office, such Note with the form of transfer endorsed on it duly completed and executed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Transfer Agent and Registrar by, the holder thereof. In exchange for any Definitive Note properly presented for transfer, the Issuer shall execute and the Indenture Trustee shall promptly authenticate and deliver or cause to be executed, authenticated and delivered in compliance with applicable Law, to the transferee at such office, or send by mail (at the risk of the transferee) to such address as the transferee may request, Definitive Notes for the same aggregate principal amount as was transferred. In the case of the transfer of any Definitive Note in part, the Issuer shall execute and the Indenture Trustee shall promptly authenticate and deliver or cause to be authenticated and delivered to the transferor at such office, or send by mail (at the risk of the transferor) to such address as the transferor may request, Definitive Notes for the aggregate principal amount that was not transferred. No transfer of any Definitive Note shall be made unless the request for such transfer is made by the Holder at such office. Neither the Issuer nor the Indenture Trustee shall be liable for any delay in delivery of transfer instructions and each may conclusively rely on, and shall be protected in relying on, such instructions.

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Section 1.19. [Reserved].
Section 1.20. Tax Treatment. The Notes have been (or will be) issued with the intention that, the Notes will qualify under applicable tax Law as debt for U.S. federal income tax purposes and any entity acquiring any direct or indirect interest in any Note by acceptance of its Notes agrees to treat the Notes for purposes of federal, state and local income and franchise taxes and any other tax imposed on or measured by income, as debt. Each Noteholder agrees that it will cause any Noteholder acquiring an interest in a Note through it to comply with this Indenture as to treatment as debt for such tax purposes. Notwithstanding the foregoing, to the extent the Issuer is treated as a partnership for federal, state or local income or franchise purposes and a Noteholder is treated as a partner in such partnership, the Noteholders agree that any tax, penalty, interest or other obligation imposed under the Code with respect to the income tax items arising from such partnership shall be the sole obligation of the Noteholder to whom such items are allocated and not of such partnership.
Section 1.21. Duties of the Indenture Trustee and the Transfer Agent and Registrar. Notwithstanding anything contained herein to the contrary, neither the Indenture Trustee nor the Transfer Agent and Registrar shall be responsible for ascertaining whether any transfer of a Note complies with the terms of this Indenture, the registration provision of or exemptions from the Securities Act, applicable state securities Laws, ERISA or the Investment Company Act; provided that if a transfer certificate or opinion is specifically required by the express terms of this Indenture to be delivered to the Indenture Trustee or the Transfer Agent and Registrar in connection with a transfer, the Indenture Trustee or the Transfer Agent and Registrar, as the case may be, shall be under a duty to receive the same.
ARTICLE 3.

ISSUANCE OF NOTES; CERTAIN FEES AND EXPENSES
Section 1.1. Initial Issuance; Procedure for Increases.
(a)Subject to satisfaction of the conditions precedent set forth in subsection (b) of this Section 3.1, on the Closing Date, the Issuer will issue the Class A Notes in accordance with Section 2.18 hereof in an aggregate initial principal amount of $41,000,000.00. The Notes will be issued on the Closing Date pursuant to this subsection (a) only upon satisfaction of each of the following conditions with respect to such initial issuance:
(i)Such issuance and the application of the proceeds thereof shall not result in the occurrence of a Servicer Default, a Rapid Amortization Event, an Event of Default or a Default;
(ii)The representations and warranties of the Issuer, the Depositor, the initial Servicer and the Seller set forth in this Indenture and the other Transaction Documents are true and correct as of the Closing Date (except to the extent they relate to an earlier or later date, and then as of such earlier or later date);
(iii)All required consents have been obtained and all other conditions precedent to the purchase of the Notes under the Note Purchase Agreement shall have been satisfied;
(iv)A certification (in form and substance satisfactory to the Required Noteholders) from the initial Servicer that no Borrowing Base Shortfall shall exist (after giving effect to such issuance); and

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(v)The proceeds of such Issuance shall be used solely in connection with the acquisition of Receivables and other Permissible Uses.
(b)Subject to the procedures set forth in Section 2.3 of the Note Purchase Agreement, on any Business Day during the Revolving Period (but no more than two (2) times during any calendar week), the Issuer may increase the Aggregate Class A Note Principal upon one (1) Business Day’s prior notice to the Indenture Trustee, the Transfer Agent and Registrar, the Servicer and the Noteholders (each such increase referred to as an “Increase”). Upon each Increase, the Transfer Agent and Registrar shall indicate in the Note Register such Increase. Any such Increase will be effective only upon satisfaction of each of the following conditions:
(i)the amount of each such Increase shall be equal to or greater than $1,000,000 (and in integral multiples of $10,000 in excess thereof);
(ii)after giving effect to such Increase, the Aggregate Class A Note Principal shall not exceed the Class A Maximum Principal Amount;
(iii)such Increase and the application of the proceeds thereof shall not result in the occurrence of a Rapid Amortization Event, a Servicer Default, an Event of Default or a Default;
(iv)a certification (in form and substance satisfactory to the Required Noteholders) from the Servicer that no Borrowing Base Shortfall shall exist (after giving effect to such Increase);
(v)a certification of the Servicer (in form and substance satisfactory to the Indenture Trustee and the Required Noteholders) to the Indenture Trustee that all conditions precedent for Increases under the Transaction Documents have been satisfied and that such Increase is authorized and permitted under the Transaction Documents; and
(vi)the representations and warranties of the Issuer, the Depositor, the Servicer and the Seller set forth in this Indenture and the other Transaction Documents are true and correct as of the date of such Increase (except to the extent they relate to an earlier or later date, and then as of such earlier or later date); and
(vii)all conditions set forth in Section 4.2 of the Note Purchase Agreement shall have been satisfied at such time
(viii)all required consents, if any, have been obtained and all other conditions precedent for Increases under the Note Purchase Agreement have been satisfied.
(c)Upon receipt of the proceeds of each such Increase by or on behalf of the Issuer, the Indenture Trustee shall, or shall cause the Transfer Agent and Registrar to, indicate in the Note Register the amount thereof.
Section 1.2. Procedure for Decreases. On any Business Day (other than a Business Day between any Determination Date and the related Payment Date), the Issuer may upon written notice to the Indenture Trustee, the Servicer, any successor Servicer and the Noteholders (in accordance with the terms of the Note Purchase Agreement) deposit or cause to be deposited into the Collection Account amounts otherwise payable to the Issuer or other amounts so designated and distribute to the Class A Noteholders in respect of principal on the Class A Notes on the next Payment Date (in accordance with the priorities set forth in Section 5.15), an amount equal to the amount of such Decrease; provided, that,

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no Decrease shall reduce the Aggregate Class A Note Principal to less than $2,500,000 unless the Aggregate Class A Note Principal is reduced to zero. Each such Decrease shall be on a pro rata basis for all Class A Notes and shall be in a minimum principal amount of $1,000,000 (and in integral multiples of $10,000 in excess thereof), unless such Decrease reduces the Aggregate Class A Note Principal to zero. Upon such Decrease, the Servicer shall reflect such Decrease in the Monthly Servicer Report.
Section 1.3. Certain Fees and Expenses. The Trustee Fees and Expenses (and, in the case of the initial Servicer, the Servicing Fee) and other fees, expenses and indemnity amounts owed to the Indenture Trustee, Securities Intermediary, Depositary Bank, the Certificate Registrar, Owner Trustee, Depositor Receivables Trustee, the Servicer and any successor Servicer shall be paid by the cash flows from the Trust Estate and in no event shall the Indenture Trustee be liable therefor. The foregoing amounts shall be payable to the Indenture Trustee, Securities Intermediary, Depositary Bank, the Certificate Registrar, Owner Trustee, Depositor Receivables Trustee, the Servicer and any successor Servicer, as applicable, solely to the extent amounts are available for distribution in respect thereof pursuant to subsections 5.15(a)(i), (a)(ii) and (a)(vii), as applicable.
ARTICLE 4.

NOTEHOLDER LISTS AND REPORTS
Section 1.1. Issuer To Furnish To Indenture Trustee Names and Addresses of Noteholders and Certificateholders. The Issuer will furnish or cause the Transfer Agent and Registrar or the Certificate Registrar, as applicable, to furnish to the Indenture Trustee (a) not more than five (5) days after each Record Date a list, in such form as the Indenture Trustee may reasonably require, of the names and addresses of the Noteholders and Certificateholders as of such Record Date, (b) at such other times as the Indenture Trustee may request in writing, within thirty (30) days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than ten (10) days prior to the time such list is furnished; provided, however, that so long as the Indenture Trustee (or the entity serving as Indenture Trustee) is the Transfer Agent and Registrar and the Certificate Registrar, no such list shall be required to be furnished. The Issuer will furnish or cause to be furnished by the Transfer Agent and Registrar and the Certificate Registrar to the Paying Agent (if not the Indenture Trustee) such list for payment of distributions to Noteholders and Certificateholders.
Section 1.2. Preservation of Information; Communications to Noteholders and Certificateholders.
(a)The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Noteholders and Certificateholders contained in the most recent list furnished to the Indenture Trustee as provided in Section 4.1 and the names and addresses of Noteholders and Certificateholders received by the Indenture Trustee in its capacity as Transfer Agent and Registrar. The Indenture Trustee may destroy any list furnished to it as provided in such Section 4.1 upon receipt of a new list so furnished.
(b)Noteholders and Certificateholders may communicate (including pursuant to TIA Section 312(b) (if this Indenture is required to be qualified under the TIA)) with other Noteholders and Certificateholders with respect to their rights under this Indenture or under the Notes. If holders of Notes evidencing in aggregate not less than (i) 20% of the outstanding principal balance of the Notes or (ii) a percentage interest in the Certificates of at least 15% (the “Applicants”) apply in writing to the Indenture Trustee, and furnish to the Indenture Trustee reasonable proof that each such Applicant has owned a Note for a period of at least 6 months

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preceding the date of such application, and if such application states that the Applicants desire to communicate with other Noteholders or Certificateholders with respect to their rights under this Indenture or under the Notes and is accompanied by a copy of the communication which such Applicants propose to transmit, then the Indenture Trustee, after having been indemnified by such Applicants for its costs and expenses, shall within five (5) Business Days after the receipt of such application afford or shall cause the Transfer Agent and Registrar to afford such Applicants access during normal business hours to the most recent list of Noteholders and Certificateholders held by the Indenture Trustee and shall give the Issuer notice that such request has been made within five (5) Business Days after the receipt of such application. Such list shall be as of the most recent Record Date, but in no event more than forty-five (45) days prior to the date of receipt of such Applicants’ request.
(c)The Issuer, the Indenture Trustee and the Transfer Agent and Registrar shall have the protection of TIA Section 312(c) (if this Indenture is required to be qualified under the TIA). Every Noteholder and Certificateholder, by receiving and holding a Note, agrees with the Issuer and the Indenture Trustee that neither the Issuer, the Indenture Trustee, the Transfer Agent and Registrar, nor any of their respective agents shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Noteholders and Certificateholders in accordance with this Section 4.2, regardless of the source from which such information was obtained.
Section 1.3. Reports by Issuer.
(a) The Issuer or the Servicer shall deliver to the Indenture Trustee and the Noteholders, on the date, if any, the Issuer is required to file the same with the Commission, hard and electronic copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Issuer is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act;
(ii)the Issuer or the Servicer shall file with the Indenture Trustee and the Commission in accordance with rules and regulations prescribed from time to time by the Commission such additional information, documents and reports, if any, with respect to compliance by the Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations;
(iii)the Issuer or the Servicer shall supply to the Indenture Trustee and the Noteholders (and the Indenture Trustee shall transmit by mail or make available on via a website to all Noteholders and Certificateholders) such summaries of any information, documents and reports required to be filed by the Issuer (if any) pursuant to clauses (i) and (ii) of this Section 4.3(a) as may be required by rules and regulations prescribed from time to time by the Commission; and
(iv)the Servicer shall prepare and distribute any other reports required to be prepared by the Servicer under any Servicer Transaction Documents.
(b)Unless the Issuer otherwise determines, the fiscal year of the Issuer shall end on December 31 of each year.
Section 1.4. Reports by Indenture Trustee. If this Indenture is required to be qualified under the TIA, within sixty (60) days after each April 1, beginning with April 1, 2022 the Indenture Trustee shall mail to each Noteholder as required by TIA Section 313(c) a brief report dated as of such date that complies with TIA Section 313(a). If this Indenture

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is required to be qualified under the TIA, the Indenture Trustee also shall comply with TIA Section 313(b).
A copy of each report at the time of its mailing to Noteholders and Certificateholders shall be filed by the Indenture Trustee with the Commission and each stock exchange, if any, on which the Notes are listed. The Issuer shall notify the Indenture Trustee if and when the Notes are listed on any stock exchange.
Section 1.5. Reports and Records for the Indenture Trustee and Instructions.
(a)On each Determination Date the Servicer shall forward to the Indenture Trustee and the Noteholders a Monthly Servicer Report prepared by the Servicer.
(b)On each Payment Date, the Indenture Trustee or the Paying Agent shall make available in the same manner as the Monthly Servicer Report to each Noteholder and Certificateholder of record of the outstanding Notes or Certificates, the Monthly Statement with respect to such Notes or Certificates prepared by the Servicer.
ARTICLE 5.

ALLOCATION AND APPLICATION OF COLLECTIONS
Section 1.1. Rights of Noteholders . The Notes shall be secured by the entire Trust Estate, including the right to receive the Collections and other amounts at the times and in the amounts specified in this Article 5 to be deposited in the Trust Accounts or to be paid to the Noteholders of such Notes. In no event shall the grant of a security interest in the entire Trust Estate be deemed to entitle any Noteholder to receive Collections or other proceeds of the Trust Estate in excess of the amounts described in Article 5.
Section 1.2. Collection of Money. Except as otherwise expressly provided herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture. The Indenture Trustee shall apply all such money received by it as provided in this Indenture. Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Trust Estate, the Indenture Trustee may, but shall not be obligated to, take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture and any right to proceed thereafter as provided in Article 9.
Section 1.3. Establishment of Accounts.
(a)The Collection Account. The Indenture Trustee, for the benefit of the Secured Parties, shall establish and maintain with a Qualified Institution, in the name of the Issuer for the benefit of the Indenture Trustee on behalf of the Secured Parties, a non-interest bearing segregated trust account (the “Collection Account”) bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Secured Parties. Pursuant to authority granted to it pursuant to Section 2.4 of the Servicing Agreement, the Servicer shall have the revocable power to withdraw funds from the Collection Account for the purposes of carrying out its duties thereunder. The Indenture Trustee shall be the entitlement holder of the Collection Account, and shall possess all right, title and interest in all moneys, instruments, securities and other property on deposit from time to time in the Collection

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Account and the proceeds thereof for the benefit of the Secured Parties. Initially, the Collection Account will be established with the Securities Intermediary. Funds on deposit in the Collection Account that are not both deposited and to be withdrawn on the same day shall be invested in Permitted Investments, in accordance with a direction from the Issuer pursuant to Section 5.3(e).
(b)The Reserve Account. The Indenture Trustee, for the benefit of the Secured Parties, shall establish and maintain with a Qualified Institution, in the name of the Issuer on behalf of the Indenture Trustee for the benefit of the Secured Parties, a non-interest bearing segregated trust account (the “Reserve Account”) bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Secured Parties. The Indenture Trustee shall be the entitlement holder of the Reserve Account, and shall possess all right, title and interest in all moneys, instruments, securities and other property on deposit from time to time in the Reserve Account and the proceeds thereof for the benefit of the Secured Parties. Initially, the Reserve Account will be established with the Securities Intermediary. Funds on deposit in the Reserve Account that are not both deposited and to be withdrawn on the same day shall be invested in Permitted Investments, in accordance with a direction from the Issuer pursuant to Section 5.3(e).
That portion of the proceeds of the Notes set forth in Section 3.4 shall be deposited into the Reserve Account. In addition, on any Monthly Payment Date, the Indenture Trustee shall transfer Available Funds to the Reserve Account as and to the extent provided in Article 5 hereof. Moneys in the Reserve Account that constitute Available Funds shall be applied on any Monthly Payment Date as provided in Article 5 hereof.
(c)[Reserved].
(d)[Reserved].
(e)Administration of the Collection Account and the Reserve Account. Funds on deposit in the Collection Account or the Reserve Account that are not both deposited and to be withdrawn on the same date shall be invested in Permitted Investments. Any such investment shall mature and such funds shall be available for withdrawal on or prior to the Business Day immediately preceding the Payment Date immediately following the Monthly Period in which such funds were received or deposited. Wilmington Trust, National Association is hereby appointed as the initial securities intermediary hereunder (the “Securities Intermediary”) and accepts such appointment. The Securities Intermediary represents, warrants, and covenants, and the parties hereto agree, that at all times prior to the termination of this Indenture: (i) the Securities Intermediary shall be a bank that in the ordinary course of its business maintains securities accounts for others and is acting in that capacity hereunder; (ii) the Collection Account and the Reserve Account each shall be an account maintained with the Securities Intermediary to which financial assets may be credited and the Securities Intermediary shall treat the Indenture Trustee as entitled to exercise the rights that comprise such financial assets; (iii) each item of property credited to the Collection Account or the Reserve Account shall be treated as a financial asset; (iv) the Securities Intermediary shall comply with entitlement orders originated by the Indenture Trustee without further consent by the Issuer or any other Person; (v) the Securities Intermediary waives any Lien on any property credited to the Collection Account or the Reserve Account, and (vi) the Securities Intermediary agrees that its jurisdiction for purposes of Section 8-110 and Section 9-305(a)(3) of the UCC shall be New York. The Securities Intermediary shall maintain for the benefit of the Secured Parties, possession or control of each other Permitted Investment (including any negotiable instruments, if any, evidencing such Permitted Investments) not credited to or deposited in a Trust Account (other than such as are described in clause (b) of the definition thereof); provided that no Permitted Investment shall be disposed of prior to its maturity date if such disposition

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would result in a loss. Nothing herein shall impose upon the Securities Intermediary any duties or obligations other than those expressly set forth herein and those applicable to a securities intermediary under the UCC. The Securities Intermediary shall be entitled to all of the protections available to a securities intermediary under the UCC. At the end of each month, all interest and earnings (net of losses and investment expenses) on funds on deposit in the Collection Account and on deposit in the Reserve Account, respectively, shall be treated as Investment Earnings. If at the end of a month losses and investment expenses on funds on deposit in the Collection Account or the Reserve Account exceed interest and earnings on such funds during such month, losses and expenses to the extent of such excess will be allocated among the Noteholders and the Issuer as provided in Section 5.15. Subject to the restrictions set forth above, the Issuer, or a Person designated in writing by the Issuer, of which the Indenture Trustee shall have received written notification thereof, shall have the authority to instruct the Indenture Trustee with respect to the investment of funds on deposit in the Collection Account or the Reserve Account. Notwithstanding anything herein to the contrary, if the Issuer (or its designee) has not provided such direction, the funds in the Collection Account and the Reserve Account will remain uninvested. Neither the Indenture Trustee nor the Securities Intermediary shall have any responsibility or liability for any loss which may result from any investment or sale of investment made pursuant to this Indenture. Wilmington Trust, National Association (in any capacity hereunder) is hereby authorized, in making or disposing of any investment permitted by this Indenture, to deal with itself (in its individual capacity) or with any one or more of its affiliates, whether it or any such affiliate is acting as agent of Wilmington Trust, National Association (acting in any capacity hereunder) or for any third person or dealing as principal for its own account. The parties to the Transaction Documents acknowledge that the Wilmington Trust, National Association (individually and in any capacity hereunder) is not providing investment supervision, recommendations, or advice.
(f)Wilmington Trust, National Association shall be the depositary bank hereunder with respect to certain deposit accounts, which shall be non-interest bearing trust accounts, as may be established from time to time (the “Depositary Bank”). For the avoidance of doubt, there currently is no such deposit account established hereunder.
(g)Qualified Institution. If, at any time, the institution holding any account established pursuant to this Section 5.3 ceases to be a Qualified Institution, the Indenture Trustee shall, within ten (10) Business Days, establish a new account or accounts, as the case may be, meeting the conditions specified above with a Qualified Institution, and shall transfer any cash or any investments to such new account or accounts, as the case may be.
(h)Each of the Securities Intermediary, the Certificate Registrar, and the Depositary Bank shall be entitled to all the same rights, privileges, protections, immunities and indemnities as are contained in Article 11 of this Indenture, all of which are incorporated into this Section 5.3 mutatis mutandis, in addition to any such rights, privileges, protections, immunities and indemnities contained in this Section 5.3; provided, however; that nothing contained in this Section 5.3 or in Article 11 shall (i) relieve the Securities Intermediary of the obligation to comply with entitlement orders as provided in Section 5.3(e) or (ii) relieve the Depositary Bank of the obligation to comply with instructions directing disposition of the funds as provided in Section 5.3(f).
Section 1.4. Collections and Allocations.
(a)Collections in General. Until this Indenture is terminated pursuant to Section 12.1, the Issuer shall cause, or shall cause the Servicer under the Servicing Agreement to cause, all Collections due and to become due, as the case may be, to be transferred to the Collection Account as promptly as possible after the date of receipt by the Servicer of such Collections, but in no event later than the second Business Day following the Date of

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Processing (or with respect to In-Store Payments, the third Business Day following receipt). All monies, instruments, cash and other proceeds received by the Servicer in respect of the Trust Estate pursuant to this Indenture shall be deposited in the Collection Account as specified herein and shall be applied as provided in this Article 5 and Article 6.
The Servicer shall allocate such amounts to the Issuer in accordance with this Article 5 and shall instruct the Indenture Trustee to withdraw the required amounts from the Collection Account or pay such amounts to the Issuer in accordance with this Article 5. The Servicer shall make such deposits or payments on the date indicated therein by wire transfer.
(b)[Reserved].
(c)Issuer Distributions. During the Revolving Period, all amounts on deposit in the Collection Account in excess of the Required Monthly Payments may be paid to the Issuer on each Business Day (“Issuer Distributions”) provided that (i) the Coverage Test is satisfied after giving effect to any such payment to the Issuer; and (ii) any such payment to the Issuer shall be limited to the extent used by the Issuer for Permissible Uses. The Issuer (or the Servicer) shall provide the Indenture Trustee with written notice or a transfer or purchaser report (which may be in the form of a spreadsheet) as to the amount of Issuer Distributions for any Business Day, and delivery of such notice or report shall be deemed to be a certification by the Issuer that the foregoing conditions were satisfied. Upon receipt of such certification, the Indenture Trustee shall forward the Issuer Distributions directly to or at the direction of the Issuer.
The Issuer will meet the “Coverage Test” if, on any date of determination:
(i)no Borrowing Base Shortfall shall exist;
(ii)the amount remaining on deposit in the Collection Account equals or exceeds the amount distributable on the next Payment Date under clauses (a)(i)-(v) of Section 5.15 (the “Required Monthly Payments”);
(iii)the Amortization Period has not commenced; and
(iv)there shall not exist on such Business Day, and such application thereof shall not result in the occurrence of, a Rapid Amortization Event, a Servicer Default, an Event of Default or a Default (in each case determined by the Servicer taking into account any increases, decreases and status changes of the Receivables and any increases or decreases in the Notes and the amount on deposit in the Collection Account including those scheduled to occur on such date).
(d)[Reserved].
(e)Disqualification of Institution Maintaining Collection Account. Upon and after the establishment of a new Collection Account with a Qualified Institution, the Servicer shall deposit or cause to be deposited all Collections as set forth in Section 5.3(a) into the new Collection Account, and in no such event shall deposit or cause to be deposited any Collections thereafter into any account established, held or maintained with the institution formerly maintaining the Collection Account (unless it later becomes a Qualified Institution or qualified corporate trust department maintaining the Collection Account).
Section 1.5. Determination of Monthly Interest. Monthly interest with respect to each of the Notes shall be determined, allocated and distributed in accordance with the procedures set forth in Section 5.12.

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Section 1.6. Determination of Monthly Principal. Monthly principal and other amounts with respect to each of the Notes shall be determined, allocated and distributed in accordance with the procedures set forth in Section 5.15. However, all principal or interest with respect to any of the Notes shall be due and payable no later than the Legal Final Payment Date with respect to the Notes.
Section 1.7. General Provisions Regarding Accounts. Subject to Section 11.1(c), the Indenture Trustee shall not in any way be held liable by reason of any insufficiency in any of the Trust Estate resulting from any loss on any Permitted Investment included therein except for losses attributable to the Indenture Trustee’s failure to make payments on such Permitted Investments issued by the Indenture Trustee, in its commercial capacity as principal obligor and not as trustee, in accordance with their terms.
Section 1.8. Removed Receivables. Upon satisfaction of the conditions and the requirements of any of (i) Section 8.3(a) and Section 15.1 hereof, (ii) Section 2.7 of the Servicing Agreement, (iii) Section 6.1 of the Purchase Agreement or (iv) Sections 2.7 and 6.1 of the Transfer Agreement, as applicable, the Issuer shall execute and deliver and, upon receipt of an Issuer Order or an Administrator Order, the Indenture Trustee shall acknowledge an instrument in the form attached hereto as Exhibit B evidencing the Indenture Trustee’s release of the related Removed Receivables and Related Security, and the Removed Receivables and Related Security shall no longer constitute a part of the Trust Estate. No party relying upon an instrument executed by the Indenture Trustee as provided in this Article 5 shall be bound to ascertain the Indenture Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.
Section 1.9. [Reserved].
Section 1.10. [Reserved].
Section 1.11. [Reserved].
Section 1.12. Determination of Monthly Interest; LIBOR Notification.
(a)The amount of monthly interest payable on the Class A Notes on each Payment Date will be determined by the Servicer as of each Determination Date and will be an amount for each day during the related Interest Period equal to the product of (i) 1/360, times (ii) the Class A Note Rate in effect on such day, times (iii) the Aggregate Class A Note Principal on such day (such aggregate amount for any Interest Period, the “Class A Monthly Interest”).
In addition to the Class A Monthly Interest, an amount equal to the sum of (i) the amount of any unpaid Class A Deficiency Amount, as defined below, plus (ii) an amount for each day during the related Interest Period equal to the product of (A) 1/360, times (B) the Class A Note Rate in effect on such day, times (C) any Class A Deficiency Amount, as defined below (or the portion thereof which has not theretofore been paid to the Class A Noteholders), will also be payable to the Class A Noteholders (such aggregate amount for any Interest Period being herein called the “Class A Additional Interest”). The “Class A Deficiency Amount” for any Determination Date shall be equal to the excess, if any, of (x) the sum of (i) the Class A Monthly Interest and the Class A Additional Interest, in each case for the Interest Period ended immediately prior to the preceding Payment Date, plus (ii) any Class A Deficiency Amount for the preceding period, over (y) the amount actually paid in respect thereof on the preceding Payment Date; provided, however, that the Class A Deficiency Amount on the first Determination Date shall be zero.

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(b)The interest rate on the Class A Notes is determined by reference to One-Month LIBOR, which is derived from the London interbank offered rate (“LIBOR”). LIBOR is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. On March 5, 2021, the U.K. Financial Conduct Authority (“FCA”) publicly announced that: (a) immediately after December 31, 2021, publication of the 1-week and 2-month U.S. Dollar LIBOR settings will permanently cease; immediately after June 30, 2023, publication of the overnight and 12-month U.S. Dollar LIBOR settings will permanently cease; and immediately after June 30, 2023, the 1-month, 3-month and 6-month Dollar LIBOR settings will cease to be provided or, subject to the FCA’s consideration of the case, be provided on a synthetic basis and no longer be representative of the underlying market and economic reality they are intended to measure and that representativeness will not be restored. There is no assurance that dates announced by the FCA will not change or that the administrator of LIBOR and/or regulators will not take further action that could impact the availability, composition, or characteristics of LIBOR or the currencies and/or tenors for which LIBOR is published. Each party to this Indenture should consult its own advisors to stay informed of any such developments. Public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of LIBOR. Upon the occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, Sections 5.17(b) and (c) provide the mechanisms for determining an alternative rate of interest. The Required Noteholders will promptly notify the Issuer and the Noteholders (with a copy to the Indenture Trustee and the Paying Agent), pursuant to Section 5.17(e), of any change to the reference rate upon which the interest rate on Class A Notes is based. The Noteholders, the Owner Trustee, the Indenture Trustee and the Paying Agent do not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to LIBOR or with respect to any alternative or successor rate thereto, or replacement rate thereof (including, without limitation, (i) any such alternative, successor or replacement rate implemented pursuant to Section 5.17(b) or (c), whether upon the occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, and (ii) the implementation of any Benchmark Replacement Conforming Changes pursuant to Section 5.17(d), including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, LIBOR or have the same volume or liquidity as did the London interbank offered rate prior to its discontinuance or unavailability. The Noteholders, the Indenture Trustee, the Paying Agent and their respective affiliates and/or other related entities may engage in transactions that affect the calculation of any successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Issuer. The Required Noteholders may select information sources or services in their reasonable discretion to ascertain any Benchmark or any component thereof, in each case pursuant to the terms of this Indenture, and shall have no liability to the Issuer, any Noteholder or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
Section 1.13. [Reserved].
Section 1.14. [Reserved].
Section 1.15. Monthly Payments. On or before the Business Day immediately preceding each Payment Date, the Servicer shall instruct the Indenture Trustee in writing (which writing shall be substantially in the form of the Monthly Servicer Report attached as Exhibit B to the Servicing Agreement) to withdraw, and the Indenture Trustee, acting in accordance with such instructions, shall withdraw on the related Payment Date, as applicable, to the extent of the funds

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credited to the relevant accounts, the amounts required to be withdrawn from the Collection Account and the Reserve Account as follows:
(a)An amount equal to the Distributable Funds for such Payment Date shall be distributed by the Indenture Trustee on such Payment Date in the following priority to the extent of funds available therefor:
(i)first, to the Indenture Trustee, the Securities Intermediary, the Depositary Bank, the Certificate Registrar, the Owner Trustee, the Depositor Receivables Trustee and any successor Servicer (distributed on a pari passu and pro rata basis), an amount equal to the accrued and unpaid Trustee Fees and Expenses for such Payment Date (plus the Trustee Fees and Expenses due but not paid on any prior Payment Date);
(ii)second, if Oportun, Inc. is the Servicer, to the Servicer an amount equal to the accrued and unpaid Servicing Fee for such Payment Date (plus any Servicing Fee due but not paid on any prior Payment Date);
(iii)third, (A) to the Class A Noteholders, an amount equal to the sum of (I) the Class A Monthly Interest for such Payment Date, plus (II) the amount of any Class A Deficiency Amount for such Payment Date, plus (III) the amount of any Class A Additional Interest for such Payment Date, (B) to the Class A Noteholders, an amount equal to the aggregate accrued and unpaid Unused Fees for the prior Monthly Period and (C) to the Class A Noteholders, an amount equal to the aggregate accrued and unpaid Legacy Additional Interest for the prior Monthly Period;
(iv)fourth, to the Class A Noteholders, an amount equal to the Borrowing Base Shortfall, if any;
(v)fifth, to the Class A Noteholders, any other amounts payable thereto (excluding the Aggregate Class A Note Principal but including any unreimbursed fees, expenses and indemnity amounts) pursuant to the Transaction Documents;
(vi)sixth, during the Amortization Period and at any time on or after the Legal Final Payment Date, to the Class A Noteholders, all remaining amounts until the Class A Notes have been paid in full;
(vii)seventh, to the Indenture Trustee, the Securities Intermediary, the Depositary Bank, the Certificate Registrar, the Owner Trustee, the Depositor Receivables Trustee and any successor Servicer (distributed on a pari passu and pro rata basis), an amount equal to any unreimbursed fees, expenses and indemnity amounts of the Indenture Trustee, the Securities Intermediary, the Depositary Bank, the Owner Trustee, the Depositor Receivables Trustee and any successor Servicer;
(viii)eighth, so long as no Rapid Amortization Event or Event of Default has occurred and is continuing, an amount equal to the lesser of (A) the remaining Distributable Funds and (B) the amount, if any, necessary to increase the amounts credited to the Reserve Account to the Reserve Account Requirement for such Payment Date shall be deposited into the Reserve Account on the related Payment Date; and
(ix)ninth, during the Revolving Period and so long as no Rapid Amortization Event, Servicer Default or Event of Default has occurred the balance, if any, shall be released to the Issuer, free and clear of the Lien of the Indenture, for distribution on the Certificates pursuant to the Trust Agreement and in accordance with the Servicer’s instructions in the applicable Monthly Servicer Report.

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Section 1.16. Servicer’s Failure to Make a Deposit or Payment. The Indenture Trustee shall not have any liability for any failure or delay in making the payments or deposits described herein resulting from a failure or delay by the Servicer to make, or give instructions to make, such payment or deposit in accordance with the terms herein. If the Servicer fails to make, or give instructions to make, any payment, deposit or withdrawal required to be made or given by the Servicer at the time specified in this Indenture (including applicable grace periods), the Indenture Trustee shall make such payment, deposit or withdrawal from the applicable Trust Account without instruction from the Servicer. The Indenture Trustee shall be required to make any such payment, deposit or withdrawal hereunder only to the extent that the Indenture Trustee has sufficient information to allow it to determine the amount thereof. The Servicer shall, upon reasonable request of the Indenture Trustee, promptly provide the Indenture Trustee with all information necessary and in its possession to allow the Indenture Trustee to make such payment, deposit or withdrawal. Such funds or the proceeds of such withdrawal shall be applied by the Indenture Trustee in the manner in which such payment or deposit should have been made (or instructed to be made) by the Servicer.
Section 1.17. Determination of One-Month LIBOR.
(a)Subject to clauses (b), (c), (d), (e) and (f) of this Section 5.17:
(i)On each Business Day, the Calculation Agent shall determine One-Month LIBOR on the basis of the rate for Dollar deposits for a period equal to one month which appears on Reuters Page LIBOR01 as of 11:00 a.m. (London time) on such Business Day (or such other page as may replace such page on that service or other service or services as may be nominated by ICE Benchmark Administration Limited or any successor organization for the purpose of displaying London interbank offered rates of U.S. dollar deposits for a one-month period) and shall send to the Servicer and the Issuer, by facsimile or e-mail, notification of One-Month LIBOR for such Business Day.
(ii)If on any Business Day such rate does not appear on Reuters Page LIBOR01 (or such other page), then the Class A Note Rate shall be determined by the Calculation Agent by reference to the Alternative Rate and communicated to the Servicer and the Issuer, by facsimile or e-mail.
(iii)On each Determination Date related to a Payment Date, prior to 3:00 p.m. (New York time), the Calculation Agent shall send to the Servicer, the Issuer and the Noteholders, by facsimile or e-mail, notification of One-Month LIBOR or the Alternative Rate for each day during the prior Interest Period.
(b)Notwithstanding anything to the contrary herein or in any other Transaction Document, if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) or (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Transaction Document (other than the Purchase Agreement) in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Indenture or any other Transaction Document and (y) if a Benchmark Replacement is determined in accordance with clause (3) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Transaction Document (other than the Purchase Agreement) in respect of any Benchmark setting at or after 5:00 p.m. (New York City

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time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Noteholders (with a copy to the Indenture Trustee and Paying Agent) without any amendment to, or further action or consent of any other party to, this Indenture or any other Transaction Document so long as the Issuer has not received, by such time, written notice of objection to such Benchmark Replacement from Noteholders comprising the Required Noteholders.
(c)Notwithstanding anything to the contrary herein or in any other Transaction Document and subject to the proviso below in this paragraph, if a Term SOFR Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Transaction Document (other than the Purchase Agreement) in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Indenture or any other Transaction Document; provided that, this clause (c) shall not be effective unless the Required Noteholders has delivered to the Noteholders and the Issuer a Term SOFR Notice.
(d)In connection with the implementation of a Benchmark Replacement, the Required Noteholders will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Indenture or any other Transaction Document; provided that no such amendment may adversely affect the rights, duties, immunities, protections or indemnification rights of the Indenture Trustee, Paying Agent, Registrar, Depositary Bank, Securities Intermediary, Depositor Loan Trustee, Owner Trustee or Collateral Trustee without its written consent or shall be made to the Purchase Agreement.
(e)The Required Noteholders will promptly notify the Issuer and the Noteholders (with a copy to the Indenture Trustee and the Paying Agent) of (i) any occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes and (iv) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by any Noteholder (or group of Noteholders) pursuant to this Section 5.17, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Indenture or any other Transaction Document, except, in each case, as expressly required pursuant to this Section 5.17.
(f)Upon the Issuer’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Issuer may revoke any request for an Advance to be made during any Benchmark Unavailability Period. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, each Loan Rate shall be determined by the Calculation Agent by reference to the Alternative Rate and communicated to the Servicer and the Issuer, by facsimile or e-mail.

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ARTICLE 6.

DISTRIBUTIONS AND REPORTS
Section 1.1. Distributions.
(a)On each Payment Date, the Indenture Trustee shall distribute (in accordance with the Monthly Servicer Report delivered by the Servicer on or before such related Determination Date pursuant to Section 2.8 of the Servicing Agreement) to each Noteholder of record on the immediately preceding Record Date (other than as provided in Section 12.5 respecting a final distribution), such Noteholder’s pro rata share (based on the Note Principal held by such Noteholder) of the amounts that are payable to the Noteholders pursuant to Section 5.15 by wire transfer to an account designated by such Noteholders.
(b)Notwithstanding anything to the contrary contained in this Indenture, if the amount distributable in respect of principal on the Notes on any Payment Date is less than one dollar, then no such distribution of principal need be made on such Payment Date to the Noteholders.
Section 1.2. Monthly Statement.
(a)On or before each Payment Date, the Indenture Trustee shall make available electronically to each Noteholder and Certificateholder, a statement in substantially the form of Exhibit D hereto (a “Monthly Statement”) prepared by the Servicer and delivered to the Indenture Trustee on the preceding Determination Date and setting forth, among other things, the following information:
(i)the amount of Collections received during the related Monthly Period;
(ii)the amount of Collections received during the related Monthly Period in respect of Finance Charge Receivables and Principal Receivables;
(iii)the amount of Collections received during the related Monthly Period in respect of any annual fees, late fees, returned check fees and any other fees payable by the Obligors on the Receivables;
(iv)the amount of Available Funds and Distributable Funds on deposit in the Collection Account and, if applicable, the Reserve Account on such Payment Date;
(v)the amount of Trustee Fees and Expenses, Class A Monthly Interest, Class A Deficiency Amounts, Class A Additional Interest and the Unused Fee, respectively, for such Payment Date;
(vi)the Reserve Account Requirement and the balance in the Reserve Account on such Payment Date;
(vii)the amount of the Servicing Fee for such Payment Date;
(viii)the total amount to be distributed to the Class A Noteholders on such Payment Date;
(ix)the outstanding principal balance of the Class A Notes as of the end of the day on the Payment Date;

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(x)the amount of any Increases and Decreases in the Notes during the related Monthly Period;
(xi)One-Month LIBOR for each day during the related Interest Period;
(xii)the date on which the Amortization Period commenced, if applicable;
(xiii)the aggregate Outstanding Receivables Balance of Receivables which were 1-29 days, 30-59 days, 60-89 days, and 90-119 days delinquent, respectively, as of the end of the preceding Monthly Period;
(xiv)the (a) Liabilities, (b) Tangible Net Worth and (c) Leverage Ratio, in each case, of the Parent as of the end of the second preceding Monthly Period (including, in each case, each of the components thereof);
(xv)the aggregate amount of cash and Cash Equivalents of the Seller as of the end of the second preceding Monthly Period;
(xvi)whether any of the Financial Covenants as of the end of the second preceding Monthly Period have been breached;
(xvii)the aggregate Outstanding Receivables Balance of all Delinquent Receivables as of the end of the preceding Monthly Period;
(xviii)the aggregate Outstanding Receivables Balance of all Receivables that became Defaulted Receivables during the preceding Monthly Period;
(xix)the Three-Month Average Default Percentage for the preceding Monthly Period;
(xx)the Three-Month Average Principal Payment Rate for the preceding Monthly Period;
(xxi)the aggregate Outstanding Receivables Balance of all Eligible Receivables as of the end of the preceding Monthly Period; and
(xxii)the amount and calculation of each excess concentration set forth in the definition of “Concentration Limits” as of the end of the preceding Monthly Period.
On or before each Payment Date, to the extent the Servicer provides such information to the Indenture Trustee, the Indenture Trustee will make available the monthly Servicer statement via the Indenture Trustee’s Internet website and, with the consent or at the direction of the Issuer, such other information regarding the Notes and/or the Receivables as the Indenture Trustee may have in its possession, but only with the use of a password provided by the Indenture Trustee; provided, however, the Indenture Trustee shall have no obligation to provide such information described in this Section 6.2 until it has received the requisite information from the Issuer or the Servicer and the applicable Noteholder or Certificateholder has completed the information necessary to obtain a password from the Indenture Trustee. The Indenture Trustee will make no representation or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor.
(b)The Indenture Trustee’s internet website shall be initially located at “www.wilmingtontrustconnect.com” or at such other address as shall be specified by the Indenture Trustee from time to time in writing to the Noteholders and Certificateholders. In

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connection with providing access to the Indenture Trustee’s internet website, the Indenture Trustee may require registration and the acceptance of a disclaimer. The Indenture Trustee shall not be liable for information disseminated in accordance with this Indenture.
(c)Annual Tax Statement. To the extent required by the Code or the Treasury regulations thereunder, on or before January 31 of each calendar year, the Indenture Trustee shall distribute to each Person who at any time during the preceding calendar year was a Noteholder or a Certificateholder, a statement prepared by the Servicer containing the information required to be contained in the regular monthly report to Noteholders and Certificateholders, as set forth in subclauses (v) and (vi) above , aggregated for such calendar year, and a statement prepared by the Servicer with such other customary information (consistent with the treatment of the Notes as debt) required by applicable tax Law to be distributed to the Noteholders. Such obligations of the Indenture Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Indenture Trustee pursuant to any requirements of the Code as from time to time in effect.
Section 1.3. Issuer Payments. The Issuer agrees to pay, and the Issuer agrees to instruct the Servicer and the Indenture Trustee to pay, all amounts payable by it with respect to the Notes, this Indenture and each of the other Transaction Documents to the applicable account designated by the Person to which such amount is owing. All such amounts to be paid by the Issuer shall be paid no later than 3:00 p.m. (New York time) on the day when due as determined in accordance with this Indenture and each of the other Transaction Documents, in lawful money of the United States in immediately available funds. Amounts received after that time shall be deemed to have been received on the next Business Day and shall bear interest at the Default Rate, which interest shall be payable on demand.
ARTICLE 7.

REPRESENTATIONS AND WARRANTIES OF THE ISSUER
Section 1.1. Representations and Warranties of the Issuer. The Issuer hereby represents and warrants to the Indenture Trustee and each of the Secured Parties that:
(a)Organization and Good Standing, etc. The Issuer has been duly organized and is validly existing and in good standing under the Laws of the State of Delaware, with power and authority to own its properties and to conduct its respective businesses as such properties are presently owned and such business is presently conducted. The Issuer is not organized under the Laws of any other jurisdiction or Governmental Authority. The Issuer is duly licensed or qualified to do business as a foreign entity in good standing in the jurisdiction where its principal place of business and chief executive office is located and in each other jurisdiction in which the failure to be so licensed or qualified would be reasonably likely to have a Material Adverse Effect.
(b)Power and Authority; Due Authorization. The Issuer has (a) all necessary power, authority and legal right to (i) execute, deliver and perform its obligations under this Indenture and each of the other Transaction Documents to which it is a party and (b) duly authorized, by all necessary action, the execution, delivery and performance of this Indenture and the other Transaction Documents to which it is a party and the borrowing, and the granting of security therefor, on the terms and conditions provided herein.
(c)No Violation. The consummation of the transactions contemplated by this Indenture and the other Transaction Documents and the fulfillment of the terms hereof will not (a) conflict with, result in any breach of any of the terms and provisions of, or constitute (with

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or without notice or lapse of time or both) a default under, (i) the organizational documents of the Issuer or (ii) any indenture, loan agreement, pooling and servicing agreement, receivables purchase agreement, mortgage, deed of trust, or other agreement or instrument to which the Issuer is a party or by which it or its properties is bound, (b) result in or require the creation or imposition of any Adverse Claim upon its properties pursuant to the terms of any such indenture, loan agreement, pooling and servicing agreement, receivables purchase agreement, mortgage, deed of trust, or other agreement or instrument, other than pursuant to the terms of the Transaction Documents, or (c) violate any Law applicable to the Issuer or of any Governmental Authority having jurisdiction over the Issuer or any of its respective properties.
(d)Validity and Binding Nature. This Indenture is, and the other Transaction Documents to which it is a party when duly executed and delivered by the Issuer and the other parties thereto will be, the legal, valid and binding obligation of the Issuer enforceable in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Law affecting creditors’ rights generally and by general principles of equity.
(e)Government Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority required for the due execution, delivery or performance by the Issuer of any Transaction Document to which it is a party remains unobtained or unfiled, except for the filing of the UCC financing statements.
(f)[Reserved].
(g)Margin Regulations. The Issuer is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds with respect to the sale of the Notes, directly or indirectly, will be used for a purpose that violates, or would be inconsistent with, Regulations T, U and X promulgated by the Federal Reserve Board from time to time.
(h)Perfection.
(i)On and after the Closing Date and each Payment Date, the Issuer shall be the owner of all of the Receivables and Related Security and Collections and proceeds with respect thereto, free and clear of all Adverse Claims. Within the time required pursuant to the Perfection Representations, all financing statements and other documents required to be recorded or filed in order to perfect and protect the assets of the Trust Estate against all creditors (other than Secured Parties) of, and purchasers (other than Secured Parties) from, the Issuer, the Depositor, the Depositor Receivables Trustee and the Seller will have been duly filed in each filing office necessary for such purpose, and all filing fees and taxes, if any, payable in connection with such filings shall have been paid in full;
(ii)the Indenture constitutes a valid grant of a security interest to the Indenture Trustee for the benefit of the Secured Parties in all right, title and interest of the Issuer in the Receivables, the Related Security and Collections and proceeds with respect thereto and all other assets of the Trust Estate, now existing or hereafter created or acquired. Accordingly, to the extent the UCC applies with respect to the perfection of such security interest, upon the filing of any financing statements described in Article 8 of the Indenture and the execution of the Transaction Documents, the Indenture Trustee shall have a first priority perfected security interest in such property and the proceeds thereof (to the extent provided in Section 9-315), subject to Permitted Encumbrances. Except as otherwise specifically provided in the Transaction Documents, neither the Issuer nor any Person claiming through or under the Issuer has any claim to or interest in

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the Collection Account. To the extent the UCC does not apply with respect to the perfection of such security interest, the Issuer shall have made all notice filings and taken all other reasonable steps available to it to perfect and protect the Indenture Trustee’s security interest in such property and the proceeds thereof against all Adverse Claims; and
(iii)immediately prior to, and after giving effect to, the initial purchase of the Notes, the Issuer will be Solvent.
(i)Offices. The principal place of business and chief executive office of the Issuer is located at the address referred to in Section 15.4 (or at such other locations, notified to the Indenture Trustee in jurisdictions where all action required thereby has been taken and completed).
(j)Tax Status. The Issuer has filed all tax returns (federal, state and local) required to be filed by it and has paid or made adequate provision for the payment of all taxes (including all state franchise taxes), assessments and other governmental charges that have become due and payable (including for such purposes, the setting aside of appropriate reserves for taxes, assessments and other governmental charges being contested in good faith).
(k)Use of Proceeds. No proceeds of any Notes will be used by the Issuer to acquire any security in any transaction which is subject to Section 13 or 14 of the Exchange Act.
(l)Compliance with Applicable Laws; Licenses, etc.
(i)The Issuer is in compliance with the requirements of all applicable Laws of all Governmental Authorities, a breach of any of which, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect.
(ii)The Issuer has not failed to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of its properties or to the conduct of its business, which violation or failure to obtain would be reasonably likely to have a Material Adverse Effect.
(m)No Proceedings. Except as described in Schedule 2:
(i)there is no order, judgment, decree, injunction, stipulation or consent order of or with any court or other government authority to which the Issuer is subject, and there is no action, suit, arbitration, regulatory proceeding or investigation pending, or, to the knowledge of the Issuer, threatened, before or by any Governmental Authority, against the Issuer; and
(ii)there is no action, suit, proceeding, arbitration, regulatory or governmental investigation, pending or, to the knowledge of the Issuer, threatened, before or by any Governmental Authority (A) asserting the invalidity of this Indenture, the Notes or any other Transaction Document, (B) seeking to prevent the issuance of the Notes pursuant hereto or the consummation of any of the other transactions contemplated by this Indenture or any other Transaction Document or (C) seeking to adversely affect the federal income tax attributes of the Issuer.
(n)Investment Company Act; Covered Fund. The Issuer is not an “investment company” within the meaning of the Investment Company Act and the Issuer relies on the exception from the definition of “investment company” set forth in Rule 3a-7 under the

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Investment Company Act, although other exceptions or exclusions may be available to the Issuer. The Issuer is not a “covered fund” as defined in the final regulations issued December 10, 2013 implementing the “Volcker Rule” (Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act), as amended.
(o)Eligible Receivables. Each Receivable included as an Eligible Receivable in any Monthly Servicer Report shall be an Eligible Receivable as of the date so included. Each Receivable, including Subsequently Purchased Receivables, purchased by the Issuer on any Purchase Date shall be an Eligible Receivable as of such Purchase Date unless otherwise specified to the Indenture Trustee in writing prior to such Purchase Date.
(p)Receivables Schedule. The most recently delivered schedule of Receivables reflects, in all material respects, a true and correct schedule of the Receivables included in the Trust Estate as of the date of delivery.
(q)ERISA. (i) Each of the Issuer, the Depositor, the Seller, the Servicer and their respective ERISA Affiliates is in compliance with ERISA unless, in the case of the Seller and the Servicer, any failure to so comply could not reasonably be expected to have a Material Adverse Effect or create a Lien on the assets of the Issuer or any of its ERISA Affiliates under Section 430(k) of the Code or Section 303(k) or 4068 of ERISA (“ERISA Lien”); and (ii) no ERISA Lien exists. No ERISA Event has occurred with respect to any Pension Plan that could reasonably be expected to have a Material Adverse Effect or result in an ERISA Lien.
(r)Accuracy of Information. All information heretofore furnished by, or on behalf of, the Issuer to the Indenture Trustee or any of the Noteholders in connection with any Transaction Document, or any transaction contemplated thereby, was, at the time it was furnished, true and accurate in every material respect (without omission of any information necessary to prevent such information from being materially misleading).
(s)Subsidiaries. The Issuer has no Subsidiaries and does not own or hold, directly or indirectly, any equity interest in any Person, other than Permitted Investments.
(t)Notes. The Notes have been duly and validly authorized, and, when executed and authenticated in accordance with the terms of the Indenture, and delivered to and paid for in accordance with the Note Purchase Agreement, will be duly and validly issued and outstanding and will be entitled to the benefits of the Indenture.
(u)Sales by the Seller. Each sale of Receivables by the Seller to the Depositor and the Depositor Receivables Trustee shall have been effected under, and in accordance with the terms of, the Purchase Agreement, including the payment by the Depositor to the Seller of an amount equal to the purchase price therefor as described in the Purchase Agreement, and each such sale shall have been made for “reasonably equivalent value” (as such term is used under Section 548 of the Bankruptcy Code) and not for or on account of “antecedent debt” (as such term is used under Section 547 of the Bankruptcy Code) owed by the Depositor to such Seller.
Section 1.2. Reaffirmation of Representations and Warranties by the Issuer. On the Closing Date and on each Business Day thereafter, the Issuer shall be deemed to have certified that all representations and warranties described in Section 7.1 hereof are true and correct on and as of such day as though made on and as of such day (except to the extent they relate to an earlier or later date, and then as of such earlier or later date).

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ARTICLE 8.

COVENANTS
Section 1.1. Money for Payments To Be Held in Trust. At all times from the date hereof to the Indenture Termination Date, unless the Required Noteholders shall otherwise consent in writing, all payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Collection Account shall be made on behalf of the Issuer by the Indenture Trustee or by another Paying Agent, and no amounts so withdrawn from Collection Account for payments of such Notes shall be paid over to the Issuer except as provided in this Indenture.
Section 1.2. Affirmative Covenants of Issuer. At all times from the date hereof to the Indenture Termination Date, unless the Required Noteholders shall otherwise consent in writing, the Issuer shall:
(a)Payment of Notes. Duly and punctually pay or cause to be paid principal of (and premium, if any), interest and other amounts on and with respect to the Notes pursuant to the provisions of this Indenture. Principal, interest and other amounts shall be considered paid on the date due if the Indenture Trustee or the Paying Agent holds on that date money designated for and sufficient to pay all principal, interest and other amounts then due. Amounts properly withheld under the Code by any Person from a payment to any Noteholder of interest, principal and/or other amounts shall be considered as having been paid by the Issuer to such Noteholder for all purposes of this Indenture.
(b)Maintenance of Office or Agency. Maintain an office or agency (which may be an office of the Indenture Trustee, Transfer Agent and Registrar or co-registrar) where Notes may be surrendered for registration of transfer or exchange, where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served, and where, at any time when the Issuer is obligated to make a payment of principal upon the Notes, the Notes may be surrendered for payment. The Issuer hereby initially appoints the Indenture Trustee to serve as its agent for purposes of the surrender for registration, transfer, exchange or payment of the Notes. The Issuer hereby initially appoints the Owner Trustee to serve as its agent for purposes of the service of notices and demands. The Issuer will give prompt written notice to the Indenture Trustee and the Noteholders of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Indenture Trustee or the principal office of the Owner Trustee, as applicable, for the purposes described in the initial appointments above, and the Issuer hereby appoints the Indenture Trustee and the Owner Trustee as its agent to receive all such surrenders, notices and demands, as described above.
The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Issuer will give prompt written notice to the Indenture Trustee and the Noteholders of any such designation or rescission and of any change in the location of any such other office or agency.
The Issuer hereby designates the Corporate Trust Office of the Indenture Trustee as one such office or agency of the Issuer.
(c)Compliance with Laws, etc.

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(i)Comply with all applicable Laws, a breach of any of which, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect;
(ii)Obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of the Receivables and its other properties or to the conduct of its business, the violation or failure to obtain which would be reasonably likely to have a Material Adverse Effect; and
(iii)Ensure that all governmental actions of all Governmental Authorities required with respect to the transactions contemplated by the Transaction Documents and the other documents related thereto have been obtained or made.
(d)Preservation of Existence. Preserve and maintain its existence rights, franchises and privileges in the jurisdiction of its incorporation or organization, and qualify and remain qualified in good standing as a foreign entity in the jurisdiction where its principal place of business and its chief executive office are located and in each other jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualifications would have a Material Adverse Effect.
(e)Performance and Compliance with Receivables. Timely and fully perform and comply with all provisions, covenants and other promises required to be observed by it under the Receivables and all other agreements related to such Receivables.
(f)Collection Policy. Comply with the Credit and Collection Policies in regard to each Receivable.
(g)Reporting Requirements of The Issuer. Until the Indenture Termination Date, furnish to the Noteholders:
(i)Financial Statements.
(A)as soon as available, and in any event within one hundred twenty (120) days after the end of each Fiscal Year of the Issuer, a copy of the annual unaudited report for such Fiscal Year of the Issuer including a copy of the balance sheet of the Issuer, in each case, as at the end of such Fiscal Year, together with the related statements of earnings and cash flows for such Fiscal Year;
(B)as soon as available and in any event within one hundred twenty (120) days after the end of each Fiscal Year of Consolidated Parent, a balance sheet of Consolidated Parent as of the end of such year and statements of income and retained earnings and of source and application of funds of Consolidated Parent, for the period commencing at the end of the previous Fiscal Year and ending with the end of such year, in each case setting forth comparative figures for the previous Fiscal Year, certified without material qualification by Deloitte & Touche LLP or other nationally recognized independent public accountants, together with a certificate of such accounting firm stating that in the course of the regular audit of the business of Consolidated Parent, such accounting firm has obtained no knowledge that an Event of Default, Default or Rapid Amortization Event has occurred and is continuing, or if, in the opinion of such accounting firm, such an Event of Default, Default or Rapid Amortization Event has occurred and is continuing; and

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(C)as soon as available and in any event within forty-five (45) days after the end of each fiscal quarter, quarterly balance sheets and quarterly statements of source and application of funds and quarterly statements of income and retained earnings of Consolidated Parent, certified by a Responsible Officer of Consolidated Parent (which certification shall state that such balance sheets and statements fairly present the financial condition and results of operations for such fiscal quarter, subject to year-end audit adjustments), delivery of which balance sheets and statements shall be accompanied by an Officer’s Certificate of the Administrator to the effect that, to the knowledge of the Administrator, no Event of Default, Default or Rapid Amortization Event has occurred and is continuing.
For so long as Consolidated Parent is subject to the reporting requirements of Section 13(a) of the Exchange Act, its filing of the annual and quarterly reports required under the Exchange Act, on a timely basis, shall be deemed compliance with this Section 8.2(g)(i).
(ii)Notice of Default, Event of Default or Rapid Amortization Event. Immediately, and in any event within one (1) Business Day after the Issuer obtains knowledge of the occurrence of each Default, Event of Default or Rapid Amortization Event a statement of a Responsible Officer of the Issuer setting forth details of such Default, Event of Default or Rapid Amortization Event and the action which the Issuer proposes to take with respect thereto;
(iii)Change in Credit and Collection Policies. Within ten (10) Business Days after the date any material change in or amendment to the Credit and Collection Policies is made, a copy of the Credit and Collection Policies then in effect indicating such change or amendment;
(iv)ERISA. Promptly after the filing or receiving thereof, copies of all reports and notices with respect to any ERISA Event which either (i) the Issuer, the Depositor, the Seller, the Servicer or any of their respective ERISA Affiliates files under ERISA with the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or (ii) the Issuer, the Depositor, the Seller, the Servicer or any of their respective ERISA Affiliates receives from the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor. The Issuer shall give the Indenture Trustee and each Noteholder prompt written notice of any ERISA Event that could result in the imposition of an ERISA Lien;
(v)If a Responsible Officer of the Issuer shall have actual knowledge of the occurrence of a Servicer Default, notice thereof to the Indenture Trustee, which notice shall specify the action, if any, the Issuer is taking in respect of such default. If a Servicer Default shall arise from the failure of the Servicer to perform any of its duties or obligations under the Servicing Agreement, the Issuer shall take all reasonable steps available to it to remedy such failure, including any action reasonably requested by the Indenture Trustee (acting at the direction of the Required Noteholders); and
(vi)On or before April 1, 2022 and on or before April 1 of each year thereafter, and otherwise in compliance with the requirements of TIA Section 314(a)(4) (if this Indenture is required to be qualified under the TIA), an Officer’s Certificate of the Administrator stating, as to the Responsible Officer signing such Officer’s Certificate, that:

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(A)a review of the activities of the Issuer during such year and of performance under this Indenture has been made under such Responsible Officer’s supervision; and
(B)to the best of such Responsible Officer’s knowledge, based on such review, the Issuer has complied with all conditions and covenants under this Indenture throughout such year, or, if there has been a Default, Event of Default or Rapid Amortization Event specifying each such Default, Event of Default or Rapid Amortization Event known to such Responsible Officer and the nature and status thereof.
(h)Use of Proceeds. Use the proceeds of the Notes solely in connection with the acquisition or funding of Receivables, funding any initial deposit to the Reserve Account as specified in Section 3.4, payment of costs of issuance of the Notes and other Permissible Uses.
(i)Protection of Trust Estate. At its expense, perform all acts and execute all documents necessary and desirable at any time to evidence, perfect, maintain and enforce the security interest of the Indenture Trustee in the Trust Estate and the priority thereof. The Issuer will prepare, deliver and authorize the filing of financing statements relating to or covering the Trust Estate (which financing statements may cover “all assets” of the Issuer).
(j)Inspection of Records. Once per calendar year (or upon the occurrence of a non-routine regulatory inquiry or during the continuance of any Event of Default or Servicer Default, as frequently as requested by the Required Noteholders), upon reasonable prior written notice (which, except during the continuance of any Event of Default or Servicer Default, shall be at least 30 days), permit the Required Noteholders or their duly authorized representatives, attorneys or auditors to inspect the Receivables, the Receivable Files and the Records at such times as such Person may reasonably request. Upon instructions from the Required Noteholders or their duly authorized representatives, attorneys or auditors, the Issuer shall release a copy of any document related to any Receivables to such Person.
(k)Furnishing of Information. Provide such cooperation, information and assistance, and prepare and supply the Indenture Trustee and the Noteholders with such data regarding the performance by the Obligors of their obligations under the Receivables and the performance by the Issuer and Servicer of their respective obligations under the Transaction Documents, as may be reasonably requested by the Indenture Trustee or the Required Noteholders from time to time.
(l)Performance and Compliance with Receivables. At its expense, timely and fully perform and comply with all material provisions, covenants and other promises, if any, required to be observed by the Issuer under the Receivables.
(m)Collections Received. Hold in trust, and immediately (but in any event no later than two (2) Business Days following the date of receipt thereof) transfer to the Servicer for deposit into the Collection Account (subject to Section 5.4(a)) all Collections, if any, received from time to time by the Issuer.
(n)Enforcement of Transaction Documents. Use commercially reasonable efforts to enforce all rights held by it under any of the Transaction Documents, shall not amend, supplement or otherwise modify any of the Transaction Documents and shall not waive any breach of any covenant contained thereunder without the prior written consent of the Required Noteholders. The Issuer shall take all actions necessary and desirable to enforce the Issuer’s rights and remedies under the Transaction Documents. The Issuer agrees that it will not waive timely performance or observance by the Servicer, the Depositor or the Seller of their respective

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duties under the Transaction Documents if the effect thereof would adversely affect any of the Secured Parties.
(o)Separate Legal Entity. The Issuer hereby acknowledges that the Indenture Trustee and the Noteholders are entering into the transactions contemplated by this Indenture and the other Transaction Documents in reliance upon the Issuer’s identity as a legal entity separate from any other Person. Therefore, from and after the date hereof, the Issuer shall take all reasonable steps to continue the Issuer’s identity as a separate legal entity and to make it apparent to third Persons that the Issuer is an entity with assets and liabilities distinct from those of any other Person, and is not a division of any other Person. Without limiting the generality of the foregoing and in addition to and consistent with the covenant set forth herein, the Issuer shall take such actions as shall be required in order to remain in compliance with Section 2.02 of the Trust Agreement.
(p)Minimum Net Worth. Have a net worth (in accordance with GAAP) of at least 1% of the outstanding amount of the Notes.
(q)Income Tax Characterization. For purposes of U.S. federal income, state and local income and franchise taxes, unless otherwise required by the relevant Governmental Authority, the Issuer will treat the Notes as debt.
Section 1.3. Negative Covenants. So long as any Notes are outstanding, the Issuer shall not, unless the Required Noteholders shall otherwise consent in writing:
(a)Sales, Liens, etc. Except pursuant to, or as contemplated by, the Transaction Documents, the Issuer shall not sell, transfer, exchange, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist voluntarily or, for a period in excess of ten (10) days, involuntarily any Adverse Claims upon or with respect to the Trust Estate, any interest therein or any right to receive any amount from or in respect thereof.
(b)Claims, Deductions. Claim any credit on, or make any deduction from the principal or interest payable in respect of, the Notes (other than amounts properly withheld from such payments under the Code or other applicable Law) or assert any claim against any present or former Noteholder by reason of the payment of the taxes levied or assessed upon any part of the Trust Estate.
(c)Mergers, Acquisitions, Sales, Subsidiaries, etc. The Issuer shall not:
(i)be a party to any merger or consolidation, or directly or indirectly purchase or otherwise acquire all or substantially all of the assets or any stock of any class of, or any partnership or joint venture interest in, any other Person, except for the Trust Estate and Permitted Investments, or sell, transfer, assign, convey or lease any of its property and assets (or any interest therein) other than pursuant to, or as contemplated by, this Indenture or the other Transaction Documents;
(ii)make, incur or suffer to exist an investment in, equity contribution to, loan or advance to, or payment obligation in respect of the deferred purchase price of property from, any other Person, except for Permitted Investments or pursuant to the Transaction Documents;
(iii)create any direct or indirect Subsidiary or otherwise acquire direct or indirect ownership of any equity interests in any other Person other than pursuant to the Transaction Documents; or

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(iv)enter into any transaction with any Affiliate except for the transactions contemplated by the Transaction Documents and  transactions upon fair and reasonable terms materially no less favorable to the Issuer than would be obtained in a comparable arm’s length transaction with a Person not an Affiliate.
(d)Other Debt. Except as provided for herein, the Issuer shall not create, incur, assume or suffer to exist any Indebtedness whether current or funded, other than (i) the Notes, (ii) Indebtedness of the Issuer representing fees, expenses and indemnities arising hereunder or under the Transfer Agreement for the purchase price of the Receivables under the Transfer Agreement and (iii) other Indebtedness permitted pursuant to Section 8.3(h).
(e)Certificate of Trust and Trust Agreement. The Issuer shall not amend or take any actions inconsistent with its certificate of trust or the Trust Agreement unless the Required Noteholders have agreed to such amendment or action as authorized by the Trust Agreement.
(f)Financing Statements. The Issuer shall not authorize the filing of any financing statement (or similar statement or instrument of registration under the Laws of any jurisdiction) or statements relating to the Trust Estate other than the financing statements authorized and filed in connection with and pursuant to the Transaction Documents.
(g)Business Restrictions. The Issuer shall not (i) engage in any business or transactions, or be a party to any documents, agreements or instruments, other than the Transaction Documents or those incidental to the purposes thereof, or (ii) make any expenditure for any assets (other than Receivables) if such expenditure, when added to other such expenditures made during the same calendar year would, in the aggregate, exceed Ten Thousand Dollars ($10,000); provided, however, that the foregoing will not restrict the Issuer’s ability to pay servicing compensation as provided herein or perform its obligations under the Transaction Documents and, so long as no Default, Event of Default or Rapid Amortization Event shall have occurred and be continuing, the Issuer’s ability to make payments or distributions legally made to the Issuer’s beneficiaries.
(h)ERISA Matters.
(i)To the extent applicable, the Issuer will not (A) engage or permit any of its respective ERISA Affiliates to engage in any prohibited transaction (as defined in Section 4975 of the Code and Section 406 of ERISA) for which an exemption is not available or has not previously been obtained from the U.S. Department of Labor; (B) fail to make, or permit any of the Seller, the Depositor, the initial Servicer or any of their respective ERISA Affiliates to fail to make, any payments to any Multiemployer Plan that the Issuer, the Depositor, the Seller, the initial Servicer or any of their respective ERISA Affiliates is required to make under the agreement relating to such Multiemployer Plan or any Law pertaining thereto; (C) terminate, or permit any of the Seller, the Depositor, the initial Servicer or any of their respective ERISA Affiliates to terminate, any Pension Plan so as to result in any liability to the Issuer, the initial Servicer, the Depositor, the Seller or any of their ERISA Affiliates; or (D) permit to exist any occurrence of any reportable event described in Title IV of ERISA with respect to a Pension Plan, if such prohibited transactions, failures to make payment, terminations and reportable events described in clauses (A), (B), (C) and (D) above would in the aggregate have a Material Adverse Effect.
(ii)The Issuer will not permit to exist any failure to satisfy the minimum funding standard (as described in Section 302 of ERISA and Section 412 of the Code) with respect to any Pension Plan.

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(iii)The Issuer will not cause or permit, nor permit any of its ERISA Affiliates to cause or permit, the occurrence of an ERISA Event that could result in a Material Adverse Effect or an ERISA Lien.
(i)Name; Jurisdiction of Organization. The Issuer will not change its name or its jurisdiction of organization (within the meaning of the applicable UCC) without prior written notice to the Indenture Trustee. Prior to or upon a change of its name, the Issuer will make all filings (including filings of financing statements on form UCC-1) and recordings necessary to maintain the perfection of the security interest of the Indenture Trustee in the Trust Estate pursuant to this Indenture. The Issuer further agrees that it will not become or seek to become organized under the Laws of more than one jurisdiction. In the event that the Issuer desires to so change its jurisdiction of organization or change its name, the Issuer will make any required filings and prior to actually making such change the Issuer will deliver to the Indenture Trustee (i) an Officer’s Certificate and an Opinion of Counsel confirming that all required filings have been made to continue the perfected interest of the Indenture Trustee in the Trust Estate in respect of such change and (ii) copies of all such required filings with the filing information duly noted thereon by the office in which such filings were made.
(j)Tax Matters. The Issuer will not take any action that could cause, and will not omit to take any action, which omission could cause, the Issuer to become taxable as a corporation for U.S. federal income tax purposes.
(k)Accounts. The Issuer shall not maintain any bank accounts other than the Trust Accounts; provided, however, that the Issuer may maintain a general bank account to, among other things, receive and hold funds distributed to it, and to pay ordinary-course operating expenses, as applicable. Except as set forth in the Servicing Agreement the Issuer shall not make, nor will it permit the Seller or Servicer to make, any change in its instructions to Obligors regarding payments to be made to the Servicer Account (as defined in the Servicing Agreement). The Issuer shall not add any additional Trust Accounts unless the Indenture Trustee (subject to Section 15.1 hereto) shall have consented thereto and received a copy of any documentation with respect thereto. The Issuer shall not terminate any Trust Accounts or close any Trust Accounts unless the Indenture Trustee shall have received at least thirty (30) days’ prior notice of such termination and (subject to Section 15.1 hereto) shall have consented thereto.
(l)No Claims Against Note. Subject to Applicable Law, it shall not claim any credit on, make any deduction from, or dispute the enforceability of payment of the principal or interest payable (or any other amount) in respect of the Notes or assert any claim against any present or future Purchaser, by reason of the payment of any taxes levied or assessed upon any part of the Trust Estate.
(m)Receivables.
(i)The Issuer shall not extend, amend, waive or otherwise modify (or permit the Servicer to extend, amend, waive or otherwise modify) the terms of any Receivable or permit the rescission or cancellation of any Receivable, whether for any reason relating to a negative change in the related Obligor's creditworthiness or inability to make any payment under the Receivable or otherwise, except as permitted by the Credit and Collection Policy or as otherwise permitted in the Servicing Agreement.
(ii)The Issuer shall not terminate or cancel (or permit the Servicer to terminate or cancel) any Receivable prior to the end of the term of such Receivable, except as permitted by the Credit and Collection Policy or as otherwise permitted in the Servicing Agreement.

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(iii)The Issuer shall not account for or treat (whether in the Issuer's financial statements or otherwise) the transactions contemplated by the Transfer Agreement in any manner other than as the sale, contribution or absolute assignment, of the Receivables and related assets to the Issuer, other than for income tax and consolidated accounting purposes.
Section 1.4. Further Instruments and Acts. The Issuer will execute and deliver such further instruments, furnish such other information and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.
Section 1.5. Appointment of Successor Servicer. If the Indenture Trustee has given notice of termination to the Servicer of the Servicer’s rights and powers pursuant to Section 5.1 of the Servicing Agreement, as promptly as possible thereafter, the Indenture Trustee shall (at the direction of the Required Noteholders) appoint a successor servicer in accordance with Section 6.2 of the Servicing Agreement.
Section 1.6. Perfection Representations. The parties hereto agree that the Perfection Representations shall be a part of this Indenture for all purposes.
ARTICLE 9.

RAPID AMORTIZATION EVENTS AND REMEDIES
Section 1.1. Rapid Amortization Events. If any one of the following events shall occur during the Revolving Period (each, a “Rapid Amortization Event”):
(a)the Three-Month Average Default Percentage as of the last day of any Monthly Period shall exceed 20.0%;
(b)the Three-Month Average Principal Payment Rate as of the last day of any Monthly Period shall be less than 10.0%;
(c)the occurrence of a Servicer Default or an Event of Default;
(d)either (x) a failure on the part of the Depositor duly to observe or perform any other covenants or agreements of the Depositor set forth in the Transfer Agreement or any other Transaction Document to which it is a party, or (y) a failure on the part of the Seller duly to observe or perform any other covenants or agreements of the Seller set forth in the Purchase Agreement or any other Transaction Document to which it is a party, which failure, in any such case, has a material adverse effect on the interests of the Noteholders (as reasonably determined by the Required Noteholders) and which continues unremedied for a period of thirty (30) days after the date on which the Depositor or Seller, as applicable, receives actual knowledge or written notice thereof;
(e)either (x) any representation, warranty or certification made by the Depositor in the Transfer Agreement or any other Transaction Document to which it is a party or in any certificate delivered pursuant to the Transfer Agreement shall prove to have been inaccurate when made or deemed made or (y) any representation, warranty or certification made by the Seller in the Purchase Agreement or any other Transaction Document to which it is a party or in any certificate delivered pursuant to the Purchase Agreement shall prove to have been inaccurate when made or deemed made and, in any such case, such inaccuracy has a material adverse effect on the Noteholders (as reasonably determined by the Required Noteholders) and which continues unremedied for a period of thirty (30) days after the date on which the Depositor or Seller, as applicable, receives actual knowledge or written notice thereof; or

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(f)the Seller, the Depositor, the Servicer or any of their respective Subsidiaries, individually or in the aggregate, shall fail to pay any principal of or premium or interest on any of its Indebtedness that is outstanding in a principal amount of at least $10,000,000 in the aggregate when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement, mortgage, indenture or instrument relating to such Indebtedness (whether or not such failure shall have been waived under the related agreement).
then, in the case of any event described in clause (a) through (f) above, a Rapid Amortization Event shall occur without any notice or other action on the part of the Indenture Trustee or the affected Holders immediately upon the occurrence of such event. The Required Noteholders may waive any Rapid Amortization Event and its consequences.
ARTICLE 10.

REMEDIES
Section 1.1. Events of Default. An “Event of Default”, wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
(i)default in the payment of (a) any interest or fees on the Notes on any Payment Date or (b) other than as covered by clause (ii) below, the principal of or any installment of the principal of any Notes when payable hereunder, and such default shall continue (and shall not have been waived by the Required Noteholders) for a period of three (3) Business Days after the date on which the Issuer receives actual knowledge or written notice thereof;
(ii)default in the payment of the principal of or any installment of the principal of any Notes when the same becomes due and payable on the Legal Final Payment Date;
(iii)the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuer, the Depositor, the Seller or any substantial part of the Trust Estate in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar Law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee or similar official of the Issuer or for any substantial part of the Trust Estate, or ordering the winding-up or liquidation of the Issuer’s, the Depositor’s or the Seller’s affairs, and such decree or order shall remain unstayed and in effect for a period of sixty (60) consecutive days;
(iv)the commencement by the Issuer, the Depositor or the Seller of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar Law now or hereafter in effect, or the consent by the Issuer, the Depositor or the Seller to the entry of an order for relief in an involuntary case under any such Law, or the consent by the Issuer, the Depositor or the Seller to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee or similar official of the Issuer or for any substantial part of the Trust Estate, or the making by the Issuer, the Depositor or the Seller of any general assignment for the benefit of creditors, or the failure by the Issuer, the Depositor or the Seller generally to pay its debts as such debts become due, or the taking of action by the Issuer in furtherance of any of the foregoing;

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(v)a failure on the part of the Issuer duly to observe or perform any other covenants or agreements of the Issuer set forth in this Indenture or any other Transaction Document to which it is a party, which failure, solely to the extent capable of cure, continues unremedied for a period of fifteen (15) days after the date on which the Issuer receives actual knowledge or written notice thereof;
(vi)any representation, warranty or certification made by the Issuer in this Indenture or in any certificate delivered pursuant to this Indenture or any other Transaction Document to which it is a party shall prove to have been inaccurate when made or deemed made, and, solely to the extent capable of cure, such inaccuracy continues unremedied for a period of fifteen (15) days after the date on which the Issuer receives actual knowledge or written notice thereof;
(vii)the Indenture Trustee shall cease to have a first-priority perfected security interest in all or any portion of the Trust Estate;
(viii)the Issuer shall have become subject to regulation by the Securities and Exchange Commission as an “investment company” under the Investment Company Act;
(ix)the Issuer shall become taxable as an association or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes;
(x)a lien shall be filed pursuant to Section 430 or Section 6321 of the Code with regard to the Issuer and such lien shall not have been released within thirty (30) days;
(xi)the breach of any Financial Covenant;
(xii)the occurrence of a Change in Control; or
(xiii)the Issuer shall fail to pay any principal of or premium or interest on any of its Indebtedness when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement, mortgage, indenture or instrument relating to such Indebtedness (whether or not such failure shall have been waived under the related agreement).
Section 1.2. Rights of the Indenture Trustee Upon Events of Default.
(a)If and whenever an Event of Default (other than in clause (iii) and (iv) of Section 10.1) shall have occurred and be continuing, the Indenture Trustee may, and at the written direction of the Required Noteholders shall, cause the principal amount of all Notes outstanding to be immediately due and payable at par, together with interest thereon. If an Event of Default with respect to the Issuer specified in clause (iii) or (iv) of Section 10.1 shall occur, all unpaid principal of and accrued interest on all the Notes outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Indenture Trustee or any Noteholder. If an Event of Default shall have occurred and be continuing, the Indenture Trustee may exercise from time to time any rights and remedies available to it under applicable Law and Section 10.4. Any amounts obtained by the Indenture Trustee on account of or as a result of the exercise by the Indenture Trustee of any right shall be held by the Indenture Trustee as additional collateral for the repayment of the Secured Obligations and shall be applied in accordance with Article 5 hereof.

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(b)If an Event of Default shall have occurred and be continuing, then at any time after such declaration of acceleration of maturity has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter in this Article 10 provided, the Required Noteholders, by written notice to the Issuer and the Indenture Trustee, may rescind and annul such declaration and its consequences if:
(i)the Issuer has paid to or deposited with the Indenture Trustee a sum sufficient to pay
(A)all payments of principal of and interest on all Notes and all other amounts that would then be due hereunder or upon such Notes if the Event of Default giving rise to such acceleration had not occurred; and
(B)all sums paid by the Indenture Trustee hereunder and the reasonable compensation, expenses, disbursements of the Indenture Trustee and its agents and counsel; and
(ii)all Events of Default, other than the nonpayment of the principal of the Notes that has become due solely by such acceleration, have been cured or waived as provided in Section 10.6.
No such rescission shall affect any subsequent default or impair any right consequent thereto.
(c)Additional Remedies. In addition to any rights and remedies now or hereafter granted hereunder or under applicable Law with respect to the Trust Estate, the Indenture Trustee shall have all of the rights and remedies of a secured party under the UCC as enacted in any applicable jurisdiction.
Section 1.3. Collection of Indebtedness and Suits for Enforcement by Indenture Trustee.
(a)The Issuer covenants that if (i) default is made in the payment of any interest on any Note when the same becomes due and payable, and such default continues for a period of five (5) days, or (ii) default is made in the payment of the principal of any Note when the same becomes due and payable on the Legal Final Payment Date, the Issuer will pay to it, for the benefit of the Noteholders, the whole amount then due and payable on such Notes for principal, interest and other amounts, with interest upon the overdue principal, and, to the extent payment at such rate of interest shall be legally enforceable, upon overdue installments of interest, at the Class A Note Rate and in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel.
(b)If an Event of Default occurs and is continuing, the Indenture Trustee may (in its discretion) and, at the written direction of the Required Noteholders, shall proceed to protect and enforce its rights and the rights of the Secured Parties by such appropriate Proceedings to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by Law; provided, however, that the Indenture Trustee shall sell or otherwise liquidate the Trust Estate or any portion thereof only in accordance with Section 10.4(d).
(c)In any Proceedings brought by the Indenture Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture), the Indenture

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Trustee shall be held to represent all the Secured Parties, and it shall not be necessary to make any such Person a party to any such Proceedings.
(d)In case there shall be pending, relative to the Issuer or any other obligor upon the Notes or any Person having or claiming an ownership interest in the Trust Estate, Proceedings under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or other similar Law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or Person, or in case of any other comparable judicial Proceedings relative to the Issuer or other obligor upon the Notes, or to the creditors or property of the Issuer or such other obligor, the Indenture Trustee, irrespective of whether the principal or other amount of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such Proceedings or otherwise:
(i)to file a claim or claims for the whole amount of principal, interest and other amounts owing and unpaid in respect of the Notes and to file such other papers or documents and take such actions as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence, bad faith or willful misconduct) and of the Secured Parties allowed in such Proceedings;
(ii)unless prohibited by applicable Law, to vote on behalf of the Secured Parties in any election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings;
(iii)to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Secured Parties and of the Indenture Trustee on their behalf; and
(iv)to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel) or the Secured Parties allowed in any judicial Proceedings relative to the Issuer, its creditors and its property;
and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each of such Secured Parties to make payments to the Indenture Trustee, and, in the event that the Indenture Trustee shall consent to the making of payments directly to such Secured Parties, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation, expenses, disbursements and any other amounts due the Indenture Trustee under Section 11.6 and 11.17 to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee except as a result of negligence, bad faith or willful misconduct. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel, and any other amounts due the Indenture Trustee under Section 11.6 and 11.17 out of the estate in any Proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, notes and other properties which the Secured Parties may be entitled to receive in such

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Proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.
(e)Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Secured Party any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Secured Party or to authorize the Indenture Trustee to vote in respect of the claim of any Secured Party in any such Proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.
(f)All rights of action and of asserting claims under this Indenture or under any of the Notes may be enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any Proceedings relative thereto, and any such action or Proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, shall be for the Secured Parties.
Section 1.4. Remedies. If an Event of Default shall have occurred and be continuing, the Indenture Trustee may and, at the written direction of the Required Noteholders, shall do one or more of the following:
(a)institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable under the Transaction Documents, enforce any judgment obtained, and collect from the Issuer and any other obligor under the Transaction Documents moneys adjudged due;
(b)institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Trust Estate;
(c)subject to the limitations set forth in clause (d) below, exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee and the Secured Parties; and
(d)sell the Trust Estate or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by Law; provided, however, that the Indenture Trustee may not sell or otherwise liquidate the Trust Estate following an Event of Default unless:
(i)the Holders of 100% of the outstanding Notes direct such sale and liquidation,
(ii)the proceeds of such sale or liquidation distributable to the Noteholders are sufficient to discharge in full all amounts then due and unpaid with respect to all outstanding Notes for principal and interest and any other amounts due Noteholders, or
(iii)the Indenture Trustee determines that the proceeds of the Trust Estate will not continue to provide sufficient funds for the payment of principal of and interest on all outstanding Notes as such amounts would have become due if such Notes had not been declared due and payable and the Required Noteholders direct such sale and liquidation.
In determining such sufficiency or insufficiency with respect to clauses (d)(ii) and (d)(iii), the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent

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investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Receivables in the Trust Estate for such purpose.
Section 1.5. [Reserved].
Section 1.6. Waiver of Past Events. If an Event of Default shall have occurred and be continuing, prior to the declaration of the acceleration of the maturity of the Notes as provided in Section 10.2(a), the Required Noteholders may waive any past Default or Event of Default and its consequences except a Default in payment of principal of any of the Notes. In the case of any such waiver, the Issuer, the Indenture Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.
Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.
Section 1.7. Limitation on Suits. No Noteholder have any right to institute any Proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:
(i)such Noteholder or Certificateholder previously has given written notice to the Indenture Trustee of a continuing Event of Default;
(ii)the Holders of not less than 25% of the outstanding principal amount of all Notes have made written request to the Indenture Trustee to institute such Proceeding in respect of such Event of Default in its own name as Indenture Trustee hereunder;
(iii)such Noteholder has offered and provided to the Indenture Trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in complying with such request;
(iv)the Indenture Trustee for sixty (60) days after its receipt of such notice, request and offer of indemnity has failed to institute such Proceedings; and
(v)no direction inconsistent with such written request has been given to the Indenture Trustee during such sixty (60) day period by the Required Noteholders;
it being understood and intended that no one or more Noteholder shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Noteholder or to obtain or to seek to obtain priority or preference over any other Noteholder or to enforce any right under this Indenture, except in the manner herein provided.
The Indenture Trustee may maintain a Proceeding even if it does not possess any of the Notes or does not produce any of them in the Proceeding, and any such Proceeding instituted by the Indenture Trustee shall be in its own name as trustee. All remedies are cumulative to the extent permitted by Law.
In the event the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Secured Parties, each representing less than the Required

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Noteholders, the Indenture Trustee shall proceed in accordance with the request of the greater majority of the outstanding principal amount of the Notes, as determined by reference to such requests.
Section 1.8. Unconditional Rights of Holders to Receive Payment; Withholding Taxes.
(a)Notwithstanding any other provision of this Indenture except as provided in Section 10.8(b) and (c), the right of any Noteholder to receive payment of principal, interest or other amounts, if any, on the Note, on or after the respective due dates expressed in the Note or in this Indenture (or, in the case of a Decrease, on or after the date of such Decrease), or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Noteholder.
(b)Promptly upon request, each Noteholder shall provide to the Indenture Trustee and/or the Issuer (or other person responsible for withholding of taxes, including but not limited to FATCA Withholding Tax, or delivery of information under FATCA) with the Tax Information.
(c)The Paying Agent shall (or if the Indenture Trustee is not the Paying Agent, the Indenture Trustee shall cause the Paying Agent to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent shall agree with the Indenture Trustee that such Paying Agent shall) comply with the provisions of this Indenture applicable to it, comply with all requirements of the Code with respect to the withholding from any payments to Noteholders, including FATCA Withholding Tax (including obtaining and retaining from Persons entitled to payments with respect to the Notes any Tax Information and making any withholdings with respect to the Notes as required by the Code (including FATCA) and paying over such withheld amounts to the appropriate Governmental Authority), comply with respect to any applicable reporting requirements in connection with any payments to Noteholders, and, upon request, provide any Tax Information to the Issuer.
Section 1.9. Restoration of Rights and Remedies. If any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee or to such Noteholder, then and in every such case the Issuer, the Indenture Trustee, the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Noteholders shall continue as though no such Proceeding had been instituted.
Section 1.10. [Reserved].
Section 1.11. Priorities. Following the declaration of an Event of Default or a Rapid Amortization Event pursuant to Section 9.1 or 10.2, all amounts in the Collection Account, including any money or property collected pursuant to Section 10.4 (after deducting the reasonable costs and expenses of such collection), shall be applied by the Indenture Trustee on the related Payment Date in accordance with the provisions of Article 5.
The Indenture Trustee may fix a record date and payment date for any payment to Secured Parties pursuant to this Section. At least fifteen (15) days before such record date the Issuer shall mail to each Secured Party and the Indenture Trustee a notice that states the record date, the payment date and the amount to be paid.

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Section 1.12. Undertaking for Costs. All parties to this Indenture agree, and each Secured Party shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to (a) any suit instituted by the Indenture Trustee, (b) any suit instituted by any Noteholder, or group of Noteholders, in each case holding in the aggregate more than 10% of the aggregate outstanding principal balance of the Notes on the date of the filing of such action, or (c) any suit instituted by any Noteholder for the enforcement of the payment of principal of or interest on any Note on or after the respective due dates expressed in such Note and in this Indenture (or, in the case of a Decrease, on or after the date of such Decrease).
Section 1.13. Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Indenture Trustee or to the Secured Parties is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by Law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
Section 1.14. Delay or Omission Not Waiver. No delay or omission of the Indenture Trustee or any Secured Party to exercise any right or remedy accruing upon any Default or Event of Default shall impair any such right or remedy or constitute a waiver of any such Default or Event of Default or an acquiescence therein. Every right and remedy given by this Article 10 or by Law to the Indenture Trustee or to the Secured Parties may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Secured Parties, as the case may be.
Section 1.15. Control by Noteholders. The Required Noteholders shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee with respect to the Notes or exercising any trust or power conferred on the Indenture Trustee; provided that:
(i)such direction shall not be in conflict with any Law or with this Indenture;
(ii)subject to the express terms of Section 10.4, any direction to the Indenture Trustee to sell or liquidate the Receivables shall be by the Holders of Notes representing not less than 100% of the aggregate outstanding principal balance of all the Notes;
(iii)the Indenture Trustee shall have been provided with indemnity satisfactory to it; and
(iv)the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction;
provided, however, that, subject to Section 11.1, the Indenture Trustee need not take any action that it determines might involve it in liability or might materially adversely affect the rights of any Noteholders not consenting to such action.

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Section 1.16. Waiver of Stay or Extension Laws. The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension Law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such Law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such Law had been enacted.
Section 1.17. Action on Notes. The Indenture Trustee’s right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the Lien of this Indenture nor any rights or remedies of the Indenture Trustee or the Secured Parties shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Trust Estate or upon any of the assets of the Issuer.
Section 1.18. Performance and Enforcement of Certain Obligations.
(a)The Issuer agrees to take all such lawful action as is necessary and desirable to compel or secure the performance and observance by the Seller, the Depositor, the Depositor Receivables Trustee, the Parent and the Servicer, as applicable, of each of their obligations to the Issuer under or in connection with the Transaction Documents in accordance with the terms thereof, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with the Transaction Documents, including the transmission of notices of default on the part of the Seller, the Depositor, the Depositor Receivables Trustee, the Parent or the Servicer thereunder and the institution of legal or administrative actions or Proceedings to compel or secure performance by the Seller, the Depositor, the Depositor Receivables Trustee, the Parent or the Servicer of each of their obligations under the Transaction Documents.
(b)If an Event of Default has occurred and is continuing, the Indenture Trustee may, and, at the direction (which direction shall be in writing) of the Required Noteholders shall, subject to Section 10.2(b), exercise all rights, remedies, powers, privileges and claims of the Issuer against the Seller, the Parent or the Servicer under or in connection with the Transaction Documents, including the right or power to take any action to compel or secure performance or observance by the Seller, the Parent or the Servicer of each of their obligations to the Issuer thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the Transaction Documents, and any right of the Issuer to take such action shall be suspended.
(c)The Issuer may contract with other Persons, including the Administrator, to assist it in performing its duties under this Indenture, and any performance of such duties by the Administrator or another Person identified to the Indenture Trustee in an Officer’s Certificate of the Administrator shall satisfy the obligations of the Issuer with respect thereto. Initially, the Issuer has contracted with the Administrator, and the Administrator has agreed, to the extent specified in the Trust Agreement, to assist the Issuer in performing its duties under this Indenture.
Section 1.19. Reassignment of Surplus. Promptly after termination of this Indenture and the payment in full of the Secured Obligations, any proceeds of all the Receivables and other assets in the Trust Estate received or held by the Indenture Trustee shall be turned over to the Issuer and the Receivables and other assets in the Trust Estate

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shall be released to the Issuer by the Indenture Trustee without recourse to the Indenture Trustee and without any representations, warranties or agreements of any kind.
ARTICLE 11.

THE INDENTURE TRUSTEE
Section 1.1. Duties of the Indenture Trustee.
(a)If an Event of Default has occurred and is continuing, and of which a Trust Officer of the Indenture Trustee has written notice, the Indenture Trustee shall exercise such of the rights and powers vested in it by this Indenture and any related document, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs; provided, however, that the Indenture Trustee shall have no liability in connection with any action or inaction taken, or not taken, by it upon the deemed occurrence of an Event of Default of which a Trust Officer has not received written notice; and provided, further that the preceding sentence shall not have the effect of insulating the Indenture Trustee from liability arising out of the Indenture Trustee’s negligence or willful misconduct.
(b)Except during the occurrence and continuance of an Event of Default of which a Trust Officer of the Indenture Trustee has written notice:
(i)the Indenture Trustee undertakes to perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture or any related document against the Indenture Trustee; and
(ii)in the absence of bad faith on its part, the Indenture Trustee may conclusively rely (without independent confirmation, verification, inquiry or investigation of the contents thereof), as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; provided, however, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Indenture Trustee, the Indenture Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture and, if applicable, the Transaction Documents to which the Indenture Trustee is a party, provided, further, that the Indenture Trustee shall not be responsible for the accuracy or content of any of the aforementioned documents and the Indenture Trustee shall have no obligation to verify or recompute any numeral information provided to it pursuant to the Transaction Documents.
(c)No provision of this Indenture shall be construed to relieve the Indenture Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct except that:
(i)this clause does not limit the effect of clause (b) of this Section 11.1;
(ii)the Indenture Trustee shall not be personally liable for any error of judgment made in good faith by a Trust Officer or Trust Officers of the Indenture Trustee, unless it is conclusively determined by the final judgment of a court of competent jurisdiction, no longer subject to appeal or review that the Indenture Trustee was negligent in ascertaining the pertinent facts;

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(iii)the Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to the terms of the Indenture or the Transaction Documents;
(iv)the Indenture Trustee shall not be charged with knowledge of any failure by the Servicer referred to in clauses (a)-(g) of Section 2.04 of the Servicing Agreement unless a Trust Officer of the Indenture Trustee obtains actual knowledge of such failure or the Indenture Trustee receives written notice of such failure from the Servicer or any Holders of Notes evidencing not less than 10% of the aggregate outstanding principal balance of the Notes adversely affected thereby.
(d)Notwithstanding anything to the contrary contained in this Indenture or any of the Transaction Documents, no provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights and powers, if there is reasonable ground (as determined by the Indenture Trustee in its sole discretion) for believing that the repayment of such funds or adequate indemnity against such risk is not reasonably assured to it by the security afforded to it by the terms of this Indenture.
(e)Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Article and to the provisions of the TIA (if this Indenture is required to be qualified under the TIA).
(f)The Indenture Trustee shall, and hereby agrees that it will, perform all of the obligations and duties required of it under the Servicing Agreement.
(g)Without limiting the generality of this Section 11.1 and subject to the other provisions of this Indenture, the Indenture Trustee shall have no duty (i) to see to any recording, filing or depositing of this Indenture or any agreement referred to herein, or to see to the maintenance of any such recording or filing or depositing or to any recording, refiling or redepositing of any thereof or to see to the validity, perfection, continuation, or value of any lien or security interest created herein or under any other Transaction Document, (ii) to see to the payment or discharge of any tax, assessment or other governmental Lien owing with respect to, assessed or levied against any part of the Issuer, (iii) to confirm or verify the contents of any reports or certificates delivered to the Indenture Trustee pursuant to this Indenture or the Servicing Agreement believed by the Indenture Trustee to be genuine and to have been signed or presented by the proper party or parties, (iv) to determine whether any Receivables is an Eligible Receivable or to inspect the Receivables at any time or ascertain or inquire as to the performance or observance of any of the Issuer’s, the Seller’s, the Parent’s or the Servicer’s representations, warranties or covenants under the Servicer Transaction Documents, or (v) the acquisition or maintenance of any insurance. The Indenture Trustee shall be authorized to, but shall in no event have any duty or responsibility to, file any financing or continuation statements or record any documents or instruments in any public office at any time or times or otherwise perfect or maintain any security interest in the Trust Estate.
(h)Subject to Section 11.1(d), in the event that the Paying Agent or the Transfer Agent and Registrar (if other than the Indenture Trustee) shall fail to perform any obligation, duty or agreement in the manner or on the day required to be performed by the Paying Agent or the Transfer Agent and Registrar, as the case may be, under this Indenture, the Indenture Trustee shall be obligated as soon as practicable upon written notice to a Trust Officer thereof and receipt of appropriate records and information, if any, to perform such obligation, duty or agreement in the manner so required.

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(i)No provision of this Indenture shall be construed to require the Indenture Trustee to perform, or accept any responsibility for the performance of, the obligations of the Servicer hereunder.
(j)Subject to Section 11.4, all moneys received by the Indenture Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by Law or the Transaction Documents.
(k)Except as otherwise required or permitted by the TIA (if this Indenture is required to be qualified under the TIA), nothing contained herein shall be deemed to authorize the Indenture Trustee to engage in any business operations or any activities other than those set forth in this Indenture. Specifically, the Indenture Trustee shall have no authority to engage in any business operations, acquire any assets other than those specifically included in the Trust Estate under this Indenture or otherwise vary the assets held by the Issuer. Similarly, the Indenture Trustee shall have no discretionary duties other than performing those ministerial acts set forth above necessary to accomplish the purpose of this Indenture.
(l)The Indenture Trustee shall not be required to take notice or be deemed to have notice or knowledge of any Default or Event of Default unless a Trust Officer of the Indenture Trustee shall have received written notice thereof. In the absence of receipt of such notice, the Indenture Trustee may conclusively assume that there is no Default or Event of Default.
(m)[Reserved].
(n)The Indenture Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Issuer, the Servicer and/or a specified percentage of Noteholders under circumstances in which such direction is required or permitted by the terms of this Indenture or other Transaction Document.
(o)The enumeration of any permissive right or power herein or in any other Transaction Document available to the Indenture Trustee shall not be construed to be the imposition of a duty.
(p)The Indenture Trustee shall not be liable for interest on any money received by it except as the Indenture Trustee may separately agree in writing with the Issuer.
(q)Every provision of the Indenture or any related document relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Article.
(r)The Indenture Trustee shall not be responsible for or have any liability for the collection of any Receivables or the recoverability of any amounts from an Obligor or any other Person owing any amounts as a result of any Receivables, including after any default of any Obligor or any other such Person.
Section 1.2. Rights of the Indenture Trustee. Except as otherwise provided by Section 11.1:
(a)The Indenture Trustee may conclusively rely on and shall be protected in acting upon or refraining from acting upon and in accord with, without any duty to verify the contents or recompute any calculations therein, any document (whether in its original or facsimile form), including the Monthly Servicer Report, the annual Servicer’s certificate, the

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monthly payment instructions and notification to the Indenture Trustee, the Monthly Statement, any resolution, Officer’s Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document, believed by it to be genuine and to have been signed by or presented by the proper Person. Without limiting the Indenture Trustee’s obligations to examine pursuant to Section 11.1(b)(ii), the Indenture Trustee need not investigate any fact or matter stated in the document.
(b)Before the Indenture Trustee acts or refrains from acting, the Indenture Trustee may require an Officer’s Certificate or an Opinion of Counsel or consult with counsel of its selection and the Officer’s Certificate or the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.
(c)The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, custodians and nominees and the Indenture Trustee shall not be liable for any misconduct or negligence on the part of, or for the supervision of, any such agent or attorneys, custodian or nominee so long as such agent, custodian or nominee is appointed with due care.
(d)The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture; provided, however, that the Indenture Trustee’s conduct does not constitute willful misconduct or negligence.
(e)The Indenture Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Noteholders, pursuant to the provisions of this Indenture, unless such Noteholders shall have offered to the Indenture Trustee security or indemnity satisfactory to the Indenture Trustee (in its sole discretion) against the costs, expenses (including attorneys’ fees and expenses) and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Indenture Trustee of the obligations, upon the occurrence of an Event of Default (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Indenture, and to use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
(f)The Indenture Trustee shall not be bound to make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document (including, the Monthly Servicer’s Report, the annual Servicer’s certificate, the monthly payment instructions and notification to the Indenture Trustee or the Monthly Statement), unless requested in writing so to do by the Holders of Notes evidencing not less than 25% of the aggregate outstanding principal balance of the Notes, but the Indenture Trustee may, but is not obligated to, make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Indenture Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the sole cost of the Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation; provided, however, that if the payment within a reasonable time to the Indenture Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Indenture Trustee, not assured to the Indenture Trustee by the security afforded to it by the terms of this Indenture, the Indenture Trustee may require indemnity satisfactory to it against such cost, expense or liability as a condition to so proceeding; the reasonable expense of every such examination shall be paid by

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the Person making such request, or, if paid by the Indenture Trustee, shall be reimbursed by the Person making such request.
(g)The Indenture Trustee shall have no liability for the selection of Permitted Investments and shall not be liable for any losses or liquidation penalties in connection with Permitted Investments, unless such losses or liquidation penalties were incurred through the Indenture Trustee’s own willful misconduct or negligence. The Indenture Trustee shall have no obligation to invest or reinvest any amounts except as directed by the Issuer (or the Servicer) in accordance with this Indenture. Notwithstanding the foregoing, if the Servicer is removed or replaced, the selected Permitted Investment for investment or reinvestment as provided in this Indenture shall be as in effect on the date of such removal or replacement until new directions are given by the successor Servicer.
(h)The Indenture Trustee shall not be liable for the acts or omissions of any successor to the Indenture Trustee so long as such acts or omissions were not the result of the negligence, bad faith or willful misconduct of the predecessor Indenture Trustee.
(i)The rights, privileges, protections, immunities and benefits given to the Indenture Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Indenture Trustee and the entity serving as Indenture Trustee (a) in each of its capacities hereunder and under the Transaction Documents, and to each agent, custodian and other Person employed to act hereunder or thereunder and (b) in each document to which it is a party (in any capacity) whether or not specifically set forth herein or therein; provided that the Securities Intermediary shall comply with Section 5.3.
(j)Except as may be required by Sections 11.1(b)(ii), 11.2(a) and 11.2(f), the Indenture Trustee shall not be required to make any initial or periodic examination of any documents or records related to the Trust Estate for the purpose of establishing the presence or absence of defects, the compliance by the Seller, the Parent or the Servicer with their respective representations and warranties or for any other purpose.
(k)Without limiting the Indenture Trustee’s obligation to examine pursuant to Section 11.1(b)(ii), the Indenture Trustee shall not be bound to make any investigation into (i) the performance or observance by the Issuer, any Servicer or any other Person of any of the covenants, agreements or other terms or conditions set forth in this Indenture or in any related document, (ii) the occurrence of any default, or the validity, enforceability, effectiveness or genuineness of this Indenture, any related document or any other agreement, instrument or document, (iii) the creation, perfection or priority of any Lien purported to be created by this Indenture or any related document, (iv) the value or the sufficiency of any collateral or (v) the satisfaction of any condition set forth in this Indenture or any related document, but the Indenture Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Indenture Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer or any Servicer, personally or by agent or attorney, and shall incur no liability of any kind by reason of such inquiry or investigation.
(l)In no event shall the Indenture Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit), even if the Indenture Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
(m)The Indenture Trustee may, from time to time, request that the Issuer and any other applicable party deliver a certificate (upon which the Indenture Trustee may conclusively rely) setting forth the names of individuals and/or titles of officers authorized at

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such time to take specified actions pursuant to this Indenture or any related document together with a specimen signature of such authorized officers; provided, however, that from time to time, the Issuer or such other applicable party may, by delivering to the Indenture Trustee a revised certificate, change the information previously provided by it pursuant to the Indenture, but the Indenture Trustee shall be entitled to conclusively rely on the then current certificate until receipt of a superseding certificate.
(n)The right of the Indenture Trustee to perform any discretionary act enumerated in this Indenture or any related document shall not be construed as a duty.
(o)Except for notices, reports and other documents expressly required to be furnished to the Holders by the Indenture Trustee hereunder, the Indenture Trustee shall not have any duty or responsibility to provide any Holder with any other information concerning the Issuer, the servicer or any other parties to any related documents which may come into the possession of the Indenture Trustee or any of its officers, directors, employees, agents, representatives or attorneys-in-fact.
(p)If the Indenture Trustee requests instructions from the Issuer, the Administrator or the Holders with respect to any action or omission in connection with this Indenture, the Indenture Trustee shall be entitled (without incurring any liability therefor) to refrain from taking such action and continue to refrain from acting unless and until the Indenture Trustee shall have received written instructions from the Issuer, the Administrator or the Holders, as applicable, with respect to such request.
(q)In order to comply with laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering (“Applicable Law”), the Indenture Trustee is required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the Indenture Trustee. Accordingly, each of the parties agrees to provide to the Indenture Trustee upon its request from time to time such identifying information and documentation as may be available for such party in order to enable the Indenture Trustee to comply with Applicable Law.
(r)In no event shall the Indenture Trustee be liable for any failure or delay in the performance of its obligations under this Indenture or any related documents because of circumstances beyond the Indenture Trustee’s control, including, but not limited to, a failure, termination, or suspension of a clearing house, securities depositary, settlement system or central payment system in any applicable part of the world or acts of God, flood, war (whether declared or undeclared), civil or military disturbances or hostilities, nuclear or natural catastrophes, political unrest, explosion, severe weather or accident, earthquake, terrorism, fire, riot, labor disturbances, strikes or work stoppages for any reason, embargo, government action, including any laws, ordinances, regulations or the like (whether domestic, federal, state, county or municipal or foreign) which delay, restrict or prohibit the providing of the services contemplated by this Indenture or any related documents, or the unavailability of communications or computer facilities, the failure of equipment or interruption of communications or computer facilities, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility, or any other causes beyond the Indenture Trustee’s control whether or not of the same class or kind as specified above.
(s)The Indenture Trustee shall not be liable for failing to comply with its obligations under this Indenture in so far as the performance of such obligations is dependent upon the timely receipt of instructions and/or other information from any other Person which are not received or not received by the time required.

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(t)The Indenture Trustee shall be fully justified in failing or refusing to take any action under this Indenture or any other related document if such action (A) would, in the reasonable opinion of the Indenture Trustee, in good faith (which may be based on the advice or opinion of counsel), be contrary to applicable Law, this Indenture or any other related document, or (B) is not provided for in the Indenture or any other related document.
(u)The Indenture Trustee shall not be required to take any action under this Indenture or any related document if taking such action (A) would subject the Indenture Trustee to a tax in any jurisdiction where it is not then subject to a tax, or (B) would require the Indenture Trustee to qualify to do business in any jurisdiction where it is not then so qualified.
(v)Notwithstanding anything contained in this Indenture or any other Transaction Document to the contrary, the Indenture Trustee shall be under no obligation (i) to monitor, determine or verify the unavailability or cessation of One-Month LIBOR (or other applicable benchmark interest rate), or whether or when there has occurred, or to give notice to any other Person of the occurrence of, any date on which such rate may be required to be transitioned or replaced in accordance with the terms of the Transaction Documents, applicable law or otherwise, (ii) to select, determine or designate any replacement to such rate, or other successor or replacement benchmark index, or whether any conditions to the designation of such a rate have been satisfied, (iii) to select, determine or designate any modifier to any replacement or successor index, or (iv) to determine whether or what any amendments to this Indenture or the other Transaction Documents are necessary or advisable, if any, in connection with any of the foregoing.
(w)The Indenture Trustee shall neither be responsible for, nor chargeable with, knowledge of the terms and conditions of any other agreement, instrument, or document other than this Indenture or any other Transaction Document to which it is a party, whether or not an original or a copy of such agreement has been provided to the Indenture Trustee.
(x)The Indenture Trustee shall have no obligation or duty to determine or otherwise monitor any Person’s compliance with the Credit Risk Retention Rules or any other laws, rules or regulations of any other jurisdiction related to risk retention.
Section 1.3. Indenture Trustee Not Liable for Recitals in Notes. The Indenture Trustee assumes no responsibility for the correctness of the recitals contained in this Indenture and in the Notes (other than the signature and authentication of the Indenture Trustee on the Notes). Except as set forth in Section 11.16, the Indenture Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes (other than the signature and authentication of the Indenture Trustee on the Notes) or of any asset of the Trust Estate or related document. The Indenture Trustee shall not be accountable for the use or application by the Issuer or the Seller of any of the Notes or of the proceeds of such Notes, or for the use or application of any funds paid to the Seller or to the Issuer in respect of the Trust Estate or deposited in or withdrawn from the Collection Account or the Reserve Account by the Servicer.
Section 1.4. Individual Rights of the Indenture Trustee; Multiple Capacities. The Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or an Affiliate of the Issuer with the same rights it would have if it were not Indenture Trustee. Any Paying Agent, Transfer Agent, Certificate Registrar and Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Indenture Trustee must comply with Sections 11.9 and 11.11. It is expressly acknowledged, agreed and consented to that Wilmington Trust, National Association will be acting in the capacities of Indenture Trustee, Paying Agent, Depositary Bank, Certificate Registrar and Securities Intermediary. Wilmington Trust, National

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Association may, in such multiple capacities, discharge its separate functions fully, without hindrance or regard to conflict of interest principles, duty of loyalty principles or other breach of fiduciary duties to the extent that any such conflict or breach arises from the performance by Wilmington Trust, National Association of express duties set forth in this Indenture or any other Transaction Documents in any such capacities, all of which defenses, claims or assertions are hereby expressly waived by the Issuer, the Holders and any other Person having rights pursuant hereto or thereto and to disclaim any potential liability. Notwithstanding any provision herein to the contrary, the Certificate Registrar shall be an express third-party beneficiary to this Indenture, entitled to enforce its rights hereunder as if a direct party hereto.
Section 1.5. Notice of Defaults. If a Default, Event of Default or Rapid Amortization Event occurs and is continuing and if a Trust Officer of the Indenture Trustee receives written notice or has actual knowledge thereof, the Indenture Trustee shall promptly provide each Noteholder, to the extent possible by email or facsimile, and, otherwise, by first class mail at their respective addresses appearing in the Note Register.
Section 1.6. Compensation.
(a)To the extent not otherwise paid pursuant to this Indenture, the Issuer covenants and agrees to pay to the Indenture Trustee from time to time, and the Indenture Trustee shall be entitled to receive, such compensation as the Issuer and the Indenture Trustee shall agree in writing from time to time (which compensation shall not be limited by any provision of Law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trust hereby created and in the exercise and performance of any of the powers and duties hereunder of the Indenture Trustee, and, the Issuer will pay or reimburse the Indenture Trustee (without reimbursement from the Collection Account or otherwise) all reasonable expenses, disbursements and advances (including legal fees and costs and costs of persons not regularly employed by the Indenture Trustee) incurred or made by the Indenture Trustee in accordance with any of the provisions of this Indenture except any such expense, disbursement or advance as may arise from its own willful misconduct or negligence.
(b)The obligations of the Issuer under this Section 11.6 shall survive the termination of this Indenture and the resignation or removal of the Indenture Trustee.
Section 1.7. Replacement of the Indenture Trustee.
(a)A resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee shall become effective only upon the successor Indenture Trustee’s acceptance of appointment as provided in this Section 11.7.
(b)The Indenture Trustee may, after giving sixty (60) days’ prior written notice to the Issuer and the Servicer, resign at any time and be discharged from the trust hereby created; provided, however, that no such resignation of the Indenture Trustee shall be effective until a successor trustee has assumed the obligations of the Indenture Trustee hereunder. The Issuer may remove the Indenture Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Indenture Trustee so removed and one copy to the successor trustee if:
(i)the Indenture Trustee fails to comply with Section 11.9;
(ii)a court or federal or state bank regulatory agency having jurisdiction in the premises in respect of the Indenture Trustee shall have entered a decree or order granting relief or appointing a receiver, liquidator, assignee, custodian, trustee, conservator or

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similar official for the Indenture Trustee or for any substantial part of the Indenture Trustee’s property, or ordering the winding-up or liquidation of the Indenture Trustee’s affairs;
(iii)the Indenture Trustee consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, conservator or other similar official for the Indenture Trustee or for any substantial part of the Indenture Trustee’s property, or makes any assignment for the benefit of creditors or fails generally to pay its debts as such debts become due or takes any corporate action in furtherance of any of the foregoing; or
(iv)the Indenture Trustee becomes incapable of acting.
If the Indenture Trustee resigns or is removed or if a vacancy exists in the office of the Indenture Trustee for any reason, the Issuer shall promptly appoint a successor Indenture Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning and one copy to the successor trustee.
(c)If a successor Indenture Trustee does not take office within thirty (30) days after the retiring Indenture Trustee provides written notice of its resignation or is removed, the retiring Indenture Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.
A successor Indenture Trustee shall deliver a written acceptance of its appointment to the retiring or removed Indenture Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Indenture Trustee shall become effective, and the successor Indenture Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers and duties of the Indenture Trustee under this Indenture. The successor Indenture Trustee shall mail a notice of its succession to Noteholders. The retiring Indenture Trustee shall, at the expense of the Issuer, promptly transfer to the successor Indenture Trustee all property held by it as Indenture Trustee and all documents and statements held by it hereunder; provided, however, that all sums owing to the retiring Indenture Trustee hereunder (and its agents and counsel) have been paid, and the Issuer and the predecessor Indenture Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Indenture Trustee all such rights, powers, duties and obligations. Notwithstanding replacement of the Indenture Trustee pursuant to this Section 11.7, the Issuer’s obligations under Sections 11.6 and 11.17 shall continue for the benefit of the retiring Indenture Trustee.
(d)Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee pursuant to any of the provisions of this Section 11.7 shall not become effective until acceptance of appointment by the successor Indenture Trustee pursuant to this Section 11.7 and payment of all fees and expenses owed to the retiring Indenture Trustee.
(e)No successor Indenture Trustee shall accept appointment as provided in this Section 11.7 unless at the time of such acceptance such successor Indenture Trustee shall be eligible under the provisions of Section 11.9 hereof.
Section 1.8. Successor Indenture Trustee by Merger, etc. Any Person into which the Indenture Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Indenture Trustee shall be a party, or any Person succeeding to the corporate trust business of the Indenture Trustee, shall be the successor of the Indenture Trustee hereunder, provided such Person shall be eligible under the provisions of Section 11.9 hereof, without

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the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.
In case at the time such successor or successors by merger, conversion or consolidation to the Indenture Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor Indenture Trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Indenture Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Indenture Trustee shall have.
Section 1.9. Eligibility: Disqualification. The Indenture Trustee shall at all times satisfy the requirements of TIA Section 310(a) (if this Indenture is required to be qualified under the TIA).
The Indenture Trustee hereunder shall at all times be organized and doing business under the Laws of the United States of America or any State thereof authorized under such Laws to exercise corporate trust powers, having a long-term unsecured debt rating of at least BBB- (or the equivalent thereof) by a Rating Agency, having, in the case of an entity that is subject to risk-based capital adequacy requirements, risk-based capital of at least $50,000,000 or, in the case of an entity that is not subject to risk-based capital adequacy requirements, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to Law, then for the purpose of this Section 11.9, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.
The Indenture Trustee shall comply with TIA Section 310(b), including the optional provision permitted by the second sentence of TIA Section 310(b)(9) (if this Indenture is required to be qualified under the TIA); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities of the Issuer are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.
In case at any time the Indenture Trustee shall cease to be eligible in accordance with the provisions of this Section 11.9, the Indenture Trustee shall resign immediately in the manner and with the effect specified in Section 11.7.
Section 1.10. Appointment of Co-Indenture Trustee or Separate Indenture Trustee.
(a)Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Estate may at the time be located, the Indenture Trustee shall have the power and may execute and deliver all instruments to appoint one or more persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust Estate, and to vest in such Person or Persons, in such capacity and for the benefit of the Secured Parties, such title to the Trust Estate, or any part thereof, and, subject to the other provisions of this Section 11.10 such powers, duties, obligations, rights and trusts as the Indenture Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 11.9 and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 11.7. No co-

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trustee shall be appointed without the consent of the Issuer unless such appointment is required as a matter of Law or to enable the Indenture Trustee to perform its functions hereunder. The appointment of any co-trustee or separate trustee shall not relieve the Indenture Trustee of any of its obligations hereunder.
(b)Every separate trustee and co-trustee shall, to the extent permitted by Law, be appointed and act subject to the following provisions and conditions:
(i)the Notes shall be authenticated and delivered solely by the Indenture Trustee or an authenticating agent appointed by the Indenture Trustee;
(ii)all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any Law (whether as Indenture Trustee hereunder or as successor to the Servicer under the Servicing Agreement), the Indenture Trustee shall be incompetent or unqualified to perform, such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;
(iii)no trustee hereunder shall be personally liable by reason of any act or omission of any other trustees, hereunder, including acts or omissions of predecessor or successor trustees;
(iv)the Indenture Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee; and
(v)the Indenture Trustee shall remain primarily liable for the actions of any co-trustee.
(c)Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article 11. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee and a copy thereof given to the Servicer.
(d)Any separate trustee or co-trustee may at any time constitute the Indenture Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by Law, to do any lawful act under or in respect to this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by Law, without the appointment of a new or successor Indenture Trustee.
Section 1.11. Preferential Collection of Claims Against the Issuer. The Indenture Trustee shall comply with TIA Section 311(a), excluding any creditor relationship

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listed in TIA Section 311(b) (if this Indenture is required to be qualified under the TIA). An Indenture Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated (if this Indenture is required to be qualified under the TIA).
Section 1.12. Taxes. The Indenture Trustee shall not be liable for any liabilities, costs or expenses of the Issuer or the Noteholders arising under any tax Law, including without limitation federal, state, local or foreign income or franchise taxes or any other tax imposed on or measured by income (or any interest or penalty with respect thereto or arising from a failure to comply therewith).
Section 1.13. [Reserved] .
Section 1.14. Suits for Enforcement. If an Event of Default shall occur and be continuing, the Indenture Trustee, may (but shall not be obligated to) subject to the provisions of Section 2.01 of the Servicing Agreement, proceed to protect and enforce its rights and the rights of any Secured Party under this Indenture or any other Transaction Document by a Proceeding, whether for the specific performance of any covenant or agreement contained in this Indenture or such other Transaction Document or in aid of the execution of any power granted in this Indenture or such other Transaction Document or for the enforcement of any other legal, equitable or other remedy as the Indenture Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Indenture Trustee or any Secured Party.
Section 1.15. Reports by Indenture Trustee to Holders. The Indenture Trustee shall deliver to each Noteholder such information as may be expressly required by the Code.
Section 1.16. Representations and Warranties of Indenture Trustee. The Indenture Trustee represents and warrants to the Issuer and the Secured Parties that:
(i)the Indenture Trustee is a national banking association with trust powers duly organized, validly existing and in good standing under the Laws of the United States, and is duly authorized and licensed under applicable Law to engage in the business of banking;
(ii)the Indenture Trustee has full power, authority and right to execute, deliver and perform this Indenture and to authenticate the Notes, and has taken all necessary action to authorize the execution, delivery and performance by it of this Indenture and to authenticate the Notes;
(iii)the execution and delivery by the Indenture Trustee of this Indenture and the other Transaction Documents to which it is a party, and the performance by the Indenture Trustee of its duties hereunder and thereunder, have been duly authorized by all necessary proceedings and no further governmental approvals or filings are required for the valid execution and delivery by the Indenture Trustee or the performance by the Indenture Trustee, of this Indenture and such other Transaction Documents;
(iv)the Indenture Trustee has duly executed and delivered this Indenture and each other Transaction Document to which it is a party, and each of this Indenture and each such other Transaction Document constitutes the legal, valid and binding obligation of the Indenture Trustee, enforceable against the Indenture Trustee in accordance with its respective terms, except as (i) such enforceability may be limited by bankruptcy, insolvency, reorganization and similar laws relating to or affecting the enforcement of creditors’ rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability;

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(v)without any investigation, the undersigned Responsible Officer of the Indenture Trustee has actual knowledge that the Collateral is subject to the actual or claimed interest of any Person (other than the Issuer and the Indenture Trustee); and
(vi)the Indenture Trustee meets the requirements of eligibility hereunder set forth in Section 11.9.
Section 1.17. The Issuer Indemnification of the Indenture Trustee. The Issuer shall fully indemnify, defend and hold harmless the Indenture Trustee (and any predecessor Indenture Trustee) and its directors, officers, agents and employees from and against any and all loss, liability, claim, expense, damage or injury suffered or sustained of whatever kind or nature regardless of their merit, demanded, asserted, or claimed directly or indirectly relating to any acts, omissions or alleged acts or omissions arising out of the activities of the Indenture Trustee pursuant to this Indenture and any other Transaction Document to which it is a party or any transaction contemplated hereby or thereby, including but not limited to any judgment, award, settlement, reasonable attorneys’ fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, Proceeding or claim; provided, however, that the Issuer shall not indemnify the Indenture Trustee or its directors, officers, employees or agents if such acts, omissions or alleged acts or omissions constitute negligence or willful misconduct by the Indenture Trustee. The indemnity provided herein shall (i) survive the termination of this Indenture and the resignation and removal of the Indenture Trustee, and (ii) apply to the Indenture Trustee (including (a) in its capacity as Agent and (b) Wilmington Trust, National Association, as Securities Intermediary and Depository Bank).
Section 1.18. Indenture Trustee’s Application for Instructions from the Issuer. Any application by the Indenture Trustee for written instructions from the Issuer, the Administrator or the Servicer may, at the option of the Indenture Trustee, set forth in writing any action proposed to be taken or omitted by the Indenture Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. Subject to Section 11.1, the Indenture Trustee shall not be liable for any action taken by, or omission of, the Indenture Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than thirty (30) days after the date any Responsible Officer of the Issuer, the Administrator or the Servicer actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Indenture Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.
Section 1.19. [Reserved].
Section 1.20. Maintenance of Office or Agency. The Indenture Trustee will maintain an office or offices, or agency or agencies, where notices and demands to or upon the Indenture Trustee in respect of the Notes and this Indenture may be served. The Indenture Trustee initially appoints its Corporate Trust Office as its office for such purposes. The Indenture Trustee will give prompt written notice to the Issuer, the Servicer and the Noteholders of any change in the location of the Note Register or any such office or agency.
Section 1.21. Concerning the Rights of the Indenture Trustee. The rights, privileges and immunities afforded to the Indenture Trustee in the performance of its duties under this Indenture shall apply equally to the performance by the Indenture Trustee of its duties under each other Transaction Document to which it is a party.

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Section 1.22. Direction to the Indenture Trustee. The Issuer hereby directs the Indenture Trustee to enter into the Transaction Documents.
ARTICLE 12.

DISCHARGE OF INDENTURE
Section 1.1. Satisfaction and Discharge of Indenture. This Indenture shall cease to be of further effect with respect to the Notes except as to (i) rights of Noteholders to receive payments of principal thereof and interest thereon and any other amount due to Noteholders, (ii) Sections 8.1, 11.6, 11.12, 11.17, 12.2, 12.5(b), 15.16 and 15.17, (iii) the rights, obligations under Sections 12.2 and 15.17 and immunities of the Indenture Trustee hereunder (including the rights of the Indenture Trustee under Sections 11.6 and 11.17) and (iv) the rights of Noteholders as beneficiaries hereof with respect to the property deposited with the Indenture Trustee as described below payable to all or any of them, and the Indenture Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes (and their related Secured Parties), on the Payment Date (the “Indenture Termination Date”) on which the Issuer has paid, caused to be paid or irrevocably deposited or caused to be irrevocably deposited in the Collection Account funds sufficient to pay in full all Secured Obligations, and the Issuer has delivered to the Indenture Trustee an Officer’s Certificate, an Opinion of Counsel and, if required by the TIA (if this Indenture is required to be qualified under the TIA), an Independent Certificate from a firm of certified public accountants, each meeting the applicable requirements of Section 15.1(a) and each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.
After any irrevocable deposit made pursuant to Section 12.1 and satisfaction of the other conditions set forth herein, the Indenture Trustee promptly upon request shall acknowledge in writing the discharge of the Issuer’s obligations under this Indenture except for those surviving obligations specified above.
Section 1.2. Application of Issuer Money. All moneys deposited with the Indenture Trustee pursuant to Section 12.1 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent to the Noteholder of the particular Notes for the payment or redemption of which such moneys have been deposited with the Indenture Trustee, of all sums due and to become due thereon for principal, interest and other amounts; but such moneys need not be segregated from other funds except to the extent required herein or in the other Transaction Documents or required by Law.
The provisions of this Section 12.2 shall survive the expiration or earlier termination of this Indenture.
Section 1.3. Repayment of Moneys Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all moneys then held by any Paying Agent other than the Indenture Trustee under the provisions of this Indenture with respect to such Notes shall, upon demand of the Issuer, be paid to the Indenture Trustee to be held and applied according to Section 8.1 and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.
Section 1.4. [Reserved].

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Section 1.5. Final Payment.
(a)Written notice of any termination, specifying the Payment Date upon which the Noteholders may surrender their Notes for final payment and cancellation, shall be given (subject to at least two (2) Business Days’ prior notice from the Issuer to the Indenture Trustee) by the Indenture Trustee to Noteholders mailed not later than five (5) Business Days preceding such final payment specifying (i) the Payment Date (which shall be the Payment Date in the month in which the Facility Termination Date occurs) upon which final payment of such Notes will be made upon presentation and surrender of such Notes at the office or offices therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Payment Date is not applicable, payments being made only upon presentation and surrender of the Notes at the office or offices therein specified. The Issuer’s notice to the Indenture Trustee in accordance with the preceding sentence shall be accompanied by an Officer’s Certificate of the Administrator setting forth the information specified in Article 6 of this Indenture covering the period during the then current calendar year through the date of such notice and setting forth the date of such final distribution. The Indenture Trustee shall give such notice to the Transfer Agent and the Paying Agent at the time such notice is given to such Noteholders.
(b)Notwithstanding the termination or discharge of the trust of the Indenture pursuant to Section 12.1 or the occurrence of the Facility Termination Date, all funds then on deposit in the Collection Account shall continue to be held in trust for the benefit of the Noteholders and the Paying Agent or the Indenture Trustee shall pay such funds to the Noteholders upon surrender of their Notes. In the event that all of the Noteholders shall not surrender their Notes for cancellation within six (6) months after the date specified in the above-mentioned written notice, the Indenture Trustee shall give second written notice to the remaining Noteholders upon receipt of the appropriate records from the Transfer Agent and Registrar to surrender their Notes for cancellation and receive the final distribution with respect thereto. If within one and one-half years after the second notice all the Notes shall not have been surrendered for cancellation, the Indenture Trustee may take appropriate steps or may appoint an agent to take appropriate steps, to contact the remaining Noteholders concerning surrender of their Notes, and the cost thereof shall be paid out of the funds in the Collection Account held for the benefit of such Noteholders. The Indenture Trustee and the Paying Agent shall pay to the Issuer upon request any monies held by them for the payment of principal or interest which remains unclaimed for two (2) years. After such payment to the Issuer, Noteholders entitled to the money must look to the Issuer for payment as general creditors unless an applicable abandoned property Law designates another Person.
(c)All Notes surrendered for payment of the final distribution with respect to such Notes and cancellation shall be cancelled by the Transfer Agent and Registrar and be disposed of in a manner satisfactory to the Indenture Trustee and the Issuer.
Section 1.6. Termination Rights of Issuer. Upon the termination of the Lien of the Indenture pursuant to Section 12.1, and after payment of all amounts due hereunder on or prior to such termination, the Indenture Trustee shall execute a written release and reconveyance substantially in the form of Exhibit A hereto pursuant to which it shall release the Lien of the Indenture and reconvey to the Issuer (without recourse, representation or warranty) all right, title and interest in the Trust Estate, whether then existing or thereafter created, all moneys due or to become due with respect to such Trust Estate and all proceeds of the Trust Estate, except for amounts held by the Indenture Trustee or any Paying Agent pursuant to Section 12.5(b). The Indenture Trustee shall execute and deliver such instruments of transfer and assignment, in each case without recourse, as shall be reasonably requested by the Issuer or the Servicer to vest in the Issuer all right, title and interest in the Trust Estate.

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Section 1.7. Repayment to the Issuer. The Indenture Trustee and the Paying Agent shall promptly pay to the Issuer upon written request any excess money or, pursuant to Sections 2.10 and 2.13, return any Notes held by them at any time.
ARTICLE 13.

AMENDMENTS
Section 1.1. Supplemental Indentures without Consent of the Noteholders. Without the consent of the Holders of any Notes, and, if the Servicer’s or the Administrator’s or the Calculation Agent’s rights and/or obligations are materially and adversely affected thereby, with the consent of the Servicer or the Administrator, or the Calculation Agent, as applicable, the Issuer and the Indenture Trustee, when authorized by an Issuer Order or an Administrator Order, at any time and from time to time, may enter into one or more indenture supplements or amendments hereto (which shall conform to any applicable provisions of the TIA as in force at the date of execution thereof), in form satisfactory to the Indenture Trustee for any of the following purposes:
(a)to correct or amplify the description of any property at any time subject to the Lien of this Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the Lien of this Indenture, or to subject to the Lien of this Indenture additional property;
(b)to evidence the succession, in compliance with the applicable provisions hereof, of another Person to the Issuer, and the assumption by any such successor of the covenants of the Issuer herein and in the Notes;
(c)to add to the covenants of the Issuer for the benefit of any Secured Parties or to surrender any right or power herein conferred upon the Issuer;
(d)to convey, transfer, assign, mortgage or pledge to the Indenture Trustee any property or assets as security for the Secured Obligations and to specify the terms and conditions upon which such property or assets are to be held and dealt with by the Indenture Trustee and to set forth such other provisions in respect thereof as may be required by this Indenture or as may, consistent with the provisions of this Indenture, be deemed appropriate by the Issuer and the Indenture Trustee, or to correct or amplify the description of any such property or assets at any time so mortgaged, pledged, conveyed and transferred to the Indenture Trustee;
(e)to cure any ambiguity, or correct or supplement any provision of this Indenture which may be inconsistent with any other provision of this Indenture;
(f)to make any other provisions of this Indenture with respect to matters or questions arising under this Indenture; provided, however, that such action shall not adversely affect the interests of any Holder of the Notes in any material respect without consent being provided as set forth in Section 13.2;
(g)to evidence and provide for the acceptance of appointment hereunder by a successor Indenture Trustee with respect to the Notes or to add to or change any of the provisions of this Indenture as shall be necessary and permitted to provide for or facilitate the administration of the trusts hereunder by more than one trustee pursuant to the requirements of Article 11; or

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(h)to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the TIA or under any similar federal statute hereafter enacted and to add to this Indenture such other provisions as may be expressly required by the TIA.
Upon the request of the Issuer, the Indenture Trustee shall join with the Issuer in the execution of any supplemental indenture or amendment authorized or permitted by the terms of this Indenture and shall make any further appropriate agreements and stipulations that may be therein contained, but the Indenture Trustee shall not be obligated to enter into such supplemental indenture or amendment that affects its own rights, duties or immunities under this Indenture or otherwise.
Section 1.2. Supplemental Indentures with Consent of Noteholders. The Issuer and the Indenture Trustee, when authorized by an Issuer Order or an Administrator Order, also may, with the consent of the Required Noteholders and, if the Servicer’s or the Administrator’s or the Calculation Agent’s rights and/or obligations are materially and adversely affected thereby, the Servicer or the Administrator or the Calculation Agent, as applicable, enter into one or more indenture supplements or amendments hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; provided, however, that no such indenture supplement or amendment shall, without the consent of the Required Noteholders and without the consent of the Holder of each outstanding Note affected thereby):
(i)change the date of payment of any installment of principal of or interest on, or any premium payable upon the redemption of, any Note or reduce in any manner the principal amount thereof or the interest rate thereon, modify the provisions of this Indenture relating to the application of Collections on, or the proceeds of the sale of, the Trust Estate to payment of principal of, or interest on, the Notes, or change any place of payment where, or the coin or currency in which, any Note or the interest thereon is payable;
(ii)change the Noteholder voting requirements with respect to any Transaction Document;
(iii)impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in Article 9, to the payment of any such amount due on the Notes on or after the respective due dates thereof;
(iv)reduce the percentage of the aggregate outstanding principal amount of the Notes, the consent of the Holders of which is required for any such indenture supplement or amendment, or the consent of the Holders of which is required for any waiver of compliance with any provisions of this Indenture or any defaults hereunder and their consequences provided for in this Indenture;
(v)modify or alter the provisions of this Indenture regarding the voting of Notes held by the Issuer, the Seller or an Affiliate of the foregoing;
(vi)reduce the percentage of the aggregate outstanding principal amount of the Notes, the consent of the Holders of which is required to direct the Indenture Trustee to sell or liquidate the Trust Estate pursuant to Section 10.4 if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes;

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(vii)modify any provision of this Section 13.2, except to increase any percentage specified herein or to provide that certain additional provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby;
(viii)modify any of the provisions of this Indenture in such manner as to affect in any material respect the calculation of the amount of any payment of interest or principal due on any Note on any Payment Date (including the calculation of any of the individual components of such calculation), to alter the application of Collections or to affect the rights of the Holders of Notes to the benefit of any provisions for the mandatory redemption of the Notes contained in this Indenture; or
(ix)permit the creation of any Lien ranking prior to or on a parity with the Lien of this Indenture with respect to any part of the Trust Estate for the Notes (except for Permitted Encumbrances described in clause (a) of the definition thereof) or, except as otherwise permitted or contemplated in this Indenture, terminate the Lien of this Indenture on any such collateral at any time subject hereto or deprive any Secured Party of the security provided by the Lien of this Indenture;
provided, further, that no amendment will be permitted if it would cause any Noteholder to recognize gain or loss for U.S. federal income tax purposes, unless such Noteholder’s consent is obtained as described above.
The Indenture Trustee may, but shall not be obligated to, enter into any such amendment or supplement that affects the Indenture Trustee’s rights, duties or immunities under this Indenture or otherwise.
It shall not be necessary for any consent of Noteholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.
The manner of obtaining such consents and of evidencing the authorization of the execution thereof by any Noteholders shall be subject to such reasonable requirements as the Indenture Trustee may prescribe.
Promptly after the execution by the Issuer and the Indenture Trustee of any supplemental indenture or amendment to this Indenture pursuant to this Section, the Indenture Trustee shall mail to each Holder of the Notes and the Servicer a copy of such supplemental indenture or amendment. Any failure of the Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or amendment.
Section 1.3. Execution of Supplemental Indentures. In executing any amendment or supplemental indenture permitted by this Article 13 or the modifications thereby of the trust created by this Indenture, the Indenture Trustee shall be entitled to receive, and subject to Section 11.1, shall be fully protected in relying upon, an Officer’s Certificate of the Administrator and an Opinion of Counsel stating that the execution of such amendment or supplemental indenture is authorized, permitted or not prohibited (as the case may be) by this Indenture and all conditions precedent to the execution of such amendment or supplemental indenture have been satisfied. Such Opinion of Counsel may be subject to reasonable qualifications and assumptions of fact. The Indenture Trustee may, but shall not be obligated to, enter into any such amendment or supplemental indenture that affects the Indenture Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise. No amendment or supplemental indenture may adversely affect the rights,

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duties, immunities, protections or indemnification rights of any Agent, the Certificate Registrar, the Depositary Bank or the Securities Intermediary without its written consent.
Section 1.4. Effect of Supplemental Indenture. Upon the execution of any amendment or supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith with respect to the Notes affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Issuer and the Holders of the Notes shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such amendment or supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.
Section 1.5. Conformity With TIA. Every amendment of this Indenture and every supplemental indenture executed pursuant to this Article 13 shall conform to the requirements of the TIA as then in effect so long as this Indenture shall then be required to be qualified under the TIA.
Section 1.6. [Reserved] .
Section 1.7. [Reserved].
Section 1.8. Revocation and Effect of Consents. Until an amendment, supplemental indenture or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to such Holder’s Note or portion of a Note if the Indenture Trustee receives written notice of revocation before the date the amendment, supplemental indenture or waiver becomes effective. An amendment, supplemental indenture or waiver becomes effective in accordance with its terms and thereafter binds every Holder. The Issuer may fix a record date for determining which Holders must consent to such amendment, supplemental indenture or waiver.
Section 1.9. Notation on or Exchange of Notes Following Amendment. The Indenture Trustee may place an appropriate notation about an amendment, supplemental indenture or waiver on any Note thereafter authenticated. If the Issuer shall so determine, new Notes so modified as to conform to any such amendment, supplemental indenture or waiver may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee (upon receipt of an Issuer Order or an Administrator Order) in exchange for outstanding Notes. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplemental indenture or waiver.
Section 1.10. The Indenture Trustee to Sign Amendments, etc. The Indenture Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article 13 if the amendment or supplemental indenture does not adversely affect in any material respect the rights, duties, liabilities or immunities of the Indenture Trustee. If any amendment or supplemental indenture does have such a materially adverse effect, the Indenture Trustee may, but need not, sign it. In signing such amendment or supplemental indenture, the Indenture Trustee shall be entitled to receive, if requested, an indemnity reasonably satisfactory to it and to receive and, subject to Section 11.1, shall be fully protected in relying upon, an Officer’s Certificate of the Administrator and an Opinion of Counsel as conclusive evidence that such amendment or supplemental indenture is authorized, permitted or not prohibited (as the case may be) by this Indenture and that it will be valid and binding upon the Issuer in accordance with its terms and all conditions

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precedent to the execution of such amendment or supplemental indenture have been satisfied.
ARTICLE 14.

[RESERVED]
ARTICLE 15.

MISCELLANEOUS
Section 1.1. Compliance Certificates and Opinions, etc.
(a)Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Indenture Trustee if requested thereby (i) an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, (ii) an Opinion of Counsel (subject to reasonable assumptions and qualifications) stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with and (iii) (if this Indenture is required to be qualified under the TIA) an Independent Certificate from a firm of certified public accountants meeting the applicable requirements of this Section, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.
To the extent that this Indenture is required to be qualified under the TIA, every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:
(i)a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;
(ii)a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(iii)a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and
(iv)a statement as to whether, in the opinion of each such signatory such condition or covenant has been complied with.
Section 1.2. Form of Documents Delivered to Indenture Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

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Any certificate or opinion of a Responsible Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his or her certificate or opinion is based are erroneous. Any such certificate of a Responsible Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Servicer, the Seller, the Administrator or the Issuer, stating that the information with respect to such factual matters is in the possession of or known to the Servicer, the Seller, the Administrator or the Issuer, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.
Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.
Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer’s compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee’s right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article 10.
Section 1.3. Acts of Noteholders.
(a)Wherever in this Indenture a provision is made that an action may be taken or a notice, demand or instruction given by Noteholders, such action, notice or instruction may be taken or given by any Noteholder, unless such provision requires a specific percentage of Noteholders. Notwithstanding anything in this Indenture to the contrary, so long as any other Person is a Noteholder, none of the Seller, the Issuer or any Affiliate controlled by Oportun or controlling Oportun shall have any right to vote with respect to any Note.
(b)Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 11.1) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section.
(c)The fact and date of the execution by any Person of any such instrument or writing may be proved in any customary manner of the Indenture Trustee.
(d)The ownership of Notes shall be proved by the Note Register.

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(e)Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any such Notes shall bind such Noteholder and the Holder of every Note and every subsequent Holder of such Notes issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee, the Servicer or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.
Section 1.4. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at, sent by facsimile to, sent by courier (overnight or hand-delivered) at or mailed by certified or registered mail, return receipt requested, to (a) in the case of the Issuer, to c/o Wilmington Savings Fund Society, FSB, 500 Delaware Avenue, 11th Floor, Wilmington, Delaware 19801 Attention: Oportun CCW Trust, with a copy to the Administrator, to 2 Circle Star Way, San Carlos, California 94070, Attention: Secretary, (b) in the case of the Servicer, to 2 Circle Star Way, San Carlos, California 94070, Attention: General Counsel and (c) in the case of the Indenture Trustee, to the Corporate Trust Office. Unless expressly provided herein, any notice required or permitted to be mailed to a Noteholder shall be given by first class mail, postage prepaid, at the address of such Noteholder as shown in the Note Register. Any notice so mailed within the time prescribed in this Indenture shall be conclusively presumed to have been duly given, whether or not the Noteholder receives such notice.
The Issuer or the Indenture Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications; provided, however, the Issuer may not at any time designate more than a total of three (3) addresses to which notices must be sent in order to be effective.
Any notice (i) given in person shall be deemed delivered on the date of delivery of such notice, (ii) given by first class mail shall be deemed given five (5) days after the date that such notice is mailed, (iii) delivered by telex or telecopier shall be deemed given on the date of confirmation of the delivery of such notice by e-mail or telephone, and (iv) delivered by overnight air courier shall be deemed delivered one (1) Business Day after the date that such notice is delivered to such overnight courier.
Notwithstanding any provisions of this Indenture to the contrary, the Indenture Trustee shall have no liability based upon or arising from the failure to receive any notice required by or relating to this Indenture or the Notes.
If the Issuer mails a notice or communication to Noteholders, it shall mail a copy to the Indenture Trustee at the same time.
Section 1.5. Notices to Noteholders: Waiver. Where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given if sent in accordance with Section 15.4 hereof. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given.
Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

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In case, by reason of the suspension of regular mail service, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.
Section 1.6. Alternate Payment and Notice Provisions. Notwithstanding any provision of this Indenture or any of the Notes to the contrary, the Indenture Trustee on behalf of the Issuer may enter into any agreement with any Holder of a Note providing for a method of payment, or notice by the Indenture Trustee or any Paying Agent to such Holder, that is different from the methods provided for in this Indenture for such payments or notices, provided that such methods are consented to by the Issuer (which consent shall not be unreasonably withheld). The Indenture Trustee will cause payments to be made and notices to be given in accordance with such agreements.
Section 1.7. Conflict with TIA. If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Indenture by any of the provisions of the TIA, such required provision shall control (if this Indenture is required to be qualified under the TIA).
The provisions of TIA Sections 310 through 317 that impose duties on any Person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein (if this Indenture is required to be qualified under the TIA). Notwithstanding the foregoing, and regardless of whether the Indenture is required to be qualified under the TIA, the provisions of Section 316(a)(1) of the TIA shall be excluded from this Indenture.
Section 1.8. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents and Cross-Reference Table are for convenience of reference only, are not to be considered a part hereof, and shall not affect the meaning or construction hereof.
Section 1.9. Successors and Assigns. All covenants and agreements in this Indenture and the Notes by the Issuer shall bind its successors and assigns, whether so expressed or not. All agreements of the Indenture Trustee in this Indenture shall bind its successors.
Section 1.10. Separability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Indenture or Notes shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Indenture and shall in no way affect the validity or enforceability of the other provisions of this Indenture or of the Notes or rights of the Holders thereof.
Section 1.11. Benefits of Indenture. Except as set forth in this Indenture, nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Secured Parties, any benefit or any legal or equitable right, remedy or claim under the Indenture.
Section 1.12. Legal Holidays. In any case where the date on which any payment is due to any Secured Party shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) any such payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

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Section 1.13. GOVERNING LAW; JURISDICTION. THIS INDENTURE AND THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS. EACH OF THE PARTIES TO THIS INDENTURE AND EACH SECURED PARTY HEREBY AGREES TO THE NON-EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY APPELLATE COURT HAVING JURISDICTION TO REVIEW THE JUDGMENT THEREOF. EACH OF THE PARTIES AND EACH SECURED PARTY HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.
Section 1.14. Counterparts; Electronic Execution. This Indenture may be executed in any number of counterparts, and by different parties on separate counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Each of the parties hereto agrees that the transaction consisting of this Indenture may be conducted by electronic means. Each party agrees, and acknowledges that it is such party’s intent, that if such party signs this Indenture using an electronic signature, it is signing, adopting, and accepting this Indenture and that signing this Indenture using an electronic signature is the legal equivalent of having placed its handwritten signature on this Indenture on paper. Each party acknowledges that it is being provided with an electronic or paper copy of this Indenture in a usable format.
Section 1.15. Recording of Indenture. If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuer and at its expense accompanied by an Opinion of Counsel (which may be counsel to the Indenture Trustee or any other counsel reasonably acceptable to the Indenture Trustee) to the effect that such recording is necessary either for the protection of the Noteholders, the Certificateholders or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee under this Indenture.
Section 1.16. Issuer Obligation. Neither any trustee nor any Beneficiary of the Issuer nor any of their respective officers, directors, employers or agents will have any liability with respect to this Indenture, and no recourse may be had solely to the assets of the Issuer respect thereto. In addition, no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Depositor Receivables Trustee for the benefit of the Depositor, the Owner Trustee or the Indenture Trustee on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) any assets of the Issuer other than the Trust Estate, (ii) the Seller, the Servicer, the Administrator, the Depositor Receivables Trustee for the benefit of the Depositor, the Owner Trustee or the Indenture Trustee in their respective individual capacities, (iii) any Beneficiary or (iv) any partner, owner, incorporator, member, manager, beneficiary, beneficial owner, agent, officer, director, employee, shareholder or agent of the Issuer, any Beneficiary, the Seller, the Administrator, the Depositor Receivables Trustee, the Owner Trustee, the Servicer or the Indenture Trustee, except (x) as any such Person may have expressly agreed and (y) nothing in this Section shall relieve the Seller or the Servicer from its own obligations under the terms of any Servicer Transaction Document. Nothing in this Section 15.16 shall be construed to limit the Indenture Trustee from exercising its rights hereunder with respect to the Trust Estate.

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Section 1.17. No Bankruptcy Petition Against the Issuer. Each of the Secured Parties and the Indenture Trustee by entering into the Indenture or any Note Purchase Agreement, and in the case of a Noteholder, by accepting a Note, hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of the latest maturing Note and the termination of the Indenture, it will not institute against, or join with any other Person in instituting against, the Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation Proceedings, or other Proceedings, under any United States federal or state bankruptcy or similar Law in connection with any obligations relating to the Notes, the Indenture or any of the Transaction Documents. The provisions of this Section 15.17 shall survive the termination of this Indenture, and the resignation or removal of the Indenture Trustee. Nothing contained herein shall preclude participation by any Secured Party or the Indenture Trustee in the assertion or defense of its claims in any such Proceeding involving the Issuer.
Section 1.18. No Joint Venture. Nothing herein contained shall be deemed or construed to create a co-partnership or joint venture between the parties hereto and the services of the Servicer shall be rendered as an independent contractor and not as agent for the Indenture Trustee or the Issuer.
Section 1.19. Rule 144A Information. For so long as any of the Notes are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Issuer agrees to reasonably cooperate to provide to any Noteholders and to any prospective purchaser of Notes designated by such Noteholder upon the request of such Noteholder or prospective purchaser, any information required to be provided to such holder or prospective purchaser to satisfy the condition set forth in Rule 144A(d)(4) under the Securities Act if at the time of the request the Issuer is not a reporting company under Section 13 or Section 15(d) of the Exchange Act and the Servicer agrees to reasonably cooperate with the Issuer and the Indenture Trustee in connection with the foregoing.
Section 1.20. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Indenture Trustee or any Secured Party, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by Law.
Section 1.21. Third-Party Beneficiaries. This Indenture will inure to the benefit of and be binding upon the parties hereto, the Secured Parties, and their respective successors and permitted assigns. Except as otherwise provided in this Article 15, no other Person will have any right or obligation hereunder.
Section 1.22. Merger and Integration. Except as specifically stated otherwise herein, this Indenture sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Indenture.
Section 1.23. Rules by the Indenture Trustee. The Indenture Trustee may make reasonable rules for action by or at a meeting of any Secured Parties.
Section 1.24. Duplicate Originals. The parties may sign any number of copies of this Indenture. One signed copy is enough to prove this Indenture.
Section 1.25. Waiver of Trial by Jury. To the extent permitted by applicable Law, each of the Secured Parties irrevocably waives all right of trial by jury in any action or

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Proceeding arising out of or in connection with this Indenture or the Transaction Documents or any matter arising hereunder or thereunder.
Section 1.26. No Impairment. Except for actions expressly authorized by this Indenture, the Indenture Trustee shall take no action reasonably likely to impair the interests of the Issuer in any asset of the Trust Estate now existing or hereafter created or to impair the value of any asset of the Trust Estate now existing or hereafter created.
Section 1.27. Owner Trustee Limitation of Liability. It is expressly understood and agreed by the parties hereto that (i) this Indenture is executed and delivered by Wilmington Savings Fund Society, FSB , not individually or personally but solely as Owner Trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it, (ii) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by the Owner Trustee but made and intended for the purpose of binding only the Issuer, (iii) nothing herein contained shall be construed as creating any liability on the Owner Trustee, individually or personally, to perform any covenants, either expressed or implied, contained herein, all personal liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto, (iv) the Owner Trustee has made no investigation as to the accuracy or completeness of any representations and warranties made by the Issuer in this Indenture and (v) under no circumstances shall the Owner Trustee be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Indenture or any other related document.

[THIS SPACE LEFT INTENTIONALLY BLANK]
IN WITNESS WHEREOF, the Indenture Trustee, the Issuer, the Securities Intermediary and the Depositary Bank have caused this Indenture to be duly executed by their respective duly authorized officers as of the day and year first written above.
OPORTUN CCW TRUST,
as Issuer

By:     Wilmington Savings Fund Society, FSB , not in its individual capacity, but solely as Owner Trustee of the Issuer

By: /s/ Devon C. A. Reverdito
Name: Devon C. A. Reverdito
Title: Vice President

WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Indenture Trustee

By: /s/ Drew Davis
Name: Drew Davis
Title: Vice President

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WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Securities Intermediary

By: /s/ Drew Davis
Name: Drew Davis
Title: Vice President

WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Depositary Bank

By: /s/ Drew Davis
Name: Drew Davis
Title: Vice President

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